Exhibit 10.1


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                         THIRD AMENDED AND RESTATED
                              CREDIT AGREEMENT




                                by and among



                         CONSOLTEX HOLDINGS, INC.,
                              CONSOLTEX INC.,
                      CONSOLTEX MEXICO, S.A. de C.V.,
                           CONSOLTEX (USA) INC.,
                       CONSOLTEX INTERNATIONAL INC.,
                   LINQ INDUSTRIAL FABRICS II, INC., and
                           RAFYTEK, S.A. de C.V.,
                               as Borrowers,


                          NATIONAL BANK OF CANADA
                                    and
                           BANK OF AMERICA, N.A.
                         as Agents and as Lenders,

                                    and

                       BANC OF AMERICA SECURITIES LLC
                   as Lead Arranger and Lead Book Manager

                                    and

                 THE LENDERS PARTY HERETO FROM TIME TO TIME

                              January 24, 2002


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

                             TABLE OF CONTENTS
                                                                                                          Page

                                 ARTICLE I

               Amendment, Restatement, Definitions and Terms

1.1      Amendment and Restatement................................................................................2
1.2      Definitions..............................................................................................3
1.3      Rules of Interpretation.................................................................................55

                                 ARTICLE II

                           The Credit Facilities

2.1      Term Loan...............................................................................................58
2.2      Revolving Loans.........................................................................................61
2.3      Use of Proceeds.........................................................................................66
2.4      Notes...................................................................................................66
2.5      Canadian Swing Line.....................................................................................66

                                ARTICLE III

                             Letters of Credit

3.1      Letters of Credit.......................................................................................69
3.2      Reimbursement and Participations........................................................................69

                                 ARTICLE IV

                      Bankers' Acceptances, Eurodollar Funding, Fees, and Payment Conventions

4.1.     Bankers' Acceptances....................................................................................74
4.2      Interest Rate Options...................................................................................76
4.3      Conversions and Elections of Subsequent Interest Periods................................................77
4.4      Payment of Interest.....................................................................................78
4.5      Prepayments of Eurodollar Rate Loans and Bankers' Acceptances...........................................79
4.6      Manner of Payment.......................................................................................79
4.7      Fees....................................................................................................80
4.8      Pro Rata Payments.......................................................................................81
4.9      Computation of Rates and Fees...........................................................................82
4.10     Deficiency Advances; Failure to Purchase Participations.................................................82
4.11     Intraday Funding........................................................................................83
4.12     Risk Participation among Lenders........................................................................84
4.13.    Utilization of Canadian Dollars.........................................................................85

                                 ARTICLE V

                                  Security

5.1      Security................................................................................................89
5.2      Further Assurances......................................................................................90
5.3      Information Regarding Collateral........................................................................90
5.4.     Lock Boxes and Lock Box Accounts........................................................................91
5.5      Deposit Accounts........................................................................................91
5.6      Power of Attorney of Canadian Agent and Canadian Collateral Trustee.....................................92
5.7      Mexican Collateral......................................................................................92

                                 ARTICLE VI

                          Change in Circumstances

6.1      Increased Cost and Reduced Return.......................................................................94
6.2      Limitation on Types of Loans............................................................................96
6.3      Illegality..............................................................................................96
6.4      Treatment of Affected Loans.............................................................................96
6.5      Compensation............................................................................................97
6.6      Taxes...................................................................................................97

                                ARTICLE VII

          Conditions to Making Loans and Issuing Letters of Credit

7.1      Conditions of Closing and the Additional Advance of the US Term Loan...................................100
7.2      Conditions of Revolving Loans and Letter of Credit.....................................................105
7.3      Post-Closing...........................................................................................106

                                ARTICLE VIII

                       Representations and Warranties

8.1      Organization and Authority.............................................................................107
8.2      Loan Documents.........................................................................................107
8.3      Solvency...............................................................................................108
8.4      Subsidiaries and Stockholders..........................................................................108
8.5      Ownership Interests....................................................................................108
8.6      Financial Condition....................................................................................108
8.7      Title to Properties....................................................................................109
8.8      Taxes..................................................................................................109
8.9      Other Agreements.......................................................................................110
8.10     Litigation.............................................................................................110
8.11     Margin Stock...........................................................................................110
8.12     Regulated Company......................................................................................110
8.13     Patents, Etc...........................................................................................110
8.14     No Untrue Statement....................................................................................111
8.15     No Consents, Etc.......................................................................................111
8.16     Employee Benefit Plans.................................................................................111
8.17     No Default.............................................................................................113
8.18     Environmental Laws.....................................................................................113
8.19     Employment Matters.....................................................................................113
8.20     RICO...................................................................................................114
8.21     Assets of Consoltex Holdings...........................................................................114
8.22.    Lock Box Accounts......................................................................................114
8.23     Perfected Security Interests...........................................................................114
8.24     Fee Limitation Agreement...............................................................................114
8.25     Subordinated Note Lockup Agreements....................................................................114

                                 ARTICLE IX

                           Affirmative Covenants

9.1      Financial Reports, Etc.................................................................................115
9.2      Maintain Properties....................................................................................119
9.3      Existence, Qualification, Etc..........................................................................120
9.4      Regulations and Taxes..................................................................................120
9.5      Insurance..............................................................................................120
9.6      True Books.............................................................................................121
9.7      Right of Inspection....................................................................................121
9.8      Observe all Laws.......................................................................................122
9.9      Governmental Licenses..................................................................................122
9.10     Covenants Extending to Other Persons...................................................................122
9.11     Officer's Knowledge of Default.........................................................................122
9.12     Suits or Other Proceedings.............................................................................123
9.13     Notice of Environmental Complaint or Condition.........................................................123
9.14     Environmental Compliance...............................................................................123
9.15     Indemnification........................................................................................123
9.16     Further Assurances.....................................................................................124
9.17     Employee Benefit Plans.................................................................................124
9.18     Continued Operations...................................................................................125
9.19.    Lease Purchase Agreement...............................................................................126
9.20     Lock Boxes and Lock Box Accounts.......................................................................126
9.21     Payment of FIBC Holdback Amount........................................................................126
9.22     Consummation of the Subordinated Note Exchange.........................................................127
9.23     Waivers of Lien Rights.................................................................................127
9.24     Non-Exchanged Subordinated Notes.......................................................................127

                                 ARTICLE X

                             Negative Covenants

10.1     Financial Covenants....................................................................................128
10.2     Acquisitions...........................................................................................129
10.3     Capital Expenditures...................................................................................129
10.4     Liens..................................................................................................129
10.5     Indebtedness...........................................................................................131
10.6     Transfer of Assets.....................................................................................133
10.7     Investments............................................................................................134
10.8     Merger or Consolidation................................................................................135
10.9     Restricted Payments....................................................................................135
10.10    Transactions with Affiliates...........................................................................136
10.11    Compliance with ERISA, the Code, Foreign Benefit Laws, Mexican Benefit Law and Canadian Benefit Law....136
10.12    Fiscal Year............................................................................................137
10.13    Dissolution, etc.......................................................................................137
10.14    Limitations on Sales and Leasebacks....................................................................138
10.15    Change in Control......................................................................................138
10.16    Rate Hedging Obligations...............................................................................138
10.17    Negative Pledge Clauses................................................................................138
10.18    Compensation; Reimbursement of Expenses................................................................138
10.19    Change in Accountants..................................................................................138
10.20    Prepayments, Etc. of Indebtedness......................................................................138
10.21.   Subordinated Debt......................................................................................139
10.22.   PIK Notes..............................................................................................139
10.23    Fee Limitation Agreement...............................................................................140
10.24.   Consoltex Holdings.....................................................................................140
10.25    Limitations on Upstreaming.............................................................................140
10.26    Limitations on Deposit Accounts........................................................................140
10.27    Limitations on Subsidiaries............................................................................140
10.28.   AIP PIK Notes..........................................................................................140
10.29.   Payment Deferral Arrangements..........................................................................141
10.30.   Tennessee Assets.......................................................................................141
10.31.   Subordinated Note Lockup Agreements....................................................................141
10.32.   FIBC Escrow Agreement..................................................................................141

                                 ARTICLE XI

                     Events of Default and Acceleration

11.1     Events of Default......................................................................................142
11.2     Agents to Act..........................................................................................145
11.3     Cumulative Rights......................................................................................145
11.4     No Waiver..............................................................................................146
11.5     Allocation of Proceeds.................................................................................146

                                ARTICLE XII

                                 The Agent

12.1     Appointment, Powers, and Immunities....................................................................148
12.2     Reliance by Agents.....................................................................................148
12.3     Defaults...............................................................................................149
12.4     Rights as Lender.......................................................................................149
12.5     Indemnification........................................................................................150
12.6     Non-Reliance on Agent and Other Lenders................................................................150
12.7     Resignation of Agent...................................................................................150

                                ARTICLE XIII

                               Miscellaneous

13.1     Assignments and Participations.........................................................................152
13.2     Notices................................................................................................154
13.3     Right of Set-off; Adjustments..........................................................................157
13.4     Survival...............................................................................................157
13.5     Expenses...............................................................................................157
13.6     Amendments and Waivers.................................................................................158
13.7     Counterparts; Facsimile Signatures.....................................................................159
13.8     Termination............................................................................................159
13.9     Indemnification; Limitation of Liability...............................................................159
13.10    Severability...........................................................................................160
13.11    Entire Agreement.......................................................................................160
13.12    Agreement Controls.....................................................................................161
13.13    Usury Savings Clause...................................................................................161
13.14    Governing Law; Waiver of Jury Trial....................................................................161
13.15    Confidentiality........................................................................................163
13.16    Events of Default......................................................................................163
13.17    Credit Agreement.......................................................................................163
13.18    Reaffirmation of Guarantors............................................................................163
13.19    Consoltex International Reincorporation................................................................163


EXHIBIT A:          Applicable Commitment Percentages...........................................................A-1
EXHIBIT B:          Form of Assignment and Acceptance...........................................................B-1
EXHIBIT C:          Notice of Appointment (or Revocation) of Authorized Representative..........................C-1
EXHIBIT D:          Form of Borrowing Base Certificate..........................................................D-1
EXHIBIT E:          Form of Borrowing Notice....................................................................E-1
EXHIBIT F:          Form of Interest Rate Selection Notice......................................................F-1
EXHIBIT G-1:        Form of Revolving Note....................................................................G-1-1
EXHIBIT G-2:        Form of Term Note.........................................................................G-2-1
EXHIBIT H:          Form of Fourth Amendment to Mortgage........................................................H-1
EXHIBIT I-1:        Form of Opinion of Kirkland & Ellis.......................................................I-1-1
EXHIBIT I-2:        Form of Opinion of Young, Clement, Rivers & Tisdale, LLP..................................I-2-1
EXHIBIT I-3:        Form of Opinion of Stewart McKelvey Stirling Scales.......................................I-3-1
EXHIBIT I-4:        Form of Opinion of Brown Rudnick Freed & Gesmer...........................................I-4-1
EXHIBIT I-5:        Form of Opinion of Ritch, Heather y Mueller, S.C..........................................I-5-1
EXHIBIT J:          Form of Compliance Certificate..............................................................J-1
EXHIBIT K:          Form of Waiver of Lien Rights...............................................................K-1
EXHIBIT L:          Form of Excess Cash Flow Certificate........................................................L-1

Schedule 5.3:            Information Regarding Collateral.......................................................S-1
Schedule 5.4:            Lock Box and Cash Collateral Accounts..................................................S-2
Schedule 5.5:            Deposit Accounts ......................................................................S-3
Schedule 8.4:            Subsidiaries and Investments in Other Persons .........................................S-4
Schedule 8.6:            Indebtedness ..........................................................................S-5
Schedule 8.7:            Liens .................................................................................S-6
Schedule 8.8:            Tax Matters ...........................................................................S-7
Schedule 8.10:           Litigation ............................................................................S-8
Schedule 8.13:           Intellectual Property .................................................................S-9
Schedule 8.16:           Pension Plans ........................................................................S-10
Schedule 8.16(e):        Unfunded Employment Benefit Plans.....................................................S-11
Schedule 8.19:           Employment Matters ..................................................................S-12




                 THIRD AMENDED & RESTATED CREDIT AGREEMENT


         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 24, 2002 (as amended, restated, supplemented, amended and restated or otherwise modified, and as in effect from time to time, the "Agreement"), is made by and among each of CONSOLTEX HOLDINGS, INC., a Delaware corporation having its principal place of business on the date hereof in New York, New York, U.S.A., ("Consoltex Holdings"), CONSOLTEX INC., a corporation incorporated under the laws of New Brunswick, Canada, having its principal place of business on the date hereof in Ville Saint-Laurent, Quebec, Canada ("Consoltex"), CONSOLTEX (USA) INC., a New York corporation having its principal place of business on the date hereof in New York, New York, U.S.A. ("Consoltex USA"), CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), a Rhode Island corporation having its principal place of business on the date hereof in New York, New York, U.S.A. ("Consoltex International"), LINQ INDUSTRIAL FABRICS II, INC., a Delaware corporation having its principal place of business on the date hereof in Summerville, South Carolina, U.S.A. ("LINQ"), CONSOLTEX MEXICO, S.A. DE C.V., a Mexican corporation having its principal place of business on the date hereof in Mexico City, Mexico ("Consoltex Mexico"), and RAFYTEK, S.A. DE C.V., a Mexican corporation having its principal place of business on the date hereof in Mexico City, Mexico ("Rafytek") (Consoltex Holdings, Consoltex, Consoltex USA, Consoltex International, LINQ, Consoltex Mexico and Rafytek are collectively referred to herein as the "Borrowers" and individually referred to as a "Borrower");

RAFYTICA, S.A., a Costa Rican corporation having its principal place of business on the date hereof in San Jose, Costa Rica ("Rafytica"), ROYALTON MEXICANA, S.A. DE C.V., a Mexican corporation having its principal place of business on the date hereof in Naucalpan de Juarez, Mexico ("Royalton"), and ROYALTON DE MEXICO S.A. DE C.V., a Mexican corporation having its principal place of business on the date hereof in Mexico City, Mexico ("New Royalton");

NATIONAL BANK OF CANADA, a bank governed by the Bank Act (Canada) (the "Bank Act"), having its head office in Montreal, Quebec, Canada, in its capacity as a Lender ("NBC"), BANK OF AMERICA, N.A., successor in interest to NationsBank, National Association, a national banking association organized and existing under the laws of the United States, having its principal office in Charlotte, North Carolina, U.S.A., in its capacity as a Lender ("Bank of America"), and EACH OTHER FINANCIAL INSTITUTION EXECUTING AND DELIVERING A SIGNATURE PAGE HERETO and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter NBC, Bank of America and each other such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), NATIONAL BANK OF CANADA, in its capacity as administrative agent for the Canadian Facilities Lenders (as defined herein) (in such capacity, or any successor administrative agent appointed in accordance with the terms of Section 12.7, the "Canadian Agent"), and BANK OF AMERICA, N.A., successor in interest to NationsBank, National Association, in its capacity as administrative agent for the U.S. Facilities Lenders (as defined herein) (in such capacity, or any successor administrative agent appointed in accordance with the terms of Section 12.7, the "US Agent" and together with the Canadian Agent, the "Agents");

                            W I T N E S S E T H:

         WHEREAS, the Borrowers, the Agents and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of November 7, 2000, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of December 29, 2000, as further amended by Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of March 30, 2001, as further amended by Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of May 21, 2001, as further amended by Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of May 24, 2001, as further amended by Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of August 8, 2001, as further amended by Amendment No. 6 to Second Amended and Restated Credit Agreement dated as of October 26, 2001, as further amended by the Consent and Waiver Agreement dated as of December 19, 2001, and as further amended by Amendment No. 7 to Second Amended and Restated Credit Agreement dated as of December 28, 2001 (as so amended, the "Existing Credit Agreement"), pursuant to which the Lenders have agreed to make available to certain Borrowers each of the following: (a) a U.S. term loan facility, (b) a Canadian term loan facility, (c) a US revolving credit facility, and (d) a Canadian revolving credit facility, all in the respective amounts and on the terms therein provided; and

         WHEREAS, the Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement, among other things, to revise the financial covenants and to extend the Stated Termination Date; and

         WHEREAS, the Lenders and the Agents are willing to amend and restate the Existing Credit Agreement and to continue to make certain credit facilities available to the Borrowers upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Agents, along with the Guarantors, hereby agree as follows:


                                 ARTICLE I

               Amendment, Restatement, Definitions and Terms


         1.1      Amendment and Restatement.

         (a) Each Borrower, each Guarantor, the Agents and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Agents and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

         (b) Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.1, and of any related "Loan Document" (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the "Prior Loan Documents"), (i) all of the indebtedness, liabilities and obligations owing by any Credit Party under the Existing Credit Agreement and other Prior Loan Documents shall continue as Obligations hereunder, and
(ii) each of this Agreement and the Notes and any other Loan Document (as defined herein) that is amended and restated in connection with this Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers and the Guarantors under the Existing Credit Agreement or any Prior Loan Document and neither the execution and delivery of such documents nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Prior Loan Documents or any obligations thereunder. Upon the effectiveness of this Agreement, all Loans and Bankers Acceptances owing by the Borrowers, or any of them, and outstanding under the Existing Credit Agreement shall continue as Loans or Bankers Acceptances, as applicable, hereunder and shall constitute Advances hereunder, and all Letters of Credit outstanding under the Existing Credit Agreement and any of the Prior Loan Documents shall continue as Letters of Credit hereunder. Base Rate Loans under the Existing Agreement shall accrue interest at the Base Rate hereunder and the parties hereto agree that the Interest Periods for all Eurodollar Rate Loans and all Bankers' Acceptances outstanding under the Existing Credit Agreement on the Closing Date shall remain in effect without renewal, interruption or extension as Eurodollar Rate Loans or Bankers' Acceptances, as applicable, under this Agreement and accrue interest at the Eurodollar Rate or as Bankers' Acceptances hereunder; provided that on and after the Closing Date the Applicable Margin applicable to any Loan, Bankers' Acceptance or Letter of Credit hereunder shall be as set forth in the definition of Pricing Grid below, without regard to any margin applicable thereto under the Existing Credit Agreement prior to the Closing Date.

         1.2 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acceleration Event" means that (i) an Event of Default has occurred and is continuing and (ii) all or a portion of the Obligations have become due and payable in accordance with the terms of Section 11.1(A).

                  "Accounts Receivable" means all accounts receivable of the Borrowers (excluding Consoltex Holdings, Consoltex Mexico and Rafytek) either (a) created by such Borrower in the ordinary course of the business of such Borrower arising from the sale of inventory and/or the provision of services in such Borrower's ordinary course of business, or (b) acquired by such Borrower from Consoltex Mexico or any of the Mexican Companies in the ordinary course of the business of such Borrower so long as such accounts receivable originally arose from the sale of inventory and/or the provision of services in the ordinary course of business of the transferor thereof.

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Additional Equity Investment" means each of the following: (a) the net amount of cash received from the issuance of any additional equity securities by Consoltex Holdings to, or from any equity investment made in or contributed surplus contributed to Consoltex Holdings by, AIP, one of its affiliated investment funds or AIP/CGI, after the Closing Date, in each case so long as not subject to any call or put provisions and having no dividends (other than paid-in-kind dividends) payable thereon until after the date that is 95 days after the occurrence of the Facility Termination Date, and (b) the net amount of cash received by Consoltex Holdings after the Closing Date from the issuance of any AIP PIK Notes.

                  "Adjusted Consolidated EBITDA" means (a) for the Four-Quarter Period ended December 31, 2001, Consolidated EBITDA for such Four-Quarter Period, (b) for the one fiscal quarter ended March 31, 2002, Consolidated EBITDA for such fiscal quarter times four, (c) for the two fiscal quarters ended June 30, 2002, Consolidated EBITDA for such two fiscal quarters times two, (d) for the three fiscal quarters ended September 30, 2002, Consolidated EBITDA for such three fiscal quarters times four-thirds (4/3), and (e) for each period of measurement thereafter, Consolidated EBITDA for such period.

                  "Advance" means any borrowing under any Facility.

                  "Advance Date Exchange Rate" means, with respect to a specified Advance or Loan in Canadian Dollars, a Canadian Letter of Credit issued in Canadian Dollars or a Bankers' Acceptance accepted in Canadian Dollars, the Spot Rate of Exchange determined for the date such Advance is originally made, such Canadian Letter of Credit is issued or such Bankers' Acceptance is accepted, provided that, if such Advance, Loan or Bankers' Acceptance is Continued, or such Canadian Letter of Credit is renewed, for a subsequent Interest Period in Canadian Dollars, or if an Advance originally made in Dollars is Converted into an Advance or Loan in Canadian Dollars, in each case pursuant to Section 4.3, the Advance Date Exchange Rate with respect to such Advance or Loan shall be the Spot Rate of Exchange two Business Days preceding the effective date of the latest Continuation or the Conversion of such Advance, Loan or Bankers' Acceptance, or renewal of such Canadian Letter of Credit, and the Dollar Equivalent Amount of such Advance, Loan, Bankers' Acceptance or Canadian Letter of Credit shall be adjusted as set forth in Section 4.13; provided further that, if such Canadian Letter of Credit is issued for a term exceeding three (3) months, the Advance Date Exchange Rate with respect to such Canadian Letter of Credit shall be the Spot Rate of Exchange on the last Business Day of each fiscal quarter of Consoltex Holdings and the Dollar Equivalent Amount of such Canadian Letter of Credit shall be adjusted as set forth in
         Section 4.13; and provided further that, if such Canadian Letter of Credit is drawn upon, the Advance Date Exchange Rate shall be the Spot Rate of Exchange for the date of such drawing only for the purposes of repayment of Reimbursement Obligations and determining the Dollar Equivalent Amount of such Canadian Letter of Credit Outstandings; and provided further that, with respect to each Base Rate Loan outstanding on the last Business Day of each fiscal quarter of Consoltex Holdings, the Advance Date Exchange Rate with respect to such Base Rate Loan shall be the Spot Rate of Exchange on the last Business Day of such fiscal quarter and the Dollar Equivalent Amount of such Base Rate Loan shall be adjusted as set forth in Section 4.13.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Borrower; or
         (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of any Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by any Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Agents" has the meaning given such term in the preamble hereto.

                  "Agreement" has the meaning given such term in the preamble hereto.

                  "AIP" means AIP Capital Fund II and its Affiliates, including without limitation American Industrial Partners, a Delaware general partnership.

                  "AIP Capital Fund II" means American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership.

                  "AIP PIK Notes" means any subordinated debenture or note issued by Consoltex Holdings in favor of AIP, one of its affiliated investment funds or AIP/CGI from time to time on or after January 1, 2001, and any additional paid-in-kind notes issued pursuant to the terms of any AIP PIK Notes, each of which debentures and notes shall provide for the accrual of interest on a non-cash basis, is subordinated to the Obligations and defers all cash payments (including prepayments, whether by acceleration or otherwise) of interest, principal, fees or other amounts until after the day that is 95 days after the occurrence of the Facility Termination Date, all in form and substance satisfactory to the Agents.

                  "AIP/CGI" means AIP/CGI, Inc., a Delaware corporation.

                  "Alternate Code" has the meaning given such term in
         Section 1.3(b).

                  "Annualized Capital Expenditures" means (a) for the period ended June 30, 2002, Capital Expenditures during the two fiscal quarters ended June 30, 2002 times two, (b) for the period ended September 30, 2002, Capital Expenditures for the three fiscal quarters ended September 30, 2002 times four-thirds (4/3),
         (c) for the period ended December 31, 2002, Capital Expenditures during the Four-Quarter Period ended December 31, 2002, and (d) for each period of measurement thereafter, Capital Expenditures for such period.

                  "Annualized Combined Consoltex EBITDA" means (a) for the one fiscal quarter ended June 30, 2002, Combined Consoltex EBITDA for such fiscal quarter times four, (b) for the two fiscal quarters ended September 30, 2002, Combined Consoltex EBITDA for such two fiscal quarters times two, (c) for the three fiscal quarters ended December 31, 2002, Combined Consoltex EBITDA for such three fiscal quarters times four-thirds (4/3), and (d) for each period of measurement thereafter, Combined Consoltex EBITDA for such period.

                  "Annualized Consolidated EBITDA" means (a) for the one fiscal quarter ended June 30, 2002, Consolidated EBITDA for such fiscal quarter times four, (b) for the two fiscal quarters ended September 30, 2002, Consolidated EBITDA for such two fiscal quarters times two, (c) for the three fiscal quarters ended December 31, 2002, Consolidated EBITDA for such three fiscal quarters times four-thirds (4/3), and (d) for each period of measurement thereafter, Consolidated EBITDA for such period.

                  "Annualized Consolidated Fixed Charges" means:

                           (a) for the one fiscal quarter ended June 30,
                  2002, the sum of (i) Consolidated Fixed Charges for such fiscal quarter times four and (ii) all payments of principal in respect of Consolidated Total Debt regularly scheduled to be made at any time during the calendar year ending December 31, 2002;

                           (b) for the two fiscal quarters ended September
                  30, 2002, the sum of (i) Consolidated Fixed Charges for such fiscal quarters times two and (ii) all payments of principal in respect of Consolidated Total Debt regularly scheduled to be made at any time during the calendar year ending December 31, 2002;

                           (c) for the three fiscal quarters ended December
                  31, 2002, the sum of (i) Consolidated Fixed Charges for such fiscal quarters times four-thirds (4/3) and (ii) all payments of principal in respect of Consolidated Total Debt regularly scheduled to be made at any time during the calendar year ending December 31, 2002;

                           (d) for each period of measurement thereafter,
                  the sum of (i) Consolidated Fixed Charges for such period and (ii) all payment of principal in respect of Consolidated Total Debt regularly scheduled to be made at any time during such period (other than amounts of Revolving Credit Loans and Term Loans due on the Stated Termination Date); provided, however, that in each of (a) through (d) above, to the extent otherwise included, mandatory prepayments of principal made in accordance with Section 2.1(e) shall be excluded from part (ii) of each such calculation.

                  "Annualized LINQ EBITDA" means (a) for the one fiscal quarter ended June 30, 2002, LINQ EBITDA for such fiscal quarter times four, (b) for the two fiscal quarters ended September 30, 2002, LINQ EBITDA for such two fiscal quarters times two, (c) for the three fiscal quarters ended December 31, 2002, LINQ EBITDA for such three fiscal quarters times four-thirds (4/3), and (d) for each period of measurement thereafter, LINQ EBITDA for such period.

                  "Applicable Commitment Fee" means, at any time and from time to time, 0.50% per annum.

                  "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, (i) with respect to the US Revolving Credit Facility and the US Letter of Credit Facility, the numerator of which shall be such Lender's Commitment to the US Revolving Credit Facility and the denominator of which shall be the Total Commitment with respect to the US Revolving Credit Facility, (ii) with respect to the Canadian Revolving Credit Facility and the Canadian Letter of Credit Facility, the numerator of which shall be such Lender's Commitment to the Canadian Revolving Credit Facility and the denominator of which shall be the Total Commitment with respect to the Canadian Revolving Credit Facility, (iii) with respect to the US Term Loan Facility, the numerator of which shall be such Lender's Commitment to the US Term Loan Facility and the denominator of which shall be the Total Commitment with respect to the US Term Loan Facility, and (iv) with respect to the Canadian Term Loan Facility, the numerator of which shall be such Lender's Commitment to the Canadian Term Loan Facility and the denominator shall be the Total Commitment with respect to the Canadian Term Loan Facility, which Applicable Commitment Percentage for each Lender with respect to each applicable Facility as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
         Section 13.1.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that percent per annum as set forth as the Applicable Margin in the Pricing Grid and subject to further adjustment as therein provided.

                  "Applicable Outstanding Percentage" means, with respect to any Lender at any date of determination, a fraction, the numerator of which shall be the sum of all Outstandings owing to such Lender under all the Facilities at such date and the denominator of which shall be the total of all the Outstandings under all the Facilities at such date.

                  "Applicable Total Commitment Percentage" means, with respect to any Lender on any date, a fraction, the numerator of which shall be such Lender's aggregate Commitments under all the Facilities on such date and the denominator of which shall be the sum of all the Lenders' Commitments under all the Facilities on such date; provided that the Applicable Total Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by any applicable Borrower under a Revolving Credit Facility from time to time and delivered to the applicable Issuing Bank to support the issuance of Letters of Credit.

                  "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, of (a) any of the assets of any Borrower or any of its Subsidiaries that is permitted under
         Section 10.6(c), (f) or (g), and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary of Consoltex Holdings (other than a disposition to a Borrower or a Guarantor).

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agents in connection with an assignment of all or a portion of a Lender's interest under this Agreement pursuant to Section 13.1.

                  "Authorized Representative" means any of the President or any Vice President of Consoltex Holdings or, with respect to financial matters, the chief financial officer of Consoltex Holdings, or any other Person expressly designated by the Board of Directors of Consoltex Holdings (or the appropriate committee thereof) as an Authorized Representative, as set forth from time to time in a certificate delivered to the Agents in substantially the form of Exhibit C.

                  "Available Liquidity" means, as at any date of determination thereof, an amount equal to the result of (a) total availability under the Revolving Credit Facilities (without regard to Outstandings thereunder) after giving effect to the Borrowing Base (but excluding any Overadvance Amount), plus (b) (without duplication) collected cash balances in the deposit accounts of the Borrowers and the Guarantors (limited to $500,000 of cash not subject to a Cash Collateral Agreement and the provisions of this Agreement relating to Lock Boxes and Lock Box Accounts), minus (c) all Outstandings under the Revolving Credit Facilities, including Outstandings under the Letter of Credit Facilities, all Bankers' Acceptances and all Canadian Letters of Credit, minus (d) any accounts payable of any Borrowers and any Guarantor that are unpaid more than 30 days past the due date set forth on the invoices for such accounts payable, minus (e) any payroll, taxes or other amounts owed by any of the Borrowers and any of the Guarantors that are due but not paid, minus (f) any other amounts that any of the Borrowers or any of the Guarantors has accrued or failed to pay to the extent that such accrual or failure to pay is inconsistent with such Borrower's or Guarantor's past practice in paying or accruing similar items prior to the Closing Date.

                  "Bank Act" has the meaning given such term in the preamble hereto.

                  "Bank of America" has the meaning given such term in the preamble hereto.

                  "Bankers' Acceptances" means (i) with respect to any Canadian Facilities Lender (other than a Non-BA Lender), a non-interest bearing bill of exchange drawn by Consoltex, on the standard form used by the Canadian Facility Lender accepting it, at its Lending Office, or (ii) with respect to a Non-BA Lender, a Discount Note payable to the order of such Non-BA Lender, both the bill of exchange and the Discount Note to be denominated in Canadian Dollars and issued under a Canadian Facility. Subject to the Canadian Facility Lenders electing to use a clearing house as contemplated by the Depository Bills and Notes Act (S.C. 1998 c.
         13) (the "Act"), "Bankers' Acceptance" shall mean a depository bill (as defined in the Act) in Canadian Dollars signed by a Borrower and accepted by a Canadian Facility Lender.

                  "Bankers' Acceptance Segment" means a Segment under a Canadian Facility utilized by way of Bankers' Acceptances.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Base Rate" means, as applicable:

                           (i) with regard to Advances made in Canadian
                  Dollars under either of the Canadian Facilities, the Applicable Margin plus the greater, for each day, of:

                                    (a) the Reference Rate then in force; or

                                    (b) the annual rate of interest which
                           is the rate determined as being the arithmetic average (rounded upwards, if necessary, to the nearest 0.01%) of the discount rates for Canadian Dollar bankers' acceptances having a maturity date of thirty (30) days appearing on the CDOR Page of the "Reuters Screen" (as defined in the 1991 International Swap and Derivatives Association Inc. definitions, as amended or modified from time to time) at 10:00 a.m. (Montreal time) on such day or, if such day is not a Business Day, on the preceding Business Day or if such rates do not appear on the CDOR Page of the Reuters Screen as contemplated on any such day, then the rate shall be calculated as the arithmetic average of the discount rate for Canadian Dollar bankers' acceptances having a maturity date of 30 days quoted for such day by three brokers of good standing selected by the Canadian Agent, in each case plus 1.25%;

                           (ii) with regard to Advances made in Dollars
                  under either of the Canadian Facilities, the Applicable Margin plus the greater, for each day, of (a) the Reference Rate then in effect or (b) the Federal Funds Rate on such day plus 1.25%; and

                           (iii) with regard to Advances made under either
                  of the US Facilities, the Applicable Margin plus the per annum rate of interest equal to the greater, for each day, of (a) the Prime Rate then in effect or (b) the Federal Funds Rate on such day plus 0.50%.

                  Any change in the Base Rate resulting from a change in the Prime Rate, the Reference Rate or the Federal Funds Rate shall become effective as of 12:01 A.M. on the Business Day on which each such change occurs. Each of the Base Rate, the Reference Rate and the Prime Rate is a reference rate used by the Agents in determining interest rates on certain loans and is not intended to be the best or lowest rate of interest charged on any extension of credit to any debtor.

                  "Base Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan made under a Revolving Credit Facility either to (i) satisfy
         Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NBC in respect of Canadian Swing Line Loan Outstandings.

                  "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower" and "Borrowers" have the meanings given such terms in the preamble hereto.

                  "Borrowers' Canadian Account" means , as the context may require, (i) demand deposit account number 01-488-25 with the Canadian Agent with respect to Consoltex for Canadian Dollars, and
         (ii) demand deposit account number 01-003-69 with the Canadian Agent with respect to Consoltex for Dollars, as applicable, and in each instance includes any successor account with the Canadian Agent, which may be maintained at one or more offices of the Canadian Agent or an agent of the Canadian Agent, for the Borrowers under the Canadian Facilities, as is agreed in writing from time to time between the Canadian Agent and such Borrowers.

                  "Borrowers' US Account" means, as the context may require, (i) demand deposit account number 3751-443-984 with respect to LINQ, (ii) demand deposit account number 3750-636-802 with respect to Consoltex International, (iii) demand deposit account number 3750-636-792 with respect to Consoltex USA, and
         (iv) demand deposit account number 3751-444-815 with respect to Rafytek, as applicable, and in each instance including any successor account with the US Agent, which may be maintained at one or more offices of the US Agent or an agent of the US Agent, for such Borrowers under the US Facilities, as is agreed in writing from time to time between the US Agent and such Borrowers.

                  "Borrowing Base" means, as of any date of determination thereof, an amount equal to (a) the sum of (i) the product of the aggregate amount as of such date of all Eligible Receivables, as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h), multiplied by 80%, (ii) the product of the aggregate amount as of such date of all Eligible Factor Receivables, as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h), multiplied by 80%, (iii) the lesser of (A) $2,500,000 or (B) the product of the aggregate stated amount as of such date of all Eligible Letters of Credit, as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h), multiplied by 50%, and (iv) the lesser of (x) $22,000,000 or (y) the product of the aggregate amount as of such date of all Eligible Inventory, as set forth in the most recent Borrowing Base Certificate delivered pursuant to
         Section 9.1(h), multiplied by 50%, minus (b) reserves instituted by any Agent at the direction of the Required Lenders. Until the first Borrowing Base Certificate is delivered pursuant to Section 9.1(h) after the Closing Date, all references in this definition to a Borrowing Base Certificate shall be to the Borrowing Base Certificate delivered pursuant to Section 7.1(a)(xxii).

                  "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit D prepared and delivered by an Authorized Representative to the Agents pursuant to Section 7.1(a)(xxii) and from time to time thereafter in accordance with
         Section 9.1(h).

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under either Revolving Credit Facility or an issuance of Bankers' Acceptances under the Canadian Revolving Credit Facility, substantially in the form of Exhibit E.

                  "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the Province of Quebec and in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day under clause (i) above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, Montreal, Canada and Charlotte, North Carolina.

                  "Canadian Agent" has the meaning given such term in the preamble hereto.

                  "Canadian Benefit Law" means any applicable Canadian federal or provincial statute, law, regulation, order or decree having the force of law regulating, relating to or imposing liability or standards of conduct concerning any Canadian Employee Pension Plan.

                  "Canadian Borrower" means any Borrower that is formed under the laws of Canada or any political subdivision thereof.

                  "Canadian Collateral Trustee" means Desjardins Trust Inc., a trust company, or any successor thereto, as collateral trustee pursuant to certain Security Instruments with respect to Collateral located in Canada or the Canadian Agent acting in such capacity.

                  "Canadian Dollar Equivalent Amount" means with respect to Canadian Dollars and a specified Dollar amount, the amount of Canadian Dollars into which such Dollar amount would be converted, based on the applicable Advance Date Exchange Rate.

                  "Canadian Dollar Loan" has the meaning given to such term in Section 4.13(b).

                  "Canadian Dollars" and the symbol "CDN $" means dollars constituting legal tender for the payment of public and private debts in Canada.

                  "Canadian Employee Pension Plan" means any employee benefit plan registered as a pension plan in Canada under Canadian Benefit Law and that is maintained by any Borrower or with respect to which any Borrower could incur a liability.

                  "Canadian Facility" means any of the Canadian Term Loan Facility, the Canadian Revolving Credit Facility or the Canadian Swing Line Facility.

                  "Canadian Facilities Lenders" means, collectively, the Canadian Term Loan Facility Lenders, the Canadian Revolving Credit Facility Lenders and the Canadian Swing Line Facility Lender.

                  "Canadian Government Loan" means that certain no-interest loan made by the Government of Quebec, Canada and the Government of Canada to Consoltex, in the original principal amount of CDN$3,404,110.

                  "Canadian Issuing Bank" means initially NBC and thereafter any Canadian Revolving Credit Facility Lender which is the successor to NBC as issuer of Canadian Letters of Credit under
         Article III.

                  "Canadian Letter of Credit" means a standby or commercial letter of credit issued under the Canadian Revolving Credit Facility by the Canadian Issuing Bank for the account of an applicable Facility Borrower in favor of a Person advancing credit to or securing an obligation on behalf of such Facility Borrower.

                  "Canadian Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Canadian Issuing Bank for the account of the applicable Facility Borrowers of Canadian Letters of Credit in an aggregate stated amount at any time outstanding not exceeding $5,000,000.

                  "Canadian Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Canadian Letters of Credit plus Reimbursement
         Obligations then outstanding.

                  "Canadian Revolving Credit Commitment" means, with respect to each Lender under the Canadian Revolving Credit Facility, the obligation of such Lender to make Canadian Revolving Credit Loans to Consoltex or any other Borrower thereunder up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Commitment applicable to the Canadian Revolving Credit Facility.

                  "Canadian Revolving Credit Facility" means the facility described in Article II hereof providing for Advances in Dollars or Canadian Dollars and for Bankers' Acceptances, in favor or at the request of an applicable Facility Borrower by the Canadian Revolving Credit Facility Lenders in the aggregate principal amount at any time outstanding not exceeding the Total Commitment applicable to such Facility at such time.

                  "Canadian Revolving Credit Facility Lenders" means, collectively, each Lender identified on Exhibit A hereto as being a Lender having a Commitment under the Canadian Revolving Credit Facility and each other financial institution that executes and delivers an Assignment and Acceptance pursuant to Section 13.1 in which such institution acquires a Commitment under such Facility.

                  "Canadian Revolving Credit Loan" means any Loan, including without limitation any Base Rate Refunding Loan, under the Canadian Revolving Credit Facility made in accordance with
         Article II to any Facility Borrower thereunder.

                  "Canadian Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Canadian Revolving Credit Loans then outstanding.

                  "Canadian Swing Line Facility" means the revolving line of credit established by the Canadian Swing Line Facility Lender in favor of the Facility Borrowers pursuant to Section 2.5.

                  "Canadian Swing Line Facility Lender" means NBC.

                  "Canadian Swing Line Loans" means Loans made by the Canadian Swing Line Facility Lender to the Facility Borrowers pursuant to Section 2.5.

                  "Canadian Swing Line Loan Outstandings" means, as of any date of determination, the aggregate principal amount of all Canadian Swing Line Loans then outstanding.

                  "Canadian Term Loan" means the advances previously made pursuant to the Canadian Term Loan Facility under the Existing Credit Agreement (including any advances made prior thereto but included as Canadian Term Loans therein), as restructured hereby, to Consoltex.

                  "Canadian Term Loan Commitment" means, with respect to each Canadian Term Loan Facility Lender, the obligation of such Lender to have made the Advance under the Canadian Term Loan Facility to Consoltex in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Commitment applicable to the Canadian Term Loan Facility, as set forth on Exhibit A.

                  "Canadian Term Loan Facility" means the facility described in Article II reflecting amounts previously advanced under the Existing Credit Agreement (including any prior advances incorporated therein), as restructured hereby, in Dollars or Canadian Dollars in favor of the applicable Facility Borrowers by the Canadian Term Loan Facility Lenders in the aggregate principal amount of the Total Commitment applicable to such Facility.

                  "Canadian Term Loan Facility Lenders" means, collectively, each Lender identified on Exhibit A hereto as being a Lender having a Commitment under the Canadian Term Loan Facility and each other financial institution that executes and delivers an Assignment and Acceptance pursuant to Section 13.1 in which such Lender acquires a Commitment under such Facility.

                  "Canadian Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of all Canadian Term Loans then outstanding.

                  "Canadian Termination Event" means (i) a notice given with respect to a Canadian Employee Pension Plan that registration under Canadian Benefit Law may be revoked; or (ii) the termination of a Canadian Employee Pension Plan or the filing of a notice of intent under Canadian Benefit Law to terminate any such plan or the treatment of any amendment to any such plan as a termination; or (iii) the appointment of a provisional administrator, including any Governmental Authority, to administer any Canadian Employee Pension Plan.

                  "Capital Expenditures" means, with respect to the Borrowers and their Subsidiaries on a consolidated basis, for any period the sum (without duplication) of (a) all expenditures (whether paid in cash or accrued as liabilities) by any Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries and, to the extent not included therein, all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for or to be paid for with proceeds of (i) casualty insurance, condemnation awards (or payments in place thereof) or indemnity payments received from third parties; (ii) any sale or trade in of worn-out, obsolete, surplus or damaged fixed assets; or (iii) any government grants received by any Borrower or any Subsidiary which are for the restricted purpose of funding Capital Expenditures and which, if to be repaid, are repayable in not less than three (3) years and on which no interest accrues or is payable, in each case as evidenced in writing and submitted to the Agents together with the compliance certificate delivered pursuant to Section 9.1(a)(v) or 9.1(b)(v) for such period, and (b) with respect to any Capital Lease entered into by any Borrower or any Subsidiary during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1(a)(i)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial
         Accounting Standards Board and any successor thereof.

                  "Cash Collateral Agreement" means, collectively (or individually as the context may indicate) each Cash Collateral Agreement in form and substance satisfactory to the Agents and the Lenders delivered to the Agents in connection with the establishment of the Lock Box Account, and any additional Cash Collateral Agreement delivered to the Relevant Agent pursuant to
         Section 9.20 or otherwise under this Agreement or any other Loan Document, as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

                  "Change of Control" means, at any time:

                           (i) the sale, lease or transfer, in one or a
                  series of related transactions, of all or substantially all of the assets of Consoltex Holdings to any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act);

                           (ii) the adoption of a plan relating to the
                  liquidation or dissolution of Consoltex Holdings;

                           (iii) any "person" or "group" (each as used in
                  Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than AIP either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of Consoltex Holdings (or securities convertible into or exchangeable for such Voting Securities) representing more than 50% of the combined voting power of all Voting Securities of Consoltex Holdings (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of Consoltex Holdings;

                           (iv) during any period of up to 24 consecutive
                  months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of Consoltex Holdings shall cease for any reason (other than the death, disability or retirement of an officer of Consoltex Holdings that is serving as a director at such time so long as another officer of Consoltex Holdings replaces such Person as a director) to constitute a majority of the board of directors of Consoltex Holdings, provided that any new directors that are nominated by a majority of the then existing board of directors shall be counted in determining such majority of the board of directors of Consoltex Holdings;

                           (v) any Person or two or more Persons (other
                  than AIP) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of Consoltex Holdings; or

                           (vi) Consoltex Holdings shall at any time cease
                  to own, either directly or through Subsidiaries, beneficially and of record 100% of the Voting Securities and all other capital stock of each other Borrower or Guarantor, except for directors' qualifying shares.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Guarantors, the Lenders and the Agents and on which the conditions set forth in Section 7.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all property of any Borrower, any Subsidiary or any other Person in which the US Collateral Agent, the Canadian Agent, the Canadian Collateral Trustee or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.

                  "Combined Consoltex EBITDA" means, for any period of computation thereof, the sum of Consoltex EBITDA and Consoltex International EBITDA on a combined basis determined in accordance with GAAP applied on a Consistent Basis, with appropriate adjustments for required intercompany eliminations.

                  "Commitment" means, for each Lender under any certain Facility, the obligation of such Lender to make Advances (or Bankers' Acceptances under any Canadian Facility) available under such Facility to the Facility Borrowers (including the acquisition and funding of Participations as herein provided other than as provided in Section 4.12) in an aggregate principal amount from time to time up to such Lender's Applicable Commitment Percentage of the Total Commitment for such Facility at such time; provided, that as used in the definition of "Applicable Total Commitment Percentage", for purposes of the application of Section 4.12 hereof, "Commitments" shall be calculated immediately prior to the occurrence of any Event of Default, subject to adjustment for later assignments, and such calculation shall be made without giving effect to any then existing or thereafter imposed interim limit on or adjustment to the funding of any Facility that does not expressly state that it is a permanent increase, decrease or termination of the Commitments of the Lenders.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower delivered on the Closing Date pursuant to Section 8.6(a).

                  "Consolidated Current Assets" means all assets (other than cash) of Consoltex Holdings and its Subsidiaries (but excluding Consoltex Mexico and the Mexican Companies) which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year or which would be classified as a current asset, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, with appropriate adjustments to exclude all transactions with Consoltex Mexico or any of the Mexican Companies.

                  "Consolidated Current Liabilities" means all liabilities of Consoltex Holdings and its Subsidiaries (but excluding Consoltex Mexico and the Mexican Companies) which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year, but excluding the current portion of any Indebtedness for Money Borrowed), all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, with appropriate adjustments to exclude all transactions with Consoltex Mexico or any of the Mexican Companies.

                  "Consolidated EBITDA" means, with respect to the Borrowers and their Subsidiaries, for any period of computation thereof, the sum of the following (without duplication): (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income tax expense, (iv) amortization expense, (v) depreciation expense, (vi) any non-recurring or extraordinary non-cash losses for such period (net of any non-recurring or extraordinary gains),
         (vii) all management or other fees payable by Consoltex Holdings to AIP accrued, but not paid in cash, during such period, (viii) to the extent not included in Consolidated Interest Expense, any Ticking Fee paid in cash during such period and all fees and expenses paid in cash during such period in connection with each inspection or audit pursuant to Section 9.7(b) or (c), but excluding the fees and expenses of any field audit inspection performed pursuant to part (i) of the second sentence of Section 9.7(b), and (ix) with respect to any foreign currency exchange gains and losses that are set forth as a specific gain or loss in the financial statements most recently delivered pursuant to
         Section 9.1(a)(i) or 9.1(b)(i), (a) to the extent of any such foreign currency exchange gain included in Net Income, less such gain and (b) to the extent of any such foreign currency exchange loss included in Net Income, plus such loss, all determined on a consolidated basis and in accordance with GAAP applied on a Consistent Basis; provided, however, that notwithstanding the foregoing, there shall be excluded from such computation any non-cash expense related to post-retirement employee benefits.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to Consoltex Holdings and its Subsidiaries for any period of computation thereof, the ratio of (i) Annualized Consolidated EBITDA applicable to such period less (without duplication) Annualized Capital Expenditures applicable to such period, to (ii) Annualized Consolidated Fixed Charges applicable to such period.

                  "Consolidated Fixed Charges" means, with respect to the Borrowers and their Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense paid in cash for such period, (ii) all expenses incurred during such period with respect to the sale of Accounts Receivable to one or more factors, (iii) all income tax expenses paid in cash during such period, (iv) all management fees paid to AIP during such period, (v) all amounts paid in cash during such period to holders of Subordinated Notes not participating in the Subordinated Note Exchange, and (vi) all severance payments made to Richard Willett or Chris Schaller during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the interest expense of Consoltex Holdings and its Subsidiaries during such period, including without limitation (i) the current amortized portion of debt discounts to the extent included in interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligations) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Senior Debt (determined as at such date) to (ii) Adjusted Consolidated EBITDA (for the applicable period ending on (or most recently ended prior to) such date).

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of Consoltex Holdings and its Subsidiaries (including payments received by Consoltex Holdings and Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of Consoltex Holdings and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (a) net gains on the sale, conversion or other disposition of capital assets, (b) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of Consoltex Holdings or its Subsidiaries, (c) net gains on the collection of proceeds of life insurance policies,
         (d) any write-up of any asset, (e) net gains attributable to any Person that is not a wholly owned Subsidiary of such Person, except to the extent of the amount of dividends or other distributions referred to in clause (ii) above, (f) net gains attributable to any Person that accrued prior to the date such Person became a Subsidiary of any Borrower or was merged into or consolidated with any Borrower or any of its Subsidiaries, and (g) any other net gain or credit of an extraordinary nature, in each case as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Senior Debt" means, as of any date on which the amount thereof is to be determined, the aggregate principal amount of all Consolidated Total Debt as of such date minus, to the extent otherwise included in Consolidated Total Debt, the aggregate principal amount of all Subordinated Debt as of such date.

                  "Consolidated Total Debt" means, as of any date on which the amount thereof is to be determined, the sum (without duplication) of (i) all Indebtedness for Money Borrowed of Consoltex Holdings and its Subsidiaries, including without limitation all Subordinated Debt, but excluding (A) any Subordinated Notes that are subject to a Payment Deferral Arrangement, and (B) the AIP PIK Notes, (ii) the aggregate Rate Hedge Value owing by Consoltex Holdings and its Subsidiaries with respect to all applicable Rate Hedging obligations incurred thereby, (iii) all Contingent Obligations of Consoltex Holdings and its Subsidiaries, (iv) all obligations of Consoltex Holdings and its Subsidiaries arising out of the acquisition of Marino owing to the former shareholders of Marino, and (v) all obligations of Consoltex Holdings and its Subsidiaries arising out of the Canadian Government Loan, including in each case all such items incurred by any partnership or joint venture as to which Consoltex Holdings or any of its Subsidiaries is liable as a general partner or joint venturer, all determined on a consolidated basis.

                  "Consolidated Working Capital" means, as of any date on which the amount thereof is to be determined, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "Consoltex" has the meaning given such term in the preamble hereto.

                  "Consoltex EBITDA" means, with respect to Consoltex on a stand alone basis, for any period of computation thereof, the sum of the following (without duplication): (i) Net Income, (ii) Interest Expense, (iii) income tax expense, (iv) amortization expense, (v) depreciation expense, (vi) any non-recurring or extraordinary non-cash losses for such period (net of any non-recurring or extraordinary gains), (vii) corporate overhead on the books of Consoltex attributable solely to Consoltex Holdings and its Subsidiaries (other than Consoltex) on a consolidated basis, (viii) to the extent not included in Interest Expense, any Ticking Fee paid in cash during such period, and (ix) with respect to any foreign currency exchange gains and losses that are set forth as a specific gain or loss in the financial statements most recently delivered pursuant to Section 9.1(a)(i) or 9.1(b)(i), (a) to the extent of any such foreign currency exchange gain included in Net Income, less such gain and (b) to the extent of any such foreign currency exchange loss included in Net Income, plus such loss, all determined in accordance with GAAP applied on a Consistent Basis; provided, however, that notwithstanding the foregoing, there shall be excluded from such computation any non-cash expense related to post-retirement employee benefits; provided further, however, that adjustments shall be made to eliminate the effect of all transactions of Consoltex with Consoltex Holdings or any of its Subsidiaries other than such transactions as are made in the ordinary course of the business of Consoltex and Consoltex Holdings or the applicable Subsidiary consistent with past practice.

                  "Consoltex Holdings" has the meaning given such term in the preamble hereto.

                  "Consoltex International" has the meaning given such term in the preamble hereto, subject the provisions of Section 13.19.

                  "Consoltex International EBITDA" means, with respect to Consoltex International on a stand alone basis, for any period of computation thereof, the sum of the following (without duplication): (i) Net Income, (ii) Interest Expense, (iii) income tax expense, (iv) amortization expense, (v) depreciation expense,
         (vi) any non-recurring or extraordinary non-cash losses for such period (net of any non-recurring or extraordinary gains), (vii) to the extent not included in Interest Expense, any Ticking Fee paid in cash during such period, and (viii) with respect to any foreign currency exchange gains and losses that are set forth as a specific gain or loss in the financial statements most recently delivered pursuant to Section 9.1(a)(i) or 9.1(b)(i), (a) to the extent of any such foreign currency exchange gain included in Net Income, less such gain and (b) to the extent of any such foreign currency exchange loss included in Net Income, plus such loss, all determined in accordance with GAAP applied on a Consistent Basis; provided, however, that notwithstanding the foregoing, there shall be excluded from such computation any non-cash expense related to post-retirement employee benefits; provided further, however, that adjustments shall be made to eliminate the effect of all transactions of Consoltex International with Consoltex Holdings or any of its Subsidiaries other than such transactions as are made in the ordinary course of the business of Consoltex International and Consoltex Holdings or the applicable Subsidiary consistent with past practice.

                  "Consoltex International Reincorporation" means the movement of the state of formation of Consoltex International from Rhode Island to Delaware, by (a) the creation of a new Subsidiary of Consoltex USA formed in Delaware, and (b) the merger of Consoltex International into such new Subsidiary pursuant to a statutory merger or such other merger as is acceptable to the Agents.

                  "Consoltex Mexico" has the meaning given such term in the preamble hereto.

                  "Consoltex USA" has the meaning given such term in the preamble hereto.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "Continue," "Continuation," and "Continued" shall refer, as applicable and in each case pursuant to Section 4.3 hereof, to
         (i) the continuation in the same currency of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period, or (ii) the election of a subsequent period for a Bankers' Acceptance or a Bankers' Acceptance Segment to begin on the last day of the then current period for such Bankers' Acceptance or Bankers' Acceptance Segment.

                  "Control Agreement" means a control agreement from the Registrar of any Subsidiary, in form and substance acceptable to the Relevant Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the Lien in favor of the US Collateral Agent or Canadian Collateral Trustee, as applicable, conferred under the Pledge Agreement and that such Lien will be reflected on the registry for such Subsidiary Securities, (3) agrees that it will not register any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the US Collateral Agent or Canadian Collateral Trustee, as applicable, in each instance, until it receives notice from the US Collateral Agent or Canadian Collateral Trustee, as applicable, that all Liens on such Collateral in favor of US Collateral Agent or Canadian Collateral Trustee, as applicable, for the benefit of the Agents and the Lenders have been released or terminated, and
         (4) agrees that upon receipt of notice from the US Collateral Agent or Canadian Collateral Trustee, as applicable, that an Event of Default has occurred and is continuing and that the Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Subsidiary Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor.

                  "Convert," "Conversion," and "Converted" shall refer to
         (i) a conversion pursuant to Section 4.3 of one Type of Loan into another Type of Loan, including with respect to Bankers'
         Acceptances or (ii) a conversion of a Loan from one currency to another currency as herein permitted, as applicable.

                  "Credit Parties" means, collectively, each Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees, and other amounts payable in respect of (x) Obligations (other than with respect to Bankers' Acceptances) or
         (y) (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Deposit Account Agreement" means, with respect to any deposit account of any Borrower except the Mexican Companies and Consoltex Mexico (other than with respect to accounts held by any Mexican Company or Consoltex Mexico at a United States or Canadian financial institution or a branch, division or Affiliate thereof), with any financial institution, an agreement executed and delivered by the applicable depository institution to the Relevant Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, acknowledging and agreeing to the Lien attaching to such deposit account in favor of the Relevant Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, for the benefit of the Agents and the Lenders, in form and substance reasonably acceptable to the Agents and the Lenders.

                  "Direct Foreign Subsidiary" means each Subsidiary of Consoltex Holdings that is not a Domestic Subsidiary and a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by Consoltex Holdings or a Domestic Subsidiary of Consoltex Holdings; provided, however, that this definition of "Direct Foreign Subsidiary" shall not include Consoltex.

                  "Discount" means (i) with respect to a Bankers' Acceptance accepted by a Canadian Facility Lender which is a bank governed by the Bank Act, the amount which is the difference between the face amount of such Bankers' Acceptance and the Discounted Proceeds and (ii) with respect to a Bankers' Acceptance which is a Discount Note, the amount determined by the Canadian Agent as being the arithmetic average (rounded upward to the nearest 1/100th of 1%), of the discounts applicable to the Bankers' Acceptances accepted by (or that would be accepted by) the Canadian Facility Lenders which are banks governed by the Bank Act and issued under the same Facility on the day the Discount
         Note is issued and having the same maturity as such Discount Note.

                  "Discount Note" means a non-interest bearing note in form and substance reasonably satisfactory to a Non-BA Lender, issued by Consoltex under a Canadian Facility in favor of a Non-BA Lender and discounted by such Non-BA Lender, the Loan evidenced by such note being made in lieu of accepting Bankers' Acceptances.

                  "Discounted Proceeds" means in respect of any Bankers' Acceptance to be accepted by a Canadian Facility Lender which is a bank governed by the Bank Act on any day, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on such day by multiplying:

                  (a)      the face amount of such Bankers' Acceptance, by

                  (b) the price, where the price is determined by dividing one by the sum of one plus the product of:

                           (i)      the Discount Rate (expressed as a
                                    decimal); and

                           (ii) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365;

                           with the price as so determined being rounded up or down to the fifth decimal place and .000005 being rounded up.

                  "Discount Rate" with respect to an issue of Bankers' Acceptances with the same maturity date, means the rate determined by the Canadian Agent as being the discount rate, calculated on the basis of a year of 365 days, of each of the Canadian Facility Lenders which are banks governed by the Bank Act, established in accordance with their normal practices at or about 9:30 a.m. (Montreal time) on the date of issue and acceptance of such Bankers' Acceptances, for bankers' acceptances having a face value comparable, and a maturity date identical, to the face value and maturity date of the Bankers' Acceptances forming part of such issue to be accepted by each such Canadian Facility Lender.

                  "Dollar Equivalent Amount" means, (a) the amount denominated in Dollars, and (b) with respect to any Canadian Dollar amount, the amount of Dollars into which the Canadian Dollar amount would be converted, based on the applicable Advance Date Exchange Rate.

                  "Dollars" and the symbol " $" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means (i) any Subsidiary of Consoltex Holdings organized under the laws of the United States of America, any state or territory thereof or the District of Columbia and (ii) notwithstanding (i) above, Consoltex and any Subsidiary of Consoltex.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.1, Consoltex Holdings, such approval not to be unreasonably withheld or delayed by Consoltex Holdings and such approval to be deemed given by Consoltex Holdings (in the absence of notice to the contrary, effective upon receipt) within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Consoltex Holdings; provided, however, that neither Consoltex Holdings nor any Subsidiary or Affiliate of Consoltex Holdings shall qualify as an Eligible Assignee.

                  "Eligible Factor Receivables" means the aggregate amount of all payment rights to amounts due to any US Borrower or Canadian Borrower from factors of Accounts Receivable of any US Borrower or Canadian Borrower, net of the aggregate amount of such payment rights as to which any such factor may have a right of offset or recoupment, so long as (a) such payment rights arise from transactions and pursuant to agreements not in violation of
         Section 10.5(i) hereof, (b) the US Collateral Agent, the Canadian Collateral Trustee or the Canadian Agent, as applicable, shall have a first priority perfected security interest in such payment rights pursuant to the Security Instruments, free of any Lien other than such security interest and Statutory Borrowing Base Permitted Liens, and (c) the applicable factor has been notified to make payments to a Lock Box or Lock Box Account, as applicable, of the applicable Borrower as required by Section 9.20.

                  "Eligible Inventory" means all of the Inventory located in the United States or Canada, without duplication (valued at the lower of cost, determined using the first-in-first-out method or rolling average method, replacement cost and net realizable value, but in no event valued at greater than fair market value), consisting of uncut and undyed greige goods inventory, raw materials, polypropylene products, and finished goods inventory, and in which the US Collateral Agent, the Canadian Collateral Trustee or the holders of any Bank Act security shall have a first priority perfected security interest pursuant to the Security Instruments, free of any Lien other than such security interest and Statutory Borrowing Base Permitted Liens, and which (a) conforms in all material respects to the warranties contained in the Security Agreement, (b) is not damaged or defective in any way, (c) is not sold or segregated for sale or otherwise reflected as an account receivable of any Borrower or any Guarantor, (d) is not consigned inventory unless a waiver of the consignee's Lien in form and substance reasonably acceptable to the Agents and the Lenders has been executed by such consignee and delivered to the Relevant Agent, (e) is not inventory-in-transit (except inventory-in-transit between locations of any Borrowers) or located in a place other than at the locations listed on Schedule
         5.3 or such other locations acceptable to the Agents as to which the Borrowers shall have complied with the provisions of Section
         5.3 hereof hereto, (f) is not work-in-process, (g) is not constituting packaging materials and supplies (other than packaging materials which are inventory held for sale to third parties), (h) is not inventory evidenced by negotiable warehouse receipts or by non-negotiable warehouse receipts or bills of lading or documents of title which have not been issued in the name of the Relevant Agent or the Canadian Collateral Trustee, and
         (i) is not inventory deemed ineligible by the Relevant Agent or the Canadian Collateral Trustee in its reasonable judgment and discretion; provided that, to the extent otherwise included in Eligible Inventory, Eligible Inventory will be reduced by (i) any supplies, spare parts, goods returned or rejected by customers of any Borrower which are not saleable or are subject to a Lien of any factor of accounts receivable of any Borrower, goods to be returned to suppliers of any Borrower, goods in transit to third parties (other than the agents, leaseholds or warehouses of any Borrower to the extent such locations are in compliance with the provisions hereof), (ii) any reserves required under GAAP for bill and hold (deferred shipment) sales as and to the extent such reserves relate to such Eligible Inventory, (iii) any Inventory of Consoltex International other than Inventory located on property owned or leased by Consoltex International or held at a bonded warehouse for the benefit of Consoltex International, and (iv) any Inventory located on a property leased by any Borrower with respect to which the landlord of such property has not delivered a Waiver of Lien Rights with respect to such property.

                  "Eligible Letters of Credit" means at any date commercial letters of credit issued for the account of any of the US Borrowers or Consoltex in connection with the purchase of raw materials and finished goods, which raw materials and finished goods have not been received as Inventory as of such date, and each of which commercial letters of credit has an expiration date not later than the earlier of (i) the date that is 120 days after its issuance, or (ii) the date that is ninety (90) days beyond the Stated Termination Date.

                  "Eligible Receivables" means all of (i) the Accounts Receivable evidenced by an invoice (valued at the face amount of such invoice) in which the US Collateral Agent, the Canadian Agent or the Canadian Collateral Trustee shall have a first priority perfected security interest pursuant to the Security Instruments, free of any Lien other than such security interest and Statutory Borrowing Base Permitted Liens, and (ii) the accounts receivable of Rafytek which are supported by a bill of sale to LINQ that has been delivered, and is reasonably acceptable, to the US Collateral Agent ("Rafytek Accounts"); provided that both clauses (i) and
         (ii) shall exclude (a) Accounts Receivable and Rafytek Accounts outstanding for longer than ninety (90) days (120 days in the case of agrotextile and cotton bale wrap customers of LINQ) from the date of original invoice (unless they are supported by a letter of credit that has been assigned or pledged, and is reasonably acceptable, to the Relevant Agent); (b) all Accounts Receivable and Rafytek Accounts owed by an account debtor to the extent more than fifty percent (50%) of the Accounts Receivable and Rafytek Accounts owed by such account debtor to any applicable Borrower are deemed ineligible hereunder; (c) Accounts Receivable and Rafytek Accounts owing from any Affiliate of any Borrower or any Subsidiary; (d) Accounts Receivable and Rafytek Accounts owed by a creditor of any Borrower or any of their Subsidiaries to the extent of the amount of the obligation of such Borrower or Subsidiaries to such creditor; (e) Accounts Receivable and Rafytek Accounts which are in dispute or subject to any post-dated payment items, retainage, counterclaim, contra-account or offset, but only to the extent of the amount disputed and the specific amount subject to post-dated payment items, retainage, counterclaim, contra-account or offset; (f) Accounts Receivable and Rafytek Accounts owing by any account debtor which has entered into insolvency proceedings; (g) Accounts Receivable and Rafytek Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage; (h) Accounts Receivable owed by an account debtor domiciled outside of the continental United States of America or Canada, unless (1) the applicable Account Receivable is supported by a letter of credit that has been remitted, and is reasonably acceptable, to the US Collateral Agent or the Canadian Agent, as the case may be, or (2) the applicable Account Receivable is insured by an insurer reasonably acceptable to the US Collateral Agent, the US Agent or the Canadian Agent, as the case may be; (i) Accounts Receivable and Rafytek Accounts owed by the United States of America, Canada, Mexico or any other federal, state, provincial or other governmental or quasi governmental unit, agency or subdivision; (j) Accounts Receivable and Rafytek Accounts that are denominated in any currency other than Dollars or Canadian Dollars; (k) Accounts Receivable and Rafytek Accounts as to which the goods giving rise to the Account Receivable or Rafytek Account have not been delivered to and accepted by the account debtor or the service giving rise to the Account Receivable or Rafytek Account has not been completely performed or which do not represent a final sale; (l) Accounts Receivable and Rafytek Accounts for which the total of all Accounts Receivable and Rafytek Accounts from any three account debtors (together with the Affiliates of the account debtors) would, when combined, exceed thirty-five percent (35%) of the total Accounts Receivable and Rafytek Accounts of the Borrowers and their Subsidiaries (to the extent of such excess); (m) Accounts Receivable and Rafytek Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by any Borrower's or any of their Subsidiaries' creditors or other third parties or which are owed by account debtors as to whom any creditor of any Borrower or any of their Subsidiaries (including any bonding company) has a lien or retainage rights; (n) any and all other Accounts Receivable and Rafytek Accounts the validity, collectibility, or amount of which is determined in good faith in accordance with GAAP by any Borrower or any of their Subsidiaries to be doubtful; (o) Accounts Receivable and Rafytek Accounts owed by an account debtor which is located in a jurisdiction where the applicable Borrower or Subsidiary are required to qualify to transact business or to file reports, unless such Borrower or such Subsidiary has so qualified or filed and provided written evidence satisfactory to the Agents of such compliance; (p) any Accounts Receivable and Rafytek Accounts as to which any representation, warranty or covenant contained in the Security Agreement shall be untrue or misleading,
         (q) Accounts Receivable and Rafytek Accounts subject to a Lien of, or which have been sold, assigned or otherwise disposed of, to any factor of Accounts Receivable or Rafytek Accounts of any Borrower or any Subsidiary, and (r) any other Accounts Receivable and Rafytek Accounts which the Agents otherwise in their reasonable discretion deems to be ineligible.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of any Borrower or any of their ERISA Affiliates, or any Subsidiary or is assumed by any Borrower or any of their ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) at any time within the last six (6) Fiscal Years has been maintained for the employees of any Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by any Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means, collectively, as applicable to and governing any certain Borrower or its properties, (i) each binding Canadian, Mexican and Costa Rican applicable federal, provincial or local Act, Statute, Regulation, By-Law, policy, code, instruction, guideline, indicator, order, infraction notice, correction notice, decision, declaration, injunction, decree, order-in-council, judgment and summons, and, as applicable in Quebec, the "Politique de rehabilitation des terrains contamines" and the "Lignes directrices en matiere d'enlevement de reservoirs souterrains ayant contenu des produits petroliers" and pertains in whole or in part to the environment or to its protection, adopted, published, sent or rendered by any Governmental Authority; and
         (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, or any Hazardous Material.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate," as applied to any Borrower, means any Person or trade or business which is a member of a group which is under common control with any Borrower, who together with such Borrower, is treated as a single employer within the meaning of
         Section 414(b) and (c) of the Code.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                  Eurodollar  =     Interbank Offered Rate        +  Applicable
                                -------------------------------
                   Rate                 1- Reserve Requirement       Margin

                  "Eurodollar Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

                  "Event of Default" means any of the occurrences set forth as such in Section 11.1.

                  "Excess Cash Flow" means, with respect to Consoltex Holdings and its Subsidiaries:

                  (a) for the Four-Quarter Period ended December 31, 2001, the difference of (i) Consolidated EBITDA for such Four-Quarter Period, minus (ii) Consolidated Fixed Charges for such
         Four-Quarter Period; and

                  (b) for the Four-Quarter Period ending December 31, 2002, the difference of (i) Consolidated EBITDA for such Four-Quarter Period (including therein any net gain or loss, as applicable, of an irregular or extraordinary nature otherwise excluded from the calculation thereof in the definition of "Consolidated Net Income") minus (ii) the Excess Cash Flow Deductibles for such Four-Quarter Period.

                  "Excess Cash Flow Deductibles" means, with respect to Consoltex Holdings and its Subsidiaries for the Four-Quarter Period ending December 31, 2002, (a) the positive amount by which Consolidated Working Capital as at the end of such Four-Quarter Period exceeds Consolidated Working Capital as at the end of the Four-Quarter Period ended December 31, 2001, if any, provided that such amount shall not exceed $5,200,000, plus (b) Capital Expenditures for such Four-Quarter Period not in excess of the applicable amount set forth in Section 10.3, plus (c) Consolidated Fixed Charges for such Four-Quarter Period, plus (d) all regularly scheduled payments of principal in respect of Consolidated Total Debt made during such Four-Quarter Period, plus (without duplication) (e) the aggregate amount of any optional prepayments of principal of the Term Loans made by the Borrowers pursuant to
         Section 2.1(d) hereof during such Four-Quarter Period, minus (f) the positive amount by which Consolidated Working Capital as at the end of the Four-Quarter Period ended December 31, 2001, exceeds Consolidated Working Capital as at the end of such Four-Quarter Period, if any.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Credit Agreement" has the meaning given such term in the preamble hereto.

                  "Existing Credit Agreement Closing Date" means November 7, 2000, the date on which certain of the Borrowers, the Agents and the Lenders entered into the Existing Credit Agreement.

                  "Facility" means any of the Revolving Credit Facilities, the Letter of Credit Facilities, the Term Loan Facilities and the Canadian Swing Line Facility.

                  "Facility Borrower" means, when in relation to (i) the Canadian Revolving Credit Facility, the Canadian Swing Line Facility and the Canadian Letter of Credit Facility: Consoltex;
         (ii) the Canadian Term Loan Facility: Consoltex; (iii) the U.S. Revolving Credit Facility and the U.S. Letter of Credit Facility: each of Consoltex Holdings, Consoltex USA, Consoltex International, LINQ, Consoltex Mexico (subject to the Mexican Borrowing Limit) and Rafytek (subject to the Mexican Borrowing Limit); and (iv) the US Term Loan Facility: each of LINQ and Consoltex Mexico (subject to the Mexican Borrowing Limit).

                  "Facility Guaranty" means, collectively (or individually as the context may indicate), (i) that certain Guaranty Agreement dated as of the Original Closing Date by Consoltex, Consoltex USA, Consoltex International, LINQ (as assignee of Old LINQ), Consoltex Mexico, Rafytek, Rafytica and certain other entities that have been merged or amalgamated out of existence to the Agents and the Canadian Collateral Trustee, (ii) that certain Guaranty Agreement dated as of May 31, 1996 by Vera Pak to the Agents and the Canadian Collateral Trustee, (iii) that certain Guaranty Agreement dated as of October 22, 1999 by Marino, Royalton, Vestco and Marino Mexico to the Agents and the Canadian Collateral Trustee,
         (iv) that certain Guaranty Agreement dated as of September 29, 2000 by Consoltex Holdings to the Agents and the Canadian Collateral Trustee, (v) that certain Guarantee dated as of November 7, 2000 by Consoltex to the Agents and the Canadian Collateral Trustee, (vi) that certain Guaranty Joinder Agreement dated as of August 8, 2001 by New Royalton to the Agents and the Canadian Collateral Trustee, and (vii) any additional direct or indirect guaranty of any of the obligations or liabilities of any of the Borrowers or Guarantors under any of the Loan Documents (as defined herein or in the Original Credit Agreement or in the Existing Credit Agreement) delivered on or before the Closing Date or at any other time pursuant to the Original Credit Agreement (or any of the "Loan Documents" as defined therein), the Existing Credit Agreement (or any of the "Loan Documents" as defined therein), or otherwise pursuant to the terms hereof or any of the other Loan Documents, in each case as heretofore or hereafter modified, amended or supplemented from time to time.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) each applicable Borrower shall have permanently terminated each of the Revolving Credit Facilities and the Canadian Swing Line Facility by payment in full of all Revolving Credit Outstandings, Letter of Credit Outstandings and Canadian Swing Line Loan Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 11.1(B), (b) each applicable Borrower shall have paid all Term Loan Outstandings in full, together with all accrued and unpaid interest thereon, (c) all Swap Agreements shall have been terminated, expired or cash collateralized to the satisfaction of the Relevant Agent and the applicable Lenders, (d) all Term Loan Commitments, Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (e) each Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other Contingent Obligations of such Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "FASB 133" means Statement of Financial Accounting Standards No. 133.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Relevant Agent on such day on such transaction from three Federal funds brokers of recognized standing selected by the Relevant Agent.

                  "Fee Limitation Agreement" means the agreement of AIP addressed to the Borrowers, the Agents and the Lenders, limiting the payment of management fees by the Borrower to AIP to: (a) $342,500 paid after the Existing Credit Agreement Closing Date as remittance of a portion of the accrued and unpaid management fees as of the Existing Credit Agreement Closing Date; (b) $57,083 to be paid monthly in each of October, November and December, 2000; and (c) an amount each month thereafter consisting of all or part of the monthly fee due AIP of up to $114,166 and such accrued and unpaid management fees from prior periods; provided, however, that such agreement shall provide that all fees under (c) shall be limited in amount, or restricted, to the extent necessary such that, after giving pro forma effect to the payment of such fee, there would not then exist a default in the Consolidated Fixed Charge Coverage Ratio.

                  "FIBC Disposition" means the disposition of the flexible intermediate bulk containers division of the operations of the Borrowers to Coated Products Holdings, Incorporated.

                  "FIBC Holdback Amount" means that portion of the sales price of the FIBC Disposition which, pursuant to the terms of the FIBC Disposition, is being held in escrow as of the Closing Date and, subject to reductions as a result of various sales price and indemnification adjustments, (a) fifty percent of which (after such adjustments) shall be released from escrow and delivered to one or more of the Borrowers on the first anniversary of the closing of the FIBC Disposition, and (b) the remainder of which shall be released from escrow and delivered to one or more of the Borrowers on the date that is eighteen months after the closing of the FIBC Disposition, all as set forth in the documents relating to the FIBC Disposition.

                  "FIBC Escrow Agreement" means that certain Escrow Agreement dated as of December 19, 2001, pursuant to which the FIBC Holdback Amount is retained and distributed.

                  "Fiscal Year" means the twelve month fiscal period of Consoltex Holdings and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of Consoltex Holdings and its Subsidiaries, taken together as one accounting period.

                  "Fourth Amendment to Mortgage" means that certain Fourth Amendment to Mortgage with respect to the Mortgage and the Mortgaged Property in the form attached hereto as Exhibit H.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles at such time applicable in the United States of America, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "GMAC" means GMAC Business Credit, LLC.

                  "Governmental Authority" shall mean as applicable to and governing any certain Borrower, any United States of America, any Canadian, any Mexican and any Costa Rican federal, state, provincial, municipal, national or other governmental department, ministry, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America or any of its states, Canada or any of its provinces, Mexico or any of its states, Costa Rica or a foreign entity or government.

                  "Grantor" has the meaning given such term in Section 5.3.

                  "Guarantors" means, at any date, each of Consoltex Holdings, Consoltex, Consoltex USA, Consoltex International, LINQ, Consoltex Mexico, the Mexican Companies, and any other
         Subsidiaries or other Persons who are or are required to be parties to a Facility Guaranty at such date, each of which shall guarantee all Obligations of all Borrowers and all other
         Guarantors, provided that Consoltex Mexico and each of the Mexican Companies shall only guarantee the Obligations of Consoltex Mexico, Consoltex and the Mexican Companies.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Income Tax Act" means the Income Tax Act, R.S.C. 1985, 5th Supplement, as amended, and any regulations promulgated thereunder.

                  "Indebtedness" means as to any Person, without duplication, (a) all Indebtedness for Money Borrowed of such Person, (b) all Rate Hedging Obligations of such Person, (c) all Synthetic Lease Obligations of such Person, (d) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (e) all Contingent Obligations of such Person, including all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all obligations under Capital Leases, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit (including without limitation Letters of Credit issued hereunder), and Bankers' Acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), including all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer, other than trade payables and accrued expenses incurred in the ordinary course of business.

                  "Indemnified Party" means each Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors.

                  "Initial Mortgaged Properties" has the meaning given such term in Section 8.1(xv) of the Original Credit Agreement.

                  "Indirect Foreign Subsidiary" means a Subsidiary of Consoltex Holdings that is neither a Domestic Subsidiary nor a Direct Foreign Subsidiary.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto:

                           (a) the rate per annum equal to the rate
                  determined by the Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) in the event the rate referenced in the
                  preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) in the event the rates referenced in the
                  preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Rate would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Interest Expense" means, with respect to any period of computation thereof and with respect to LINQ, Consoltex or Consoltex International, as the context may indicate, on a standalone unconsolidated basis, the interest expense of such Person during such period, including without limitation (i) the current amortized portion of debt discounts to the extent included in interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligations) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined in accordance with GAAP applied on a Consistent Basis.

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or, subject to availability, six months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                           (i) if an Authorized Representative fails to
                  notify the Relevant Agent of the length of an Interest Period at least three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (ii) if an Interest Period for a Eurodollar Rate
                  Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (iii) any Interest Period which begins on the
                  last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) no Interest Period shall extend past the
                  Stated Termination Date then in effect for Revolving Credit Loans or past the Term Loan Maturity Date for any Term Loans.

                  "Interest Rate Selection Notice" means a written notice in substantially the form of Exhibit F delivered to the Relevant Agent by an Authorized Representative in connection with (i) the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan under a particular Facility into a Base Rate Loan under such Facility or the Conversion of any Base Rate Loan under a particular Facility into a Eurodollar Rate Loan under such Facility, (ii) the conversion of any Segment in Canadian Dollars under a particular Canadian Facility into a Segment in Dollars under such Facility or of any Segment in Dollars under a particular Canadian Facility into a Segment in Canadian Dollars under such Facility, (iii) the Continuation of any Bankers' Acceptances or the Conversion of any Bankers' Acceptances under a Canadian Facility into Base Rate Loans or Eurodollar Rate Loans under such Canadian Facility and
         (iv) the Conversion of a Base Rate Loan or a Eurodollar Rate Loan under a Canadian Facility into Bankers' Acceptances under such Canadian Facility.

                  "Issuing Bank" means one or the other of the Canadian Issuing Bank and the US Issuing Bank, as applicable.

                  "Inventory" means all inventory of the Borrowers (exclusive of Consoltex Holdings, Consoltex Mexico and Rafytek) as defined in the Security Agreement.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Facility Borrowers and the Agents, as amended, modified or supplemented from time to time.

                  "Lender" and "Lenders" have the meanings given such terms in the preamble hereto and in each event, where applicable, "Lenders" shall include without limitation the Canadian Swing Line Facility Lender.

                  "Les Gantiers Debenture" means that certain Convertible Debenture by and between Consoltex Holdings and Les Gantiers Limited dated as of September 29, 2000 in the aggregate initial principal amount of $2,123,000, as amended.

                  "Letter of Credit" means any of a Canadian Letter of Credit or a US Letter of Credit.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total US Letter of Credit Commitment or the Total Canadian Letter of Credit Commitment, as applicable, as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means, collectively, the Canadian Letter of Credit Facility and the US Letter of Credit Facility.

                  "Letter of Credit Outstandings" means, collectively or individually as the context may require, each of the Canadian Letter of Credit Outstandings and the US Letter of Credit Outstandings.

                  "Lien" means any interest in or right with respect to property of any certain Borrower or its Subsidiaries, securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the Civil Code of Quebec, the Ley General de Titulos y Operaciones de Credito of Mexico (the Mexican General Law of Negotiable Instruments and Credit Transactions), the applicable Uniform Commercial Code, the common law, statute or contract, and including but not limited to the right of an unpaid vendor or supplier to dissolve the sale or to repossess goods, any lien, security interest or priority arising by operation of law or from a mortgage, hypothec, encumbrance, pledge, security agreement, conditional sale, trust receipt or any other title retention device or a lease, trust, deemed trust, consignment for security purposes or bailment for security purposes and including also a margin payment made in connection with a Rate Hedging Obligation. For the purposes of this Agreement, any Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person until full payment of its purchase price or for security purposes.

                  "LINQ" has the meaning given such term in the preamble hereto.

                  "LINQ EBITDA" means, with respect to LINQ on a stand alone basis, for any period of computation thereof, the sum of the following (without duplication): (i) Net Income, (ii) Interest Expense, (iii) income tax expense, (iv) amortization expense, (v) depreciation expense, (vi) any non-recurring or extraordinary non-cash losses for such period (net of any non-recurring or extraordinary gains), (vii) to the extent not included in Interest Expense, any Ticking Fee paid in cash during such period, and
         (viii) with respect to any foreign currency exchange gains and losses that are set forth as a specific gain or loss in the financial statements most recently delivered pursuant to Section 9.1(a)(i) or 9.1(b)(i), (a) to the extent of any such foreign currency exchange gain included in Net Income, less such gain and
         (b) to the extent of any such foreign currency exchange loss included in Net Income, plus such loss, all determined in accordance with GAAP applied on a Consistent Basis; provided, however, that notwithstanding the foregoing, there shall be excluded from such computation any non-cash expense related to post-retirement employee benefits; provided further, however, that adjustments shall be made to eliminate the effect of all transactions of LINQ with Consoltex Holdings or any of its Subsidiaries other than such transactions as are made in the ordinary course of the business of LINQ and Consoltex Holdings or the applicable Subsidiary consistent with past practice.

                  "Loan" or "Loans" means any of the Canadian Revolving Credit Loans, US Revolving Credit Loans, the Canadian Term Loan, the US Term Loan or the Canadian Swing Line Loans, including any Segment, and any Bankers' Acceptances issued thereunder to the full extent of its face amount.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Lock Box Agreements, the Deposit Account Agreements, the LC Account Agreement, the Applications and Agreements for Letter of Credit, each Mortgage, the Fourth Amendment to Mortgage, all documents relating to a Payment Deferral Arrangement, and all other agreements, instruments and documents heretofore or hereafter executed and delivered to or in favor of any Lender (including the Canadian Issuing Bank or the US Issuing Bank) or either Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Lock Box" means one or more post office boxes or other similar places for the receipt of mail established by any US Borrower or Canadian Borrower reasonably acceptable to the Relevant Agent and over which the US Agent, the US Collateral Agent, the Canadian Agent or the Canadian Collateral Trustee, as applicable, shall have received a Lock Box Agreement in accordance with Section 9.20 or otherwise, giving such US Agent, US Collateral Agent, Canadian Agent or Canadian Collateral Trustee rights with respect to the receiving and opening of mail received therein, the depositing of proceeds of Accounts Receivable received therein in the appropriate Lock Box Account, and such other rights and remedies as are otherwise provided for in the applicable Lock Box Agreement and Cash Collateral Agreement.

                  "Lock Box Account" means one or more accounts established by any US Borrower or Canadian Borrower with the US Agent or the Canadian Agent, including any of the Borrowers' US Accounts or the Borrowers' Canadian Accounts if so designated by the Borrower owning such account, over which the US Agent, the US Collateral Agent, the Canadian Agent or the Canadian Collateral Trustee, as applicable, shall have complete dominion and control for the receipt of payments in respect of all Accounts Receivable in accordance with the terms of a Cash Collateral Agreement executed with respect to each such account in accordance with Section 9.20 or otherwise, and into which the proceeds of any Accounts Receivable received in any Lock Box are deposited as provided herein or in an applicable Lock Box Agreement.

                  "Lock Box Agreements" means, collectively, each certain Lock Box Agreement by and among certain of the US Borrowers or Canadian Borrowers and the US Agent, the US Collateral Agent, the Canadian Agent or the Canadian Collateral Trustee, as applicable, providing for the establishment and operations of the Lock Boxes, as amended, restated, modified or replaced from time to time in accordance with its terms, in form and substance reasonably satisfactory to the Agents and the Lenders.

                  "Management Investment" means any equity contribution made to Consoltex Holdings in exchange for additional equity interests in, or right to acquire additional equity interests in, Consoltex Holdings in connection with its management stock option plan and the exercise of options issued thereunder after the Closing Date.

                  "Marino" means Marino Technologies, Inc., all of whose stock was previously acquired by Consoltex USA and which was subsequently merged into Old LINQ.

                  "Marino Mexico" means Marino Technologies de Mexico, S.A. de C.V., which was merged into Rafytek on or about June 29, 2001.

                  "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations, prospects or condition, financial or otherwise, of Consoltex Holdings and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Guarantors, taken as a whole, to observe the covenants and agreements contained herein or in any other Loan Document, or
         (iii) the rights, powers and remedies of the Relevant Agent, the US Collateral Agent, the Canadian Collateral Trustee or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Mexican Benefit Law" means any applicable Mexican federal or state statute, law, regulation, order or decree having the force of law regulating, relating to or imposing liability or standards of conduct concerning any Mexican Employee Pension Plan.

                  "Mexican Borrowing Limit" means, with respect to Consoltex Mexico as to the US Term Loan Facility, and with respect to Consoltex Mexico and Rafytek collectively as to the US Revolving Credit Facility , the respective maximum principal amounts set forth below:

         (a)      US Term Loan Facility (Consoltex Mexico)                 $0.00
         (b)      US Revolving Credit Facility (Consoltex Mexico
                  and Rafytek)                                     $6,000,000.00

         ; provided that the limit with respect to the US Revolving Credit Facility will be reduced from time to time by good faith negotiations between the Borrowers and the Lenders in connection with the occurrence of a Permitted Asset Disposition or any wind-down, liquidation or other divestiture of Consoltex Mexico or any Mexican Company.

                  "Mexican Companies" means collectively, each of Rafytek, Royalton, New Royalton and Rafytica.

                  "Mexican Employee Pension Plan" means any employee benefit plan registered as a pension plan in Mexico under Mexican Benefit Law and that is maintained by any Subsidiary of Consoltex Holdings organized under the laws of Mexico or any political subdivision thereof, or with respect to which any of them could incur a liability.

                  "Mexican Stock Pledge Agreements" means, collectively or individually as the context may indicate, each of (i) that certain Stock Pledge Agreement dated as of the Existing Credit Agreement Closing Date by and between Consoltex Mexico and the US Collateral Agent for the benefit of the Agents and the Lenders, (ii) that certain Stock Pledge Agreement dated as of the Existing Credit Agreement Closing Date by and between Rafytek and the US Collateral Agent for the benefit of the Agents and the Lenders,
         (iii) that certain Stock Pledge Agreement dated as of the Existing Credit Agreement Closing Date by and between Consoltex and the US Collateral Agent for the benefit of the Agents and the Lenders,
         (iv) that certain Stock Pledge Agreement dated as of the Existing Credit Agreement Closing Date by and between Consoltex USA and the US Collateral Agent for the benefit of the Agents and the Lenders,
         (v) that certain Stock Pledge Agreement dated as of the Existing Credit Agreement Closing Date by and between Old LINQ and the US Collateral Agent for the benefit of the Agents and the Lenders,
         (vi) that certain Stock Pledge Agreement dated as of August 8, 2001 by and between Consoltex Mexico and the US Collateral Agent for the benefit of the Agents and the Lenders, and (vii) any additional stock pledge agreement or other pledge of equity interests delivered on or before the Closing Date or at any other time pursuant to the Original Credit Agreement (or any of the "Loan Documents" as defined therein), the Existing Credit Agreement (or any of the "Loan Documents" as defined therein), or otherwise pursuant to the terms hereof or any of the other Loan Documents, in each case as heretofore or hereafter amended, modified or supplemented from time to time, including by way of any applicable Pledge Agreement Supplement.

                  "Mexican Termination Event" means (i) a notice given with respect to a Mexican Employee Pension Plan that registration under Mexican Benefit Law may be revoked; or (ii) the termination of a Mexican Employee Pension Plan or the filing of a notice of intent under Mexican Benefit Law to terminate any such plan or the treatment of any amendment to any such plan as a termination; or
         (iii) the appointment of a provisional administrator, including any Governmental Authority, to administer any Mexican Employee Pension Plan.

                  "Mortgage" means, collectively or individually as the context may indicate, all hypothecs, mortgages, deeds of trust and deeds granting a Lien to the Canadian Collateral Trustee, the US Collateral Agent or a trustee for the benefit of either Agent for the benefit of the Lenders in Collateral constituting real property and fixtures to secure Obligations existing as of the Existing Credit Agreement Closing Date or at any time thereafter, as any such documents are amended effective as of the Closing Date by the Fourth Amendment to Mortgage and as otherwise heretofore or hereafter amended, modified or supplemented from time to time.

                  "Mortgaged Property" means, collectively, the real property and fixtures of the Borrowers as described in the Mortgages.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years, other than the District 65 Pension Plan from which Consoltex International withdrew effective January 31, 1995.

                  "NBC" has the meaning given such term in the preamble hereto.

                  "Net Income" means, for any period of computation thereof and with respect to LINQ, Consoltex or Consoltex International, as the context may indicate, on a standalone unconsolidated basis, the gross revenues from operations of such Person (including payments received by such Person of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of such Person including taxes on income, all determined in accordance with GAAP applied on a Consistent Basis; but excluding as income: (a) net gains on the sale, conversion or other disposition of capital assets, (b) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of such Person, (c) net gains on the collection of proceeds of life insurance policies, (d) any write-up of any asset, (e) net gains attributable to any Person that is not a wholly owned Subsidiary of such Person, except to the extent of the amount of dividends or other distributions referred to in clause (ii) above, (f) net gains attributable to any Person that accrued prior to the date such Person became a Subsidiary of or was merged into or consolidated with LINQ, Consoltex or Consoltex International, as applicable, and (g) any other net gain or credit of an extraordinary nature, in each case as determined in accordance with GAAP applied on a Consistent Basis.

                  "Net Proceeds" (a) from any public or private offering of any security means cash payments received by any Borrower or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by any Borrower or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, and (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

                  "New Royalton" has the meaning given thereto in the preamble hereof.

                  "Non-BA Lender" means a Canadian Facility Lender which is not a bank governed by the Bank Act and in favor of which are issued Discount Notes.

                  "Non-Funding Lender" means any Lender that shall at any time fail to advance funds as herein provided, including without limitation as a result of being in any insolvency or receivership proceeding, for so long as such Lender's failure to advance funds shall continue.

                  "Notes" means, collectively, the Term Notes and the Revolving Notes.

                  "Notice Officers" has the meaning given such term in
         Section 9.11.

                  "Obligations" means the obligations, liabilities and Indebtedness of each Borrower and each Guarantor with respect to
         (i) the principal and interest on the Loans, whether or not evidenced by Notes, and on Bankers' Acceptances issued under the Canadian Facilities, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of any Borrower to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers and the Guarantors to the Lenders (including the Canadian Issuing Bank and the US Issuing Bank), the Agents, the US Collateral Agent, the Canadian Collateral Trustee or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Old LINQ" means LINQ Industrial Fabrics, Inc., a Delaware corporation, which was disposed of pursuant to the FIBC Disposition.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Original Credit Agreement" means that certain Credit Agreement by and among the Agents, certain of the Borrowers and Guarantors, and certain of the Lenders dated as of March 19, 1996, as amended by Amendment No. 1 to Credit Agreement dated as of February 14, 1997, by Amendment No. 2 to Credit Agreement dated as of December 12, 1997, by that certain letter agreement dated as of March 16, 1998, by Amendment No. 4 to Credit Agreement dated as of June 8, 1998, by Amendment No. 5 to Credit Agreement dated as of September 29, 1998, by Amendment No. 6 to Credit Agreement dated as of December 31, 1998, by Amendment No. 7 to Credit Agreement dated as of May 17, 1999 and by Amendment No. 8 to Credit Agreement dated as of August 2, 1999.

                  "Original Closing Date" means March 19, 1996, the date on which certain of the Borrowers, the Agents and certain of the Lenders first entered into the Original Credit Agreement.

                  "Outstandings" means, as the context may require, at any date, (i) with respect to any certain Facility, the aggregate principal amount of the Loans then outstanding under such Facility, including the aggregate face amount of Bankers' Acceptances then outstanding thereunder, and the then aggregate amount remaining undrawn under the Letters of Credit issued thereunder plus Reimbursement Obligations relating thereto then outstanding and (ii) with respect to all the Facilities, the aggregate principal amount of the Loans then outstanding under all the Facilities, including the aggregate face amount of Bankers' Acceptances then outstanding thereunder, and the then aggregate amount remaining undrawn under the Letters of Credit issued thereunder plus Reimbursement Obligations relating thereto then outstanding on such date.

                  "Overadvance Amount" means, as of any date of determination thereof, an amount equal to the lesser of (a) $2,000,000 and (b) the positive difference, if any, between (i) the Overadvance Borrowing Base minus (ii) the Borrowing Base, all as set forth on the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h) or Section 7.1(a)(xxii), as applicable.

                  "Overadvance Borrowing Base" means as of any date of determination thereof, an amount equal to (a) the sum of (i) the product of the aggregate amount as of such date of all Eligible Receivables, as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h), multiplied by 85%, (ii) the product of the aggregate amount as of such date of all Eligible Factor Receivables, as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h), multiplied by 85%, (iii) the lesser of (A) $2,500,000 or (B) the product of the aggregate stated amount as of such date of all Eligible Letters of Credit, as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h), multiplied by 50%, and (iv) the lesser of (x) $22,000,000 or (y) the product of the aggregate amount as of such date of all Eligible Inventory, as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(h), multiplied by 52.5%, minus (b) reserves instituted by any Agent at the direction of the Required Lenders. Until the first Borrowing Base Certificate is delivered pursuant to Section 9.1(h) after the Closing Date, all references in this definition to a Borrowing Base Certificate shall be to the Borrowing Base Certificate delivered pursuant to Section 7.1(a)(xxii).

                  "Overadvance Period" means, individually, each period of time from (i) the Closing Date to and including March 31, 2002, and (ii) January 1, 2003 to and including March 31, 2003.

                  "Participating Lenders" has the meaning given such term in Section 4.12.

                  "Participation" means, as the context may require, (i) with respect to any Lender (other than the applicable Issuing
         Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of such Issuing Bank in respect of a Letter of Credit issued by such Issuing Bank in accordance with the terms hereof, (ii) with respect to any Lender, the extension of credit represented by the participation of such Lender in the liability of another Lender under a Facility to which the participating Lender is not a party in accordance with Section 4.12 hereof and (iii) with respect to any Canadian Revolving Credit Facility Lender (other than the Canadian Swing Line Facility Lender), the extension of credit represented by the participation of such Lender in the liability of the Canadian Swing Line Facility Lender in respect of a Canadian Swing Line Loan made in accordance with the terms hereof.

                  "Payment Deferral Arrangement" means, individually or collectively as the context may indicate, one or more arrangements, and the documentation related thereto, pursuant to which AIP or one of its affiliated investment funds acquires and holds Subordinated Notes and enters into documentation providing for, among other things, the deferral of the receipt of any amounts with respect to such Subordinated Notes (whether representing scheduled payments or prepayments, whether by acceleration or otherwise, of interest, principal, fees or any other amount), the non-transferability of such Subordinated Notes, and the right of the Agents and the Lenders to vote the interest in such Subordinated Notes of such holder in the event of a bankruptcy proceeding, all in form and substance satisfactory to the Agents.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of any Borrower or any of their ERISA Affiliates or is assumed by any Borrower or any of their ERISA Affiliates in connection with any Acquisition or (ii) has been maintained within the past six (6) preceding Fiscal Years for the employees of any Borrower or any current or former ERISA Affiliate.

                  "Permitted Asset Disposition" means, individually or collectively as the context may indicate, the voluntary sale or transfer, for cash and otherwise on terms and conditions satisfactory to the Agents, of any of the assets (other than inventory in the ordinary course of business) or capital stock of:
         (i) the small bag business of Rafytek, (ii) Rafytica, (iii) Royalton, (iv) New Royalton, and (v) Consoltex Mexico, provided that to the extent the terms or conditions of any such disposition materially differ from the terms and conditions disclosed to the Agents and the Lenders on or prior to the Closing Date, the terms and conditions of such disposition shall be satisfactory to the Required Lenders.

                  "Permitted Liens" means those Liens permitted under
         Section 10.4.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "PIK Notes" means, collectively, the Les Gantiers Debenture and any additional PIK Debentures (as defined in the Les Gantiers Debenture) issued pursuant to Section 1(b) of the Les Gantiers Debenture.

                  "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Amended and Restated Stock Pledge Agreement dated as of January 3, 2000 by and among Consoltex, Consoltex USA and Consoltex Mexico and the US Collateral Agent for the benefit of the Agents and the Lenders,
         (ii) that certain Stock Pledge Agreement (Mexican Subsidiaries) dated as of the Original Closing Date by and among Consoltex, Consoltex USA, Consoltex Mexico and the Agents and the US Collateral Agent for the benefit of the Agents and the Lenders,
         (iii) any deed of hypothec by Consoltex in favor of the Canadian Collateral Trustee, (iv) that certain Stock Pledge Agreement (Vera
         Pak) dated as of May 31, 1996 by and among Consoltex Mexico, the Agents and the US Collateral Agent for the benefit of the Agents and the Lenders, (v) that certain Stock Pledge Agreement (1999 - Mexican Subsidiaries) dated as of October 22, 1999 by and between Marino and the US Collateral Agent for the benefit of the Agents and the Lenders, (vi) that certain Stock Pledge Agreement (Consoltex Holdings, Inc.) dated as of October 2, 2000 by and among Consoltex Holdings, the Agents and the US Collateral Agent for the benefit of the Agents and the Lenders, (vii) each of the Mexican Stock Pledge Agreements, (viii) that certain Movable Hypothec With Delivery (Pledge) dated as of the Existing Credit Agreement Closing Date by and among Consoltex Holdings in favor of the Canadian Collateral Trustee for the benefit of the Agents and the Lenders, and (ix) any additional hypothec, stock pledge agreement delivered on or before the Closing Date or at any other time pursuant to the Original Credit Agreement (or any of the "Loan Documents" as defined therein), the Existing Credit Agreement (or any of the "Loan Documents" as defined therein), or otherwise pursuant to the terms hereof or any of the other Loan Documents, in each case as heretofore or hereafter amended, modified or supplemented from time to time, including by way of any applicable Pledge Agreement Supplement.

                  "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an Exhibit to such Pledge Agreement.

                  "Pledged Interests" means the Subsidiary Securities required to be pledged as Collateral pursuant to Article V or the terms of any Pledge Agreement or any other Loan Document.

                  "Pricing Grid" means:

      ---------------------------------------------------------------------------------------------------
                                                 Applicable Margin for
                                                 Eurodollar Rate Loans and         Applicable Margin
        Tier    Consolidated Leverage Ratio      Bankers' Acceptances              for Base Rate Loans
      ---------------------------------------------------------------------------------------------------
      I         Less than 3.50 to 1.00           3.50%                             2.50%
      ---------------------------------------------------------------------------------------------------
      II        Greater than or equal to 3.50    4.00%                             3.00%
                to 1.00
      ---------------------------------------------------------------------------------------------------

                  The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agents pursuant to
         Section 9.1(a)(v) and Section 9.1(b)(v), subject to review and approval of such computations by the Agents, and shall be effective commencing on the Business Day such certificate is received until the Business Day on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrowers shall fail to deliver any such certificate within the time period required by Section 9.1, then the Applicable Margin shall be Tier II from the date such certificate was due until the appropriate certificate is so delivered. Subject to the provisions of the immediately preceding sentence, from the Closing Date to the date of receipt of the certificate required by Section 9.1(b)(v) for the March 31, 2002 Determination Date, and setting forth the Consolidated Leverage Ratio as of such date, the Applicable Margin shall be Tier II. Without limitation of, and in addition to, any other provision of this Agreement, including the application of the Default Rate and the occurrence of a Default or Event of Default, at all times during any period, including any Overadvance Period, when the Revolving Credit Outstandings exceed the Borrowing Base, the Applicable Margin shall be as set forth above plus one half of one percent (.50%).

                  "Prime Rate" means the per annum rate of interest established from time to time by the US Agent as its prime rate, which rate may not be the lowest rate of interest charged by the US Agent to its customers.

                  "Principal Office" means, when used in relation to (i) the Canadian Agent: the office of the Canadian Agent at National Bank of Canada, 600, rue de La Gauchetiere Ouest, Syndication Canada, 9th Floor, Montreal, Quebec, H3B 4L2, Attention: Senior Manager, or such other office and address as the Canadian Agent may from time to time designate to the applicable Facility Borrowers and the Canadian Facility Lenders for such purpose and to (ii) the US Agent: the office of the US Agent at Bank of America, N.A., Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the US Agent may from time to time designate to the applicable Facility Borrowers and the US Facility Lenders for such purpose.

                  "Rafytek" has the meaning given such term in the preamble hereto.

                  "Rafytek Accounts" has the meaning given such term in the definition of Eligible Receivables.

                  "Rafytica" has the meaning given such term in the preamble hereto.

                  "Rate Hedging Obligations" means, without duplication, any and all obligations of any Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Canadian Dollar-denominated, Dollar-denominated, Mexican Peso cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

                  "Rate Hedge Value" means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of any Borrower or any Subsidiary thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

                  "Reference Rate" means the interest rate expressed as an annual rate announced publicly from time to time by NBC as being its reference rate then in effect for determining the interest rate on commercial loans made by NBC in Canada in Canadian Dollars or, when used in relation to Advances in Dollars, in Dollars (regardless of whether or not any such loans are actually made).

                  "Registrar" means, with respect to any Subsidiary Securities, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and
         (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of any Borrower with respect to any Letter of Credit to reimburse the applicable Issuing Bank and the Canadian Revolving Credit Lenders or the US Revolving Credit Lenders, as the case may be, to the extent of their respective Participations (including by the receipt by the Canadian Issuing Bank or the US Issuing Bank of proceeds of Loans pursuant to Section 2.2(c)(iii)) for amounts theretofore paid by the applicable Issuing Bank pursuant to a drawing under any Letter of Credit to the extent such obligations have not been satisfied by or on behalf of such Borrower prior to such time, whether from the proceeds of a Base Rate Refunding Loan or otherwise.

                  "Related LC Documents" has the meaning given thereto in
         Section 3.2(i)(i).

                  "Relevant Agent" means the Canadian Agent or the US Agent, as applicable.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender (i) at any time prior to the occurrence of an Acceleration Event, shall be equal to the sum of the aggregate principal amount of such Lender's Commitment under the Revolving Credit Facilities (unless such Lender is a Non-Funding Lender, in which event such amount shall be the aggregate principal amount of Loans owing to such Lender under the Revolving Credit Facilities (including the face amount of Bankers' Acceptances accepted by such Lender)), plus the amount of such Lender's Applicable Commitment Percentage, if any, of Outstandings under the Letter of Credit Facilities (unless such Lender has not funded its Participation in a Reimbursement Obligation, in which event such amount shall be such Lender's Applicable Commitment Percentage of undrawn and outstanding Letters of Credit plus the amount of Participations in outstanding Reimbursement Obligations it has funded) plus, if the Term Loan Facilities have not been repaid or prepaid in full prior to such time, the amount of such Lender's Term Loan Outstandings; and (ii) at any time after the occurrence of an Acceleration Event, shall be equal to the aggregate principal amount of all Outstandings owing to such Lender after taking into account all payments actually received or made by such Lender pursuant to Section 4.12 hereof; provided that, if any Lender shall have failed to pay to the Canadian Issuing Bank or the US Issuing Bank, as the case may be, its entire Applicable Commitment Percentage of any Reimbursement Obligation, the Credit Exposure of such Lender attributable to such unfunded amount of such Reimbursement Obligations shall be deemed to be held by the Lender that is also the applicable Issuing Bank for purposes of this definition. For purposes of
         Section 12.7, Credit Exposures shall be determined only with respect to the Canadian Facilities or the US Facilities, as applicable.

                  "Reserve Requirement" means, with respect to any US Facility Lender for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower or any Subsidiary Securities of any Subsidiary (other than those payable or distributable solely to a Borrower or any Guarantor) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of the principal of (i) any Subordinated Debt (including any Subordinated Replacement Note),
         (ii) any PIK Note (other than the conversion of any PIK Note into shares of capital stock of Consoltex Holdings and the issuance of additional PIK Debentures in lieu of cash interest, each in accordance with the terms of the Les Gantiers Debenture), (iii) any AIP PIK Note (other than the conversion of any AIP PIK Note into shares of capital stock of Consoltex Holdings and the issuance of additional AIP PIK Notes in lieu of cash interest, each in accordance with the terms of the applicable debenture or note), or (iv) any shares of any class of stock of any Borrower or any Subsidiary Securities of any Subsidiary (other than those payable or distributable solely to a Borrower or any Guarantor) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower or any Subsidiary Securities of any Subsidiary now or hereafter outstanding; (d) any issuance and sale of Subsidiary Securities of any Subsidiary of any Borrower (or any option, warrant or right to acquire such stock) other than to a Borrower or a Guarantor; and (e) any payment to AIP of management or other fees other than in accordance with the Fee Limitation Agreement.

                  "Revolving Credit Commitment" means, collectively or individually as the context may require, each of the Canadian Revolving Credit Commitments and the US Revolving Credit
         Commitments.

                  "Revolving Credit Facility Lender" means one or the other of the Canadian Revolving Credit Facility Lenders and the US Revolving Credit Facility Lenders, as the context may require.

                  "Revolving Credit Facility" means, collectively or individually as the context may require, each of the Canadian Revolving Credit Facility and the US Revolving Credit Facility.

                  "Revolving Credit Loan" means, individually or collectively as the context may require, the Canadian Revolving Credit Loans and the US Revolving Credit Loans.

                  "Revolving Credit Outstandings" means, individually or collectively as the context may require, the Canadian Revolving Credit Outstandings and the US Revolving Credit Outstandings.

                  "Revolving Credit Termination Date" means the earliest of
         (i) the Stated Termination Date or (ii) such date of termination of the Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facilities by payment in full of all Outstandings under the Revolving Credit Facilities, under the Canadian Swing Line Facility, and under the Letter of Credit Facilities and cancellation or cash collateralization pursuant to the Cash Collateral Agreement of all Letters of Credit and Bankers' Acceptances, together with all accrued and unpaid interest thereon, and by termination of the Total Commitments under the Revolving Credit Facilities in accordance with Section 2.2(e).

                  "Revolving Notes" means, collectively, the promissory notes of the applicable Facility Borrowers evidencing US Revolving Loans executed and delivered to the US Revolving Credit Facility Lenders as provided in Section 2.4 substantially in the form of Exhibit G-1, with appropriate insertions as to amounts, dates and names of the applicable Lenders amending and restating the corresponding promissory notes most recently issued by the Facility Borrowers under the US Revolving Credit Facility to such US Revolving Credit Facility Lender pursuant to the Existing Credit Agreement.

                  "Royalton" has the meaning given thereto in the preamble hereof.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) that certain Security Agreement dated as of the Original Closing Date by the Borrowers (including LINQ as assignee of Old LINQ) and the Guarantors (other than Consoltex Holdings, Consoltex Mexico, Rafytek, Royalton, New Royalton and Rafytica) to the US Collateral Agent and the Canadian Collateral Trustee, (ii) that certain Security Agreement dated as of October 22, 1999 by Marino and Walpole to the US Collateral Agent and the Canadian Collateral Trustee, and (iii) any additional security agreement, hypothec, bond, pledge agreement or other agreement relating to the granting of collateral by any of the Borrowers or any of the Guarantors delivered on or before the Closing Date or at any other time pursuant to the Original Credit Agreement (or any of the "Loan Documents" as defined therein), the Existing Credit Agreement (or any of the "Loan Documents" as defined therein), or otherwise pursuant to the terms hereof or any of the other Loan Documents, in each case as heretofore or hereafter modified, amended or supplemented from time to time.

                  "Security Instruments" means, collectively, the Pledge Agreements, the Security Agreements, the Mortgages, the Cash Collateral Agreement, the Lock Box Agreements, the Facility Guaranties, the Deposit Account Agreements, the LC Account Agreement, the Fourth Amendment to Mortgage and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower or any Guarantor shall grant or convey to the US Agent, the Lenders, the Canadian Agent, the US Collateral Agent or the Canadian Collateral Trustee a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, including without limitation each of the deed of hypothec and issue of bonds granted by Consoltex in favor of the Canadian Collateral Trustee, each of the bonds issued or to be issued from time to time by Consoltex in favor of each of the Lenders or the Canadian Collateral Trustee, each of the pledge of bond agreement granted or to be granted from time to time by Consoltex in favor of each of the Lenders or the Canadian Collateral Trustee, each security under Section 427 of the Bank Act granted by Consoltex in favor of the Lenders under the Canadian Facilities which are banks governed by the Bank Act, the conditional trademark license agreements by Consoltex in favor of the Canadian Collateral Trustee and the special power of attorney with respect to intellectual property by Consoltex in favor of the Canadian Collateral Trustee, as any of them may be amended, modified or supplemented from time to time.

                  "Segment" means, as the context may require, (i) a portion of the principal amount outstanding under any Term Loan Facility (or all thereof) in the same currency with respect to which a particular interest rate is (or is proposed to be) applicable or (ii) a portion of the principal amount outstanding under any Canadian Facility which is utilized by way of Bankers' Acceptances.

                  "Selling Lender" has the meaning given such term in
         Section 4.12.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (a) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (b) it is then able and expects to be able to
                  pay its debts as they mature; and

                           (c) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Spot Rate of Exchange" means (i) in determining the Dollar Equivalent Amount of a Canadian Dollar amount as of any date, the spot exchange rate determined by the Canadian Agent in accordance with its usual procedures for the purchase by the Canadian Agent of Dollars with Canadian Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date, and (ii) in determining the Canadian Dollar Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Canadian Agent in accordance with its usual procedures for the purchase by the Canadian Agent of Canadian Dollars with Dollars at approximately 10:00 A.M. on the Business Day that is two Business Days prior to such date.

                  "Stated Termination Date" means December 31, 2003.

                  "Statutory Borrowing Base Permitted Liens" means those Liens set forth in Sections 10.4(b), (c), (d) and (l).

                  "Statutory Permitted Liens" means those Liens set forth in Sections 10.4 (e), (f), (h), (j), (o) and (q), together with all Statutory Borrowing Base Permitted Liens.

                  "Subordinated Debt" means (i) all Obligations (as defined as of the Existing Credit Agreement Closing Date in the Subordinated Indenture) with respect to the Subordinated Notes (notwithstanding any adjustments to such Obligations pursuant to the terms of any Payment Deferral Arrangement) (ii) all obligations with respect to the Subordinated Replacement Notes as set forth therein and in the Subordinated Replacement Indenture,
         (iii) all obligations of any Borrower or any Subsidiary with respect to any PIK Notes, and (iv) all obligations of Consoltex Holdings (or any other Borrower or any Subsidiary) with respect to any AIP PIK Notes.

                  "Subordinated Indenture" means that certain Indenture dated as of September 30, 1993 among Consoltex USA, Consoltex, Consoltex International, Old LINQ and First Trust National Association, as Trustee, as amended from time to time in accordance with its terms.

                  "Subordinated Notes" has the meaning given the term "Notes" as of the Existing Credit Agreement Closing Date in the Subordinated Indenture.

                  "Subordinated Note Exchange" means the execution by Consoltex USA, Consoltex, Consoltex International, LINQ and First Trust National Association of the Subordinated Replacement Indenture, the issuance of the Subordinated Replacement Notes pursuant to the terms thereof, the return to or cancellation by the issuers of the Subordinated Notes with respect to which Subordinated Replacement Notes are issued, and all other transactions related thereto.

                  "Subordinated Note Exchange Lockup Agreements" means, individually or collectively as the context may indicate, those agreements entered into by certain holders of Subordinated Notes with respect to which such holders agree, pursuant to the terms thereof, to accept Subordinated Replacement Notes in exchange for Subordinated Notes and otherwise accept the offer of, and participate in, the Subordinated Note Exchange.

                  "Subordinated Replacement Indenture" means that certain Indenture to be entered into among Consoltex Holdings, Consoltex USA, Consoltex, Consoltex International, LINQ, Consoltex Mexico, Rafytek and U.S. Bank, N.A., as Trustee, and pursuant to which the Subordinated Replacement Notes are to be issued, as amended from time to time in accordance with its terms and this Agreement.

                  "Subordinated Replacement Notes" means those promissory notes issued in connection with, or other instruments or evidence of obligations under, the Subordinated Replacement Indenture, including without limitation the definition of "Notes" in the Subordinated Replacement Indenture.

                  "Subsidiary" means (i) any subsidiary (within the meaning ascribed to it as of the date hereof in the Canada Business Corporations Act) of any Borrower or any one or more of any Borrower's Subsidiaries, (ii) any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by any Borrower or by one or more of any Borrower's Subsidiaries and
         (iii) any partnership or limited partnership of which more than 50% of the outstanding units or interests are owned directly or indirectly by any Borrower or by one or more of any Borrower's Subsidiaries.

                  "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under
         Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

                  "Swap Agreement" means one or more agreements between any Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to such Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Required Lenders shall be required to the extent such agreements are entered into between any Borrower and any Lender or any affiliate of any Lender.

                  "Synthetic Lease Obligations" means all monetary obligations of a lessee under any tax retention or other synthetic leases which is treated as an operating lease under GAAP but the liabilities under which are or would be characterized as indebtedness of such Person for tax purposes or upon the insolvency of such Person. The amount of Synthetic Lease Obligations in respect of any synthetic lease at any date of determination thereof shall be equal to the aggregate purchase price of any property subject to such lease less the aggregate amount of payments of rent theretofore made which reduce the lessee's obligations under such synthetic lease and which are not the financial equivalent of interest.

                  "Term Loan" means, collectively or individually as the context may require, the Canadian Term Loan and the US Term Loan.

                  "Term Loan Commitment" means, collectively or individually as the context may require, each of the Canadian Term Loan Commitments and the US Term Loan Commitments.

                  "Term Loan Facility" means, collectively or individually as the context may require, each of the Canadian Term Loan Facility and the US Term Loan Facility.

                  "Term Loan Facility Lender" means any one or more of the Canadian Term Loan Facility Lenders and the US Term Loan Facility Lenders.

                  "Term Loan Maturity Date" means December 31, 2003.

                  "Term Loan Outstandings" means, individually or collectively as the context may require, the Canadian Term Loan Outstandings and the US Term Loan Outstandings.

                  "Term Loan Termination Date" means the earliest of (i) the Term Loan Maturity Date or (ii) such date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate both (but not only one) of the Term Loan Facilities by payment in full of all Obligations incurred in connection with the Term Loan.

                  "Term Notes" means, collectively, the promissory notes of the applicable Facility Borrowers evidencing the US Term Loan executed and delivered to the US Term Loan Facility Lenders as provided in Section 2.4 substantially in the form of Exhibit G-2 with appropriate insertions as to amounts, dates and names of applicable Lenders, amending and restating the promissory notes most recently issued by the Facility Borrowers under the US Term Loan Facility pursuant to the Existing Credit Agreement.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or
         (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or
         (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under
         Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Third Party Mexican Accounts Payable" means, as of any date of measurement thereof, those accounts payable of Consoltex Mexico and each of the Mexican Companies (other than Rafytica) arising in the ordinary course of business and owing to trade creditors other than any Person that is a Borrower or a Guarantor.

                  "Ticking Fee" has the meaning given thereto in Section
         4.7(f).

                  "Total Commitment" means (i) with respect to the Canadian Revolving Credit Facility, an aggregate principal amount equal to $11,230,245.60 as reduced from time to time in accordance with
         Section 2.2, (ii) with respect to the Canadian Term Loan Facility, an aggregate principal amount equal to $ 12,024,445.45, (iii) with respect to the US Revolving Credit Facility an aggregate principal amount equal to $22,769,754.40, as reduced from time to time in accordance with Section 2.2, and (iv) with respect to the US Term Loan Facility an aggregate principal amount equal to $21,818,719.55.

                  "Total Canadian Letter of Credit Commitment" means an amount not to exceed $5,000,000.

                  "Total US Letter of Credit Commitment" means an amount not to exceed $5,000,000.

                  "Type" shall mean any type of Loan (i.e., a Bankers' Acceptance (including a Bankers' Acceptance Segment), a Base Rate Loan or a Eurodollar Rate Loan).

                  "US Agent" has the meaning given such term in the preamble hereto.

                  "US Borrower" means any Borrower that is formed under the laws of the United States or any political subdivision thereof.

                  "US Collateral Agent" means Bank of America, N.A., successor in interest to NationsBank, National Association, or any successor thereto, as collateral agent pursuant to the Security Instruments and the US Agent acting in such capacity.

                  "US Facilities Lenders" means, collectively, each of the US Revolving Credit Facility Lenders and the US Term Loan Facility Lenders.

                  "US Facility" means, one or the other of the US Term Loan Facility and the US Revolving Credit Facility.

                  "US Guarantor" means any Guarantor that is formed under the laws of the United States or any political subdivision thereof.

                  "US Issuing Bank" means initially Bank of America and thereafter any US Revolving Credit Facility Lender which is the successor to Bank of America as issuer of US Letters of Credit under Article III.

                  "US Letter of Credit" means a standby or commercial letter of credit issued under the US Revolving Credit Facility by the US Issuing Bank for the account of an applicable Facility Borrower in favor of a Person advancing credit to or securing an obligation on behalf of such Facility Borrower.

                  "US Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the US Issuing Bank for the account of the applicable Facility Borrowers of US Letters of Credit in an aggregate stated amount at any time outstanding not exceeding $5,000,000.

                  "US Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all US Letters of Credit plus Reimbursement Obligations then outstanding.

                  "US Revolving Credit Commitment" means, with respect to each Lender under the US Revolving Credit Facility, the obligation of such Lender to make US Revolving Credit Loans to the applicable Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Commitment applicable to the US Revolving Credit Facility.

                  "US Revolving Credit Facility" means the facility described in Article II hereof providing for Advances in Dollars in favor or at the request of an applicable Facility Borrower (subject to the Mexican Borrowing Limit) in an aggregate principal amount at any time outstanding not exceeding the Total Commitment applicable to such Facility at such time.

                  "US Revolving Credit Facility Lenders" means, collectively, each Lender identified as such on Exhibit A hereto as being a Lender having a Commitment under the US Revolving Credit Facility and each other financial institution that is an assignee thereof and executes and delivers an Assignment and Acceptance pursuant to Section 13.1 in which such institution acquires a Commitment under such Facility.

                  "US Revolving Credit Loan" means any Loan, including without limitation any Base Rate Refunding Loan, under the US Revolving Credit Facility made in accordance with Article II to any Facility Borrower thereunder (subject to the Mexican Borrowing Limit).

                  "US Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all US Revolving Credit Loans then outstanding.

                  "US Term Loan" means the advances previously made pursuant to the US Term Loan Facility under the Existing Credit Agreement (including any advances made prior thereto but included as a US Term Loan therein), as restructured hereby, to the applicable Facility Borrowers (subject to the Mexican Borrowing Limit) in Dollars.

                  "US Term Loan Commitment" means, with respect to each US Term Loan Facility Lender, the obligation of such Lender to have made the Advance under the US Term Loan Facility to the applicable Facility Borrowers (subject to the Mexican Borrowing Limit) in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Commitment applicable to the US Term Loan, as set forth on Exhibit A.

                  "US Term Loan Facility" means the facility described in
         Article II reflecting amounts previously advanced under the Existing Credit Agreement (including any prior advances incorporated therein), as restructured hereby, in Dollars in favor of the applicable Facility Borrowers (subject to the Mexican Borrowing Limit) by the US Term Loan Facility Lenders in the aggregate principal amount of the Total Commitment applicable to such Facility.

                  "US Term Loan Facility Lenders" means, collectively, each Lender identified as such on Exhibit A hereto as being a Lender having a Commitment under the US Term Loan Facility and each other financial institution that is an assignee thereof and executes and delivers an Assignment and Acceptance pursuant to Section 13.1 in which such institution acquires a Commitment under such Facility.

                  "US Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of all US Term Loans then outstanding.

                  "Vera Pak" means Vera Pak, S.A. de C.V., which was merged into Rafytek on or about April 3, 2001.

                  "Vestco" means Vest Company Vestco, S.A. de C.V., which was merged into Royalton on or about March 13, 2001.

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Waiver of Lien Rights" means any Waiver of Lien Rights substantially in the form of Exhibit K hereto delivered by a landlord to the Agents with respect to any property leased by any Borrower or any Subsidiary.

                  "Walpole" means Walpole Inc., a New Jersey corporation, which was previously merged into Old LINQ.

         1.3      Rules of Interpretation.
                  -----------------------

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Article 1, 8 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code or the equivalent thereto of another jurisdiction or the Civil Code of Quebec (the "Alternate Code") is expressly stated as controlling in respect of attachment, perfection, priority or enforcement, in which case such terms shall have the meaning given in the Alternate Code.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder," "hereto," "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Montreal, Canada and Charlotte, North Carolina, as applicable.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%," such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                  (m) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars of an amount in Dollars, and the equivalent in Dollars of an amount in Canadian Dollars, shall be determined as set forth in the definitions of Dollar Equivalent Amount and Canadian Dollar Equivalent Amount, as applicable.




                                 ARTICLE II

                           The Credit Facilities

         2.1      Term Loan.
                  ---------

                  (a) Funding. The Borrowers and the Guarantors acknowledge that the aggregate principal amount of the Term Loan Commitments is outstanding as term loans under the Existing Credit Agreement, and such outstandings are hereby deemed to constitute Outstandings under the US Term Loan (subject to the Mexican Borrowing Limit) and the Canadian Term Loan, as applicable, such that the Dollar Equivalent Amounts of the Outstandings under the US Term Loan and the Canadian Term Loan hereby equal the US Term Loan Commitments and Canadian Term Loan Commitments of each Lender as set forth on Exhibit A. The principal amount of each Segment of each Term Loan outstanding hereunder from time to time shall bear interest and the Term Loans shall be repayable as herein provided. No amount of the Term Loans repaid or prepaid by any Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender.

                  (b) Acknowledgement of Prior Term Loan Advances. The Borrowers and the Guarantors acknowledge that each Term Loan Facility Lender has previously made available to the applicable Facility Borrower the Advance of the applicable Term Loan reflected herein as made by it in an amount sufficient to fund entirely its Term Loan Commitment hereunder. Each Facility Borrower with respect to the Canadian Term Loan Facility and the US Term Loan Facility hereby acknowledges to and agrees with each Lender and the Relevant Agent that the Term Loans are fully funded and no further Advances are to be made thereunder on the Closing Date or thereafter.

                  (c) Payment of Principal. The principal amount of the Term Loans shall be repaid in quarterly installments on the dates and in the amounts set forth below for each Term Loan (as any of such amounts may have been reduced at or prior to such time pursuant to Sections 2.1(d) and 2.1(e)):

         ------------------------- ---------------------------------------------------------------------------------
              Quarter Ended                                         Principal Due
         ------------------------- ---------------------------------------- ----------------------------------------
                                             Canadian Term Loan                          US Term Loan
         ------------------------- ---------------------------------------- ----------------------------------------
         June 30, 2002                                         $108,000.00                              $192,000.00
         ------------------------- ---------------------------------------- ----------------------------------------
         September 30, 2002                                    $108,000.00                              $192,000.00
         ------------------------- ---------------------------------------- ----------------------------------------
         December 31, 2002                                      $72,000.00                              $128,000.00
         ------------------------- ---------------------------------------- ----------------------------------------
         March 31, 2003                                              $0.00                                    $0.00
         ------------------------- ---------------------------------------- ----------------------------------------
         June 30, 2003                                         $504,000.00                              $896,000.00
         ------------------------- ---------------------------------------- ----------------------------------------
         September 30, 2003                                    $576,000.00                            $1,024,000.00
         ------------------------- ---------------------------------------- ----------------------------------------
         December 31, 2003                          All remaining Canadian                         All remaining US
                                                    Term Loan Outstandings                   Term Loan Outstandings
         ------------------------- ---------------------------------------- ----------------------------------------

         provided, however, that the entire amount of Term Loan
         Outstandings shall be due and payable in full on the Term Loan Termination Date together with interest accrued thereon to such date.

                  (d) Optional Prepayments. Prepayments may be made on each Term Loan (including with respect to the face amount of Bankers' Acceptances), provided they be made for pro rata amounts and at the same time for each Term Loan, in whole or in part from time to time on any Business Day, without penalty or premium, upon at least three (3) Business Days' telephonic notice from an Authorized Representative (effective upon receipt) to each of the Agents prior to 10:30 A.M. (Charlotte, NC time), which notice shall be irrevocable. The Authorized Representative shall provide each Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice. Any prepayment, whether of a Base Rate Segment, a Bankers' Acceptance Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this Section 2.1(d) shall be made in the minimum principal amount of $500,000 (or, as to segments in Canadian Dollars, the Canadian Dollar Equivalent Amount of Canadian Dollars) or any integral multiple of $100,000 (or, as to segments in Canadian Dollars, the Canadian Dollar Equivalent Amount of Canadian Dollars) in excess thereof (or in the entire remaining principal balance of the Term Loan), and all such prepayments of principal shall be made by the Facility Borrowers such that they may be applied pro rata to the Canadian Term Loan and the US Term Loan, and such prepayments in all cases shall be applied to installments of principal under each Term Loan in inverse order of their maturities.

                  (e) Mandatory Prepayments. In addition to the required payments of principal of the Term Loan set forth in Section 2.1(c) and any optional payments of principal of the Term Loan effected under Section 2.1(d), the following required prepayments of the Term Loans, each such payment to be made to the Relevant Agent for the benefit of the applicable Term Loan Facility Lenders, shall be made within the time period specified below:

                           (i) commencing with the Fiscal Year ended
                  December 31, 2001, and for each Fiscal Year thereafter, an annual prepayment shall be made in an amount equal to
                  (a) fifty percent (50%) of Excess Cash Flow for such Fiscal Year if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than or equal to
                  3.50 to 1.00, or (b) seventy-five percent (75%) of Excess Cash Flow for such Fiscal Year if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is greater than 3.50 to 1.00;

                           (ii) upon the release from escrow and delivery
                  to any Borrower or Guarantor of any portion of the FIBC Holdback Amount, a prepayment shall be made in an amount equal to one hundred percent (100%) of such portion of the FIBC Holdback Amount so released;

                           (iii) a prepayment shall be made from the cash
                  proceeds of each private and public offering not prohibited by the terms hereof of equity securities of any Borrower or any Subsidiary (other than cash proceeds from any Additional Equity Investment and any Management Investment) in an amount equal to one hundred percent (100%) of the Net Proceeds of each such issuance of equity securities of any Borrower or any Subsidiary (including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities);

                           (iv) a prepayment shall be made from the
                  proceeds of each Asset Disposition, other than a Permitted Asset Disposition, in an amount equal to one hundred percent (100%) of the Net Proceeds of such Asset Disposition; and

                           (v) a prepayment shall be made from the proceeds
                  of each Permitted Asset Disposition in an amount equal to one hundred percent (100%) of the Net Proceeds of such Permitted Asset Disposition.

                  Each prepayment set forth in Section 2.1(e)(ii) through
         (v) above will be made within ten (10) Business Days of receipt of any such proceeds, whether such receipt is partial or entire, without regard to any contingencies, earn-outs or future payments, and in each case upon not less than five (5) Business Days' irrevocable written notice to the Agents, which notice shall be given as soon as practicable after the receipt of any such proceeds of any nature, and shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment. Each prepayment set forth in Section 2.1(e)(i) above will be made simultaneously with the delivery of a certificate of the Chief Financial Officer of Consoltex Holdings or another Authorized Representative substantially in the form of Exhibit L hereto setting forth the calculation of Excess Cash Flow for such Fiscal Year and the Consolidated Leverage Ratio as of the last day of such Fiscal Year, which certificate shall be delivered as soon as practicable but in any event no later than 120 days after the end of each Fiscal Year, beginning with such a certificate for the Fiscal Year ended December 31, 2001. All mandatory prepayments made pursuant to Sections 2.1(e)(i), (ii), (iii) and (v) shall be applied pro rata to the Canadian Term Loan and the US Term Loan, and shall be applied to remaining installments of principal under each Term Loan in inverse order of their maturities, and in the event that all Term Loans have been paid in full, shall thereafter be applied to repay the Canadian Revolving Credit Facility and the US Revolving Credit Facility pro rata, and to permanently reduce the Revolving Credit Commitments pro rata in an amount equal to such repayment. All mandatory prepayments made pursuant to Section 2.1(e)(iv) shall be applied (x) first, to the extent the asset so disposed of constituted part of the Borrowing Base prior to its disposition, to the extent of its value in the Borrowing Base (after application of the applicable advance rate to such asset under the definition of "Borrowing Base"), to repay the Canadian Revolving Credit Facility and the US Revolving Credit Facility pro rata, and to permanently reduce the Revolving Credit Commitments pro rata in an amount equal to such repayment, (y) second, pro rata to the Canadian Term Loan and the US Term Loan to reduce the remaining installments of principal under each Term Loan in inverse order of their maturities, and (z) third, in the event that the Term Loans have been paid in full, thereafter to repay the Canadian Revolving Credit Facility and the US Revolving Credit Facility pro rata, and to permanently reduce the Revolving Credit Commitments pro rata in an amount equal to such repayment.

         2.2      Revolving Loans.
                  ---------------

                  (a) Commitment. Subject to the terms and conditions of this Agreement, (i) each US Revolving Credit Facility Lender severally agrees to make Advances in Dollars to any one or more of the Facility Borrowers under the US Revolving Credit Facility (subject to the Mexican Borrowing Limit) on a pro rata basis as to each US Revolving Credit Loan requested by such Facility Borrowers on any day determined by such Lender's Applicable Commitment Percentage with respect to the US Revolving Credit Facility up to but not exceeding the US Revolving Credit Commitment of such Lender, and (ii) each Canadian Revolving Credit Facility Lender severally agrees to make Advances and accept Bankers' Acceptances in Dollars or in the Canadian Dollar Equivalent Amount of Canadian Dollars (as selected by the applicable Facility Borrower) to any one or more of the Facility Borrowers under the Canadian Revolving Credit Facility on a pro rata basis as to each Canadian Revolving Credit Loan requested by such Facility Borrowers on any day determined by such Lender's Applicable Commitment Percentage with respect to the Canadian Revolving Credit Facility up to but not exceeding the Dollar Equivalent Amount equal to the Canadian Revolving Credit Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (A) so long as a Default or an Event of Default has occurred and is continuing or (B) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the provisions of
         Section 2.2(b)(i), (ii) and (iii) are not violated. Within such limits (and the Mexican Borrowing Limit) and subject to the other terms and conditions of this Agreement, the Facility Borrowers under the Revolving Credit Facilities and under the Canadian Swing Line Facility may borrow and (under the Canadian Revolving Credit Facility only) issue Bankers' Acceptances, repay and reborrow under the Revolving Credit Facilities and under the Canadian Swing Line Facility on a Business Day from the Original Closing Date until, but (as to borrowings, reborrowings or the issuance of Bankers' Acceptances) not including, the Revolving Credit Termination Date. Bankers' Acceptances are not available, and shall not be issued or accepted under, the US Revolving Credit Facility.

                  (b) Amounts. Except as otherwise permitted by all of the Lenders from time to time, (i) the amount of US Revolving Credit Outstandings plus US Letter of Credit Outstandings shall not exceed at any time the Total Commitment under the US Revolving Credit Facility at such time, (ii) the amount of US Revolving Credit Outstandings plus US Letter of Credit Outstandings owing by Consoltex Mexico and Rafytek shall not exceed at any time the Mexican Borrowing Limit at such time, (iii) the Dollar Equivalent Amount of Canadian Revolving Credit Outstandings plus Canadian Letter of Credit Outstandings plus Canadian Swing Line Loan Outstandings at any time shall not exceed the Dollar Equivalent Amount of the Total Commitment under the Canadian Revolving Credit Facility at such time, and (iv) the Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility shall not at any time exceed the sum of (A) the Borrowing Base as calculated in Dollars at such time plus (B) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time. In the event any of clauses (i), (ii), (iii) or (iv) above are violated at any time, such payments and prepayments as shall be necessary to comply with each such subsection, including payments on the first day after the expiration of an Overadvance Period to the extent the Overadvance Amount is then being utilized, shall be made immediately, and in the case of a violation of clause (iv) shall be made pro rata between the Canadian Revolving Credit Facility and the US Revolving Credit Facility. Each Advance under the Revolving Credit Facilities, other than Base Rate Refunding Loans and Bankers' Acceptances, shall be in an amount of at least $100,000 (or the Canadian Dollar Equivalent Amount thereof in Canadian Dollars), and, if greater than $100,000, an integral multiple of $100,000 (or the Canadian Dollar Equivalent Amount thereof in Canadian Dollars).

                  (c)      Advances.
                           --------

                           (i) An Authorized Representative shall give the
                  Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate
                  Loan) prior to 11:00 A.M., (2) at least two (2) Business Days' irrevocable telephonic notice of each Bankers' Acceptance under the Canadian Revolving Credit Facility (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan or a Eurodollar Rate Loan to a Bankers' Acceptance) prior to 11:00 A.M. and (3) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.2(c)(iii) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans or Bankers' Acceptances to Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Relevant Agent, shall specify the Facility Borrower, the amount of the borrowing, the type of Revolving Loan (Dollars or, in the case of the Canadian Revolving Credit Facility only, Canadian Dollars; Base Rate, Eurodollar Rate or, in the case of the Canadian Revolving Credit Facility only, Bankers' Acceptances), the date of borrowing and, if a Eurodollar Rate Loan or a Bankers' Acceptance, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Revolving Credit Facility Lender's portion of an Advance requested thereunder, shall be provided by the Relevant Agent to each such Revolving Credit Facility Lender by telefacsimile transmission with reasonable promptness, but (provided the Relevant Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                           (ii) Not later than 2:00 P.M. on the date
                  specified for each borrowing under this Section 2.2, each applicable Revolving Credit Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Relevant Agent in the amount of its pro rata share, determined according to such Revolving Credit Facility Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Relevant Agent at its Principal Office and shall be in the form of Dollars or, solely with respect to the Canadian Revolving Credit Facility and as selected by the applicable Facility Borrower, the Canadian Dollar Equivalent Amount of Canadian Dollars, in each case constituting immediately available funds. The amount so received by the Relevant Agent shall, subject to the terms and conditions of this Agreement, be made available to the appropriate Facility Borrower by delivery of the proceeds thereof to the applicable Borrowers' US Account or Borrowers' Canadian Account, as the case may be, or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Relevant Agent; provided, that if any Lender accepts Bankers' Acceptances, Section 4.1(c) shall apply.

                           (iii) Notwithstanding the foregoing, if a
                  drawing is made under any Letter of Credit, such drawing is honored by either Issuing Bank, and the applicable Borrower shall not immediately fully reimburse the applicable Issuing Bank in respect of such drawing from other funds available to such Borrower, (A) provided that the conditions to making a Revolving Credit Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the applicable Issuing Bank by the Relevant Agent without the requirement of notice to or from, or any other action of, the applicable Facility Borrower or any other Borrower, from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Relevant Agent at its Principal Office by each Canadian Revolving Credit Facility Lender under the Canadian Revolving Credit Facility or by each US Revolving Credit Facility Lender under the US Revolving Credit Facility, as the case may be, in an amount equal to its Applicable Commitment Percentage of the Dollars Equivalent Amount of such Reimbursement Obligation, and
                  (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each Canadian Revolving Credit Facility Lender under the Canadian Revolving Credit Facility or each US Revolving Credit Facility Lender under the US Revolving Credit Facility, as the case may be, shall fund by payment to the Relevant Agent (for the benefit of the applicable Issuing Bank) at its Principal Office in immediately available funds the purchase from the applicable Issuing Bank of their respective Participations in the Dollar Equivalent Amount of the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the applicable Facility Borrower shall not immediately reimburse the relevant Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the relevant Issuing Bank to the Relevant Agent and the Relevant Agent shall provide notice to each Canadian Revolving Credit Facility Lender or each US Revolving Credit Facility Lender, as the case may be, by telephone or telefacsimile transmission. If notice to such Lenders of a drawing under any Letter of Credit is given by the Relevant Agent at or before 12:00 noon on any Business Day, each Canadian Revolving Credit Facility Lender or each US Revolving Credit Facility Lender, as the case may be, shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Relevant Agent for the account of the applicable Issuing Bank at its Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Canadian Revolving Credit Facility Lender or US Revolving Credit Facility Lender, as the case may be, is given by the Relevant Agent after 12:00 noon on any Business Day, each such Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

                  (d) Repayment of Revolving Loans. The principal amount of each Revolving Credit Loan (including each Base Rate Refunding
         Loan) shall be due and payable to the Relevant Agent for the benefit of each Canadian Revolving Credit Facility Lender or US Revolving Credit Facility Lender, as the case may be, in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Credit Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable telephonic notice in the case of each Revolving Credit Loan that is a Eurodollar Rate Loan or, in the case of the Canadian Revolving Credit Facility only, a Bankers' Acceptance from an Authorized Representative (effective upon receipt) to the Relevant Agent prior to 11:00 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Credit Loan that is a Base Rate Loan (including a Base Rate Refunding Loan) from an Authorized Representative (effective upon receipt) to the Relevant Agent prior to 11:00 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Relevant Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Credit Loans made by the applicable Facility Borrower shall be in the minimum amount of $100,000 (or the Canadian Dollar Equivalent Amount thereof in Canadian Dollars) or such greater amount which is an integral multiple of $100,000 (or the Canadian Dollar Equivalent Amount thereof in Canadian Dollars), or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(e) or Section 2.2(b). All receipts and deposits received from any Lock Box shall be deposited in the applicable Lock Box Account on a daily basis in accordance with Section 9.20. All amounts deposited in the applicable Lock Box Account and constituting collected funds (in accordance with the applicable Cash Collateral Agreement) shall be applied daily to repay the Canadian Revolving Credit Outstandings and the US Revolving Credit Outstandings, as applicable, without regard to any minimum or integral payment provided in the immediately preceding sentence, at all times after (i) the Required Lenders shall so request (by notice to the Agents and the Borrowers), or (ii) any one or more Lenders shall so request (by notice to the Agents and the Borrowers) after the occurrence of an Event of Default that has not been cured prior to the giving of such notice by such Lender (but regardless of whether such Event of Default has been waived). Prepayments shall also be made as set forth in Section 2.1(e).

                  (e) Reductions. The Facility Borrowers under the applicable Revolving Credit Facility shall have the right from time to time but not more frequently than once each calendar month, upon not less than five (5) Business Days' written notice to the Relevant Agent from the Chief Financial Officer of Consoltex Holdings, effective upon receipt, to reduce the Total Commitment of the Canadian Revolving Credit Facility and the US Revolving Credit Facility, without penalty or premium, and any such reduction shall only be made pro rata between the Canadian Revolving Credit Facility and the US Revolving Credit Facility. The Relevant Agent shall give each Revolving Credit Facility Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $500,000 or such greater amount which is in an integral multiple of $100,000, or the entire remaining Total Commitment with respect to the Revolving Credit Facilities, and shall permanently reduce each of the applicable Total Commitments pro rata. Each reduction of the Total Commitment with respect to the Canadian Revolving Credit Facility and the US Revolving Credit Facility shall be accompanied by payment of (i) the Canadian Revolving Credit Loans or Canadian Swing Line Loans to the extent that, after giving effect to such reduction, the principal amount of Canadian Revolving Credit Outstandings plus Canadian Letter of Credit Outstandings plus Canadian Swing Line Loan Outstandings exceeds the Total Commitment with respect to the Canadian Revolving Credit Facility, and (ii) the US Revolving Credit Loans to the extent that, after giving effect to such reduction, the principal amount of US Revolving Credit Outstandings plus US Letter of Credit Outstandings exceeds the Total Commitment with respect to the US Revolving Credit Facility, in each case together with accrued and unpaid interest on the amounts prepaid. Reductions shall also be made in accordance with Section 2.1(e).

         2.3 Use of Proceeds. The proceeds of the Term Loans have been, and the proceeds of the Revolving Credit Loans shall be, used by the Borrower for working capital, capital expenditures and other lawful corporate purposes.

         2.4      Notes.
                  -----

         (a) Revolving Notes. Revolving Loans made by each US Revolving Credit Facility Lender shall be evidenced by the Revolving Note payable to the order of such US Revolving Credit Facility Lender in the respective amount of its US Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Facility Borrowers under the US Revolving Credit Facility.

         (b) Term Notes. The portion of the US Term Loan made by each US Term Loan Facility Lender shall be evidenced by the Term Note payable to the order of such US Term Loan Facility Lender in the respective amount of its US Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Facility Borrowers under the US Term Loan.

         2.5      Canadian Swing Line.
                  -------------------

                  (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Canadian Revolving Credit Facility in an efficient manner, to facilitate the payment of checks in circulation issued by Facility Borrowers, and to minimize the transfer of funds between the Canadian Agent and the Canadian Revolving Credit Facility Lenders, the Canadian Swing Line Facility Lender shall make available Canadian Swing Line Loans to the Facility Borrowers under the Canadian Revolving Credit Facility prior to the Revolving Credit Termination Date. The Canadian Swing Line Facility Lender shall not be obligated to make any Canadian Swing Line Loan pursuant hereto (i) if the Canadian Swing Line Facility Lender has actual knowledge that the applicable Facility Borrower is not in compliance with all the conditions to the making of Canadian Revolving Credit Loans set forth in this Agreement, (ii) if after giving effect to such Canadian Swing Line Loan, the Canadian Swing Line Loan Outstandings exceed $4,000,000 (or the Dollar Equivalent Amount thereof in Canadian Dollars), (iii) if after giving effect to such Canadian Swing Line Loan, the sum of the Dollar Equivalent Amount of Canadian Swing Line Loan Outstandings, Canadian Revolving Credit Outstandings and Canadian Letter of Credit Outstandings exceeds the Total Commitment with respect to the Canadian Revolving Credit Facility, or (iv) if after giving effect to such Canadian Swing Line Loan, the Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility shall exceed the sum of (A) the Borrowing Base as calculated in Dollars at such time plus (B) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time. The applicable Facility Borrowers may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this Section 2.5.

                  (b) The interest payable on Canadian Swing Line Loans is solely for the account of the Canadian Swing Line Facility Lender. Canadian Swing Line Loans shall bear interest solely at the Base Rate. Canadian Swing Line Loans shall accrue interest at the Default Rate if any Event of Default shall occur and be continuing, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in
         Section 4.4 with respect to interest on Base Rate Loans.

                  (c) Upon the making of a Canadian Swing Line Loan, each Canadian Revolving Credit Facility Lender shall be deemed to have purchased from the Canadian Swing Line Facility Lender a Participation therein in an amount equal to such Canadian Revolving Credit Facility Lender's Applicable Commitment Percentage of such Canadian Swing Line Loan. Upon demand made by the Canadian Swing Line Facility Lender, each Canadian Revolving Credit Facility Lender shall, according to its Applicable Commitment Percentage of such Canadian Swing Line Loan, promptly provide to the Canadian Swing Line Facility Lender its purchase price therefor in an amount equal to its Participation therein in Dollars or, as to Participation in Canadian Swing Line Loan Outstandings denominated in Canadian Dollars, in the Canadian Dollars Equivalent Amount of Canadian Dollars. Any provision by a Canadian Revolving Credit Facility Lender pursuant to demand of the Canadian Swing Line Facility Lender of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Canadian Revolving Credit Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.2, and (ii) in all other cases, the funding by each Canadian Revolving Credit Facility Lender of the purchase price of its Participation in such Canadian Swing Line Loan. The obligation of each Canadian Revolving Credit Facility Lender to so provide its purchase price to the Canadian Swing Line Facility Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The applicable Facility Borrowers, at their option and subject to the terms hereof, may request an Advance pursuant to Section 2.2 in an amount sufficient to repay Canadian Swing Line Loan Outstandings on any date and the Canadian Agent shall provide from the proceeds of such Advance to the Canadian Swing Line Facility Lender the amount necessary to repay such Canadian Swing Line Loan Outstandings (which the Canadian Swing Line Facility Lender shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the applicable Facility Borrower pursuant to Section 2.2(c)(ii). The proceeds of such Advances shall be paid to the Canadian Swing Line Facility Lender for application to the Canadian Swing Line Loan Outstandings and the Canadian Revolving Credit Facility Lenders shall then be deemed to have made Canadian Revolving Credit Loans in the amount of such Advances. The Canadian Swing Line Facility shall continue in effect until the Revolving Credit Termination Date, at which time all Canadian Swing Line Loan Outstandings and accrued interest thereon shall be due and payable in full.


                                ARTICLE III

                             Letters of Credit

         3.1 Letters of Credit. Each of the Issuing Banks agrees, subject to the terms and conditions of this Agreement, upon request of a Facility Borrower under the applicable Letter of Credit Facility and for its account, to issue from time to time Letters of Credit under the applicable Letter of Credit Facility upon delivery to the applicable Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to such Issuing Bank; provided, that (i) neither Issuing Bank shall be obligated to issue (or renew) any Letter of Credit if it has been notified by either Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) no US Letter of Credit shall be issued (or renewed) if, after giving effect thereto, the US Letter of Credit Outstandings would exceed $5,000,000, (iii) no Canadian Letter of Credit shall be issued (or renewed) if, after giving effect thereto, the Dollar Equivalent Amount of Canadian Letter of Credit Outstandings would exceed $5,000,000, (iv) no US Letter of Credit shall be issued (or renewed) if, after giving effect thereto, the US Letter of Credit Outstandings plus the US Revolving Credit Outstandings shall exceed the Total Commitment with respect to the US Revolving Credit Facility, (v) no Canadian Letter of Credit shall be issued (or renewed) if, after giving effect thereto, the Dollar Equivalent Amount of Canadian Letter of Credit Outstandings plus the Canadian Revolving Credit Outstandings plus the Canadian Swing Line Loan Outstandings shall exceed the Total Commitment with respect to the Canadian Revolving Credit Facility, and (vi) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility shall exceed the sum of (A) the Borrowing Base as calculated in Dollars at such time plus (B) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time. No Letter of Credit shall have an expiry date (including all rights of the applicable Facility Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the ninetieth (90th) day after the Stated Termination Date; provided, however, in the event such expiry date is after the Stated Termination Date, there shall be deposited with the Relevant Agent on or before the Business Day prior to the Stated Termination Date an amount of cash equal to the stated amount of such Letter of Credit remaining undrawn at the date of such deposit to be held pursuant to the terms of the applicable LC Account Agreement. Letters of Credit issued under the US Letter of Credit Facility shall be issued in Dollars and Letters of Credit issued under the Canadian Letter of Credit Facility may be issued in Dollars or in the Canadian Dollar Equivalent Amount of Canadian Dollars.

         3.2      Reimbursement and Participations.
                  --------------------------------

                  (a) Each Facility Borrower under the applicable Letter of Credit Facility hereby unconditionally agrees to pay to the applicable Issuing Bank immediately on demand at its Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit issued for the account of such Facility Borrower and all reasonable expenses incurred by the applicable Issuing Bank in connection with each such Letter of Credit, and in any event and without demand to place in possession of the applicable Issuing Bank (which shall include Advances under the applicable Revolving Credit Facility if permitted by Section
         2.2 and Canadian Swing Line Loans with respect to Canadian Letters of Credit if permitted by Section 2.5) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. Each of the Issuing Banks agrees to give the applicable Facility Borrower prompt notice of any request for a draw under any Letter of Credit. The applicable Issuing Bank may charge any account the applicable Facility Borrower may have with it for any and all amounts such Issuing Bank pays under any Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by such Issuing Bank and such Facility Borrower; provided that to the extent permitted by Section 2.2(c)(iii) and Section 2.5, amounts shall be paid pursuant to Advances under the applicable Revolving Credit Facility or, if the Borrower shall elect, by Canadian Swing Line Loans in the case of Canadian Letters of Credit. Each Facility Borrower under either Letter of Credit Facility agrees to pay the applicable Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

                  (b) In accordance with the provisions of Section 2.2(c), each Issuing Bank shall notify the Relevant Agent of any drawing under any Letter of Credit promptly following the receipt by such Issuing Bank of such drawing.

                  (c) Each applicable Revolving Credit Facility Lender (other than the applicable Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the applicable Issuing Bank in respect of each Letter of Credit in an amount equal to such Revolving Credit Facility Lender's Applicable Commitment Percentage of such liability, and to the extent that the applicable Facility Borrower is obligated to pay the applicable Issuing Bank under Section 3.2(a), each such Revolving Credit Facility Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the applicable Issuing Bank, its Applicable Commitment Percentage of the liability of such Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.2(c)(iii).

                  (d) Simultaneously with the making of each payment by a Revolving Credit Facility Lender to an Issuing Bank pursuant to
         Section 2.2(c)(iii)(B), such Revolving Credit Facility Lender shall, automatically and without any further action on the part of such Issuing Bank or such Revolving Credit Facility Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Revolving Credit Facility Lender made its payment) in the related Reimbursement Obligation of the applicable Facility Borrower. Each Revolving Credit Facility Lender's obligation to make payment to the Relevant Agent for the account of the applicable Issuing Bank pursuant to Section 2.2(c)(iii) and
         Section 3.2(c), and the right of such Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the applicable Revolving Credit Facility Lender has purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the applicable Issuing Bank from the applicable Facility Borrower, such Issuing Bank shall promptly pay to each such Revolving Credit Facility Lender an amount (in Dollars or in the Canadian Dollar Equivalent Amount of Canadian Dollars, as applicable) equal to its Applicable Commitment Percentage of such payment from such Facility Borrower.

                  (e) Promptly following the end of each calendar quarter, the US Issuing Bank and the Canadian Issuing Bank shall each deliver to the Relevant Agent and the Borrowers (pursuant to Section 13.2) a notice describing the aggregate undrawn amount of all US Letters of Credit and Canadian Letters of Credit, respectively, at the end of such quarter. Upon the request of any Revolving Credit Facility Lender from time to time, the applicable Issuing Bank shall deliver to the Relevant Agent, and the Relevant Agent shall deliver to such Revolving Credit Facility Lender, any other information reasonably requested by such Revolving Credit Facility Lender with respect to each applicable Letter of Credit outstanding.

                  (f) The issuance by the US Issuing Bank of each US Letter of Credit and by the Canadian Issuing Bank of each Canadian Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be subject to the conditions that each such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the applicable Issuing Bank consistent with the then current practices and procedures of such Issuing Bank with respect to similar letters of credit, and the Facility Borrowers under the applicable Letter of Credit Facility shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the applicable Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98," or any subsequent amendment or revision of either thereof.

                  (g) The Facility Borrowers under the applicable Letter of Credit Facility agree that the applicable Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (h) Without limiting the generality of the provisions of
         Section 13.9, each Facility Borrower hereby agrees to indemnify and hold harmless each Issuing Bank, each other Lender and each of the Agents from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which either Issuing Bank, such other Lender or either Agent may incur (or which may be claimed against either Issuing Bank, such other Lender or either Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that no Facility Borrower shall be required to indemnify either Issuing Bank, any other Lender or either Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of such Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this
         Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

                  (i) Without limiting the rights of the applicable Facility Borrowers as set forth in Section 3.2(h), the obligation of the Facility Borrowers under the applicable Letter of Credit Facility to immediately reimburse the applicable Issuing Bank for drawings made under Letters of Credit and such Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the applicable Facility Borrowers shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                                    (i) any lack of validity or
                  enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                                    (ii) any amendment or waiver of or any
                  consent to or departure from all or any of the Related LC Documents;

                                    (iii) the existence of any claim,
                  setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which any Facility Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agents, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                                    (iv) any breach of contract or other
                  dispute between any Facility Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agents, the Lenders or any other Person;

                                    (v) any draft, statement or any other
                  document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of such Letter of Credit;

                                    (vi) the existence, character, quality,
                  quantity, condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

                                    (vii) any delay, extension of time,
                  renewal, compromise or other indulgence or modification granted or agreed to by the Relevant Agent, with or without notice to or approval by the applicable Facility Borrower in respect of any Obligations of the Facility Borrowers; or

                                    (viii) any other circumstance or
                  happening whatsoever, whether or not similar to any of the foregoing.


                                 ARTICLE IV

  Bankers' Acceptances, Eurodollar Funding, Fees, and Payment Conventions

         4.1      Bankers' Acceptances.
                  --------------------

                  (a) Period and Other Details. Bankers' Acceptances shall be for a period of 1, 2, 3 or 6 months; shall not allow for any day of grace; shall be signed as drawer by the applicable Facility Borrower under the Canadian Term Loan Facility or the Canadian Revolving Credit Facility or on its behalf by any one of the Canadian Facility Lenders requested to accept such Bankers' Acceptances to whom such Facility Borrower hereby gives an irrevocable power of attorney for such purpose; shall be issued on a Business Day; and shall mature on a Business Day which falls on or before the Term Loan Maturity Date or the Stated Termination Date, as the case may be.

                  (b) Amounts. Each Bankers' Acceptance shall be of a minimum amount for each Canadian Facility Lender of the Dollar Equivalent Amount of CDN$500,000 and integral multiples of the Dollar Equivalent Amount of CDN $100,000 in excess thereof.

                  (c) Deposit in the Account. An amount equal to Discounted Proceeds relating to Bankers' Acceptances issued on any Business Day or, in the case of a Discount Note, an amount equal to the face amount of the Discount Note less the Discount, shall be deposited by the relevant Canadian Facilities Lenders before 2:00 P.M. on such day in the Borrower's Canadian Account unless Bankers' Acceptances are traded by the applicable Facility Borrower on the money market in which event the Discounted Proceeds shall be deposited by the applicable Facility Borrower before 2:00 P.M. on such day in the Borrower's Canadian Account. The applicable Facility Borrower shall cause an amount equal to the acceptance fee (to be distributed to the relevant Canadian Facilities Lenders by the Canadian Agent as contemplated in
         Section 4.1(f) below) to be deposited before 2:00 P.M. on such day in the Borrower's Canadian Account.

                  (d) Trading. The applicable Facility Borrower under the Canadian Term Loan Facility or the Canadian Revolving Credit Facility may trade the Bankers' Acceptances (but not a Discount
         Note) on the money market or directly with the Canadian Facilities Lenders. The Canadian Agent shall have no duties or liabilities with respect to such trading.

                  (e) Payment. On the maturity date of any Bankers' Acceptance outstanding, the applicable Facility Borrower shall, subject to any Conversion or election in accordance with Section 4.3, pay to the Canadian Agent an amount equal to the face amount of such Bankers' Acceptance; if such amount is not so paid or otherwise shall be the subject of a Conversion or election in accordance with Section 4.3, it shall automatically be debited by the Canadian Agent from the Borrower's Canadian Account as a Base Rate Loan under the Canadian Revolving Credit Facility made to the applicable Facility Borrower.

                  (f) Acceptance Fee. Upon acceptance of a Bankers' Acceptance or the issuance of a Discount Note, an acceptance fee equal to the Applicable Margin, multiplied by the face amount of such Bankers' Acceptance or Discount Note, as the case may be, and multiplying the product so obtained by a fraction having a numerator equal to the number of days of the period of such Bankers' Acceptance and a denominator of 365, shall be paid by the relevant Facility Borrower to the Canadian Agent, for the account of the applicable Canadian Facilities Lenders.

                  From the date and as long as Outstandings under any Facility bear interest at the Default Rate, as provided for herein, the acceptance fee payable pursuant to this Section 4.1(f) shall be equal to the Applicable Margin increased by two percent (2%), such increase to be calculated on the face amount of any outstanding Bankers' Acceptances for the number of days to elapse between and including such date and the last day of the period of such Bankers' Acceptances. The applicable Facility Borrower shall pay such increase upon demand from the Canadian Agent for the account of the relevant Canadian Facilities Lenders; should the Default Rate cease to be applicable on a date which is prior to the last day of the period of the Bankers' Acceptances, the Canadian Agent shall then make an appropriate adjustment and upon receipt from the relevant Canadian Facilities Lenders of the amount representing such adjustment, remit same to the applicable Facility Borrower.

                  Should an increase or a decrease occur in the Applicable Margin during the period of any outstanding Bankers' Acceptances, the acceptance fee payable with respect to such Bankers' Acceptances pursuant to this Section 4.1(f) shall be equal, as from the date of such change, to the Applicable Margin so increased or decreased, such increase or decrease to be calculated on the face amount of such Bankers' Acceptances for the number of days to elapse between and including such date and the last day of the period of such Bankers' Acceptances. The relevant Facility Borrower shall pay such increase upon demand from the Canadian Agent for the account of the relevant Canadian Facilities Lenders; in the case of a decrease, the Canadian Agent shall make an appropriate adjustment and upon receipt from the relevant Canadian Facilities Lenders of the amount representing such adjustment, remit same to the relevant Facility Borrower.

                  (g) Bankers' Acceptances by Non-BA Lenders. Whenever a Facility Borrower under the Canadian Term Loan Facility or the Canadian Revolving Credit Facility obtains an Advance by way of Bankers' Acceptances, each Non-BA Lender shall, in lieu of accepting a Bankers' Acceptance, make a Loan under such Canadian Facility evidenced by a Discount Note.

                  (h) Depository Bills and Notes Act. Bankers' Acceptances may be issued in the form of a depository bill and deposited with a clearing house, both terms as defined in the Depository Bills and Notes Act. The Canadian Facility Lenders and the Borrowers shall agree on the procedures to be followed, acting reasonably. The Canadian Facility Lenders are also authorized to issue depository bills as replacements for previously issued Bankers' Acceptances, on the same terms as those replaced, and deposit them with a clearing house against cancellation of the previously issued Bankers' Acceptances.

                  (i) Notwithstanding the provisions of Section 4.1(a) hereof, if any Bankers' Acceptance issued hereunder has a maturity date falling after the Term Loan Maturity Date or the Stated Termination Date, not less than one Business Day prior to the Term Loan Maturity Date or the Stated Termination Date, as the case may be, the relevant Borrower under the Canadian Revolving Credit Facility shall provide to the Canadian Agent an amount equal to the face amount of all such Bankers' Acceptances in Canadian Dollars to serve as cash collateral security, which amount may be entirely set-off against the amount of the Bankers' Acceptances in circulation which the Canadian Facility Lenders have accepted and will be imputed to the payment of such Bankers' Acceptances at their maturity. Such Borrower under the Canadian Revolving Credit Facility shall sign and remit as security with regard thereto all appropriate documents which the Canadian Agent might judge necessary or desirable, specifically including a pledge or an assignment of the credit balance of any deposit account held as security.

         4.2 Interest Rate Options. Eurodollar Rate Loans, Base Rate Loans and, in the case of the Canadian Facilities only, Bankers' Acceptances may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the applicable Facility Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Credit Loans and Segments of the Term Loans (including, in the case of the Canadian Term Loan only, Bankers' Acceptance Segments) in accordance with Sections 2.2(c)(i) and 4.3, as applicable; provided, however, (a) (a) there shall not be outstanding at any one time Eurodollar Rate Segments having more than five (5) different Interest Periods under the US Term Loan Facility or Eurodollar Rate Segments having more than three (3) different Interest Periods under the Canadian Term Loan Facility, (b) there shall not be outstanding at any one time Eurodollar Rate Loans having more than ten
(10) different Interest Periods under the US Revolving Credit Facility, Eurodollar Rate Loans having more than four (4) different Interest Periods under the Canadian Revolving Credit Facility, or Bankers' Acceptances under the Canadian Revolving Credit Facility having more than two (2) different periods, (c) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in the Dollar Equivalent Amount of $100,000 or, if greater than the Dollar Equivalent Amount of $100,000, an integral multiple of the Dollar Equivalent Amount of $100,000, and (d) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan Termination Date and no other Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Relevant Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.2(c)(i) and 4.3, as applicable, the applicable Facility Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until such Facility Borrower notifies the applicable Agent in accordance with Section 4.3. The applicable Facility Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan or a Bankers' Acceptance if a Default or Event of Default shall have occurred and be continuing. All Loans (as such term is defined in the Existing Credit Agreement) outstanding as of the Closing Date that are not Converted or Continued as of the Closing Date shall be deemed to be Loans of the same Type under this Agreement and shall on the Closing Date commence to bear interest at the rate or rates (including any default rates) provided under this Agreement for such Type, and the Applicable Margin applicable to any Loan, Bankers' Acceptance or Letter of Credit shall, on and after the Closing Date, be as set forth in the definition of Pricing Grid in this Agreement, without regard to any margin applicable thereto under the Existing Credit Agreement prior to the Closing Date.

         4.3 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of "Interest Period" and in Section 4.2, Section 4.13 and Article VI, the Facility Borrowers may:

                  (a) upon delivery of telephonic notice to the Relevant Agent (which shall be irrevocable) on or before 11:00 A.M. on any Business Day, Convert any Eurodollar Rate Loan or, in the case of the Canadian Facilities only, Bankers' Acceptance (including any Bankers' Acceptance Segment) to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan or Bankers' Acceptance; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Relevant Agent (which shall be irrevocable) on or before 11:00 A.M. three (3) Business Days prior to the date of such Conversion or Continuation:

                                    (i) elect a subsequent Interest Period
                  for any Eurodollar Rate Loan under any Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                                    (ii) Convert any Base Rate Loan under
                  any Facility to a Eurodollar Rate Loan on any Business
                  Day.

                  (c) if such Facility is a Canadian Facility, provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Canadian Agent (which shall be irrevocable) on or before 11:00 A.M. two (2) Business Days prior to the date of such Continuation, elect a subsequent period for a new Bankers' Acceptance or a Bankers' Acceptance Segment to begin on the last day of the then current period for such Bankers' Acceptance or Bankers' Acceptance Segment;

                  (d) if such Facility is a Canadian Facility, provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Canadian Agent (which shall be irrevocable) on or before 11:00 A.M. two (2) Business Days prior to the date of such Conversion, Convert any Eurodollar Rate Loan under such Facility to a Bankers' Acceptance (including a Bankers' Acceptance Segment) under such Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan;

                  (e) if such Facility is a Canadian Facility other than the Canadian Swing Line Facility, provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Canadian Agent (which shall be irrevocable) on or before 11:00 A.M. two (2) Business Days prior to the date of such Conversion, convert any Base Rate Loan under such Facility into a Bankers' Acceptance (including a Bankers' Acceptance Segment) under such Facility;

                  (f) if such Facility is a Canadian Facility, provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Canadian Agent (which shall be irrevocable) on or before 11:00 A.M. three
         (3) Business Days before the last day of the period of any Bankers' Acceptance (including any Bankers' Acceptance Segment) under such Facility, convert such Bankers' Acceptance (including any Bankers' Acceptance Segment) into a Eurodollar Rate Loan under such Facility to begin on the last day of the then current period for such Bankers' Acceptance (including any Bankers' Acceptance Segment);

                  (g) if such Facility is a Canadian Facility, on any Business Day, convert any Base Rate Loan under such Facility in Canadian Dollars into a Base Rate Loan under such Facility in Dollars or a Base Rate Loan under such Facility in Dollars into a Base Rate Loan under such Facility in the Canadian Dollar Equivalent of Canadian Dollars.

         Each such notice shall be effective upon receipt by the Relevant Agent, shall specify the amount of the Loan or Segment affected, the type of Loan or Segment (Revolving Credit Loan or Segment of a Term Loan Facility) affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan or, in the case of a Facility that is a Canadian Facility only, a Bankers' Acceptance (including a Bankers' Acceptance Segment), the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Relevant Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Relevant Agent to each applicable Lender by telefacsimile transmission with reasonable promptness, but (provided the Relevant Agent shall have received such notice by 11:00 A.M.) not later than 3:00 P.M. on the same day as the Relevant Agent's receipt of such notice. All such Continuations or Conversions of Loans and Segments shall be effected pro rata based on the Applicable Commitment Percentages of each Lender under the applicable Facility.

         4.4 Payment of Interest. Each applicable Facility Borrower shall pay interest on the outstanding and unpaid principal amount of each Segment of each Term Loan and on each Revolving Credit Loan, commencing on the first date of such Segment or Revolving Credit Loan until such Segment or Revolving Credit Loan, as the case may be, shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by such Facility Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Segment and on each Revolving Credit Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, monthly in arrears on the last Business Day of each calendar month, commencing on January 31, 2002, until, as to any Base Rate Segment, the Term Loan Termination Date, and as to any other Base Rate Loans, the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Term Loans and the Revolving Credit Loans, respectively, shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and, with respect to any Eurodollar Rate Loan with an Interest Period greater than three months, on the date that is three months after the first date of the applicable Eurodollar Rate Loan, and (c) upon payment in full of the Term Loans (or any Segments thereof) or the related Revolving Credit Loans; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         4.5 Prepayments of Eurodollar Rate Loans and Bankers' Acceptances. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan or Bankers' Acceptance shall be prepaid in whole or in part prior to the last day of the Interest Period or period applicable to such Eurodollar Rate Loan or Bankers' Acceptance, such payment of principal shall be accompanied by the additional payment, if any, required by Section 6.5.

         4.6      Manner of Payment.
                  -----------------

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees (other than acceptance fees referred to in Section 4.1(f)), and any other amount required to be paid to a Lender, an Issuing Bank, an Agent or the Canadian Swing Line Facility Lender with respect to any Loan, Letter of Credit, Reimbursement Obligation, or Canadian Swing Line Loan, shall be made to the Relevant Agent at the Principal Office in Dollars or in the Dollar Equivalent Amount of Canadian Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Relevant Agent may, but shall not be obligated to, debit the amount of such payment from any one or more Lock Box Accounts or ordinary deposit accounts of a Facility Borrower with such Relevant Agent.

                  (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars or the Dollar Equivalent Amount of Canadian Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

                  (c) In the event that any payment hereunder or under any of the Notes or any other Loan Documents becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest and applicable fees shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended (i) for any Term Loan, beyond the Term Loan Termination Date, and (ii) for any Revolving Credit Loan, beyond the Revolving Credit Termination Date.

         4.7      Fees.
                  ----

                  (a) Commitment Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date,
         (i) each Facility Borrower under the Canadian Revolving Credit Facility agrees to pay to the Canadian Agent, for the pro rata benefit of the Canadian Revolving Credit Facility Lenders based on their Applicable Commitment Percentages, a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount by which the Total Commitment with respect to the Canadian Revolving Credit Facility exceeds the sum of the Canadian Revolving Credit Outstandings (without giving effect to Canadian Swing Line Outstandings except in the case of the Canadian Swing Line Facility Lender) plus Canadian Letter of Credit Outstandings, and (ii) each Facility Borrower under the US Revolving Credit Facility agrees to pay to the US Agent, for the pro rata benefit of the US Revolving Credit Facility Lenders based on their Applicable Commitment Percentages, a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount by which the Total Commitment with respect to the US Revolving Credit Facility exceeds the sum of the US Revolving Credit Outstandings plus US Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing on March 31, 2002, to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Canadian Revolving Credit Facility Lender or US Revolving Credit Facility Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

                  (b) Participation Fee. In consideration of the making of the Total Commitments of the Lenders, the Facility Borrowers agree to pay to the Relevant Agent for the pro rata benefit of the respective Lenders based on their respective Applicable Commitment Percentages of the Total Commitment, an upfront participation fee at the time and in the amount agreed to by the Borrowers and the Agents for the benefit of the Agents and the Lenders.

                  (c) Letter of Credit Facility Fees. The Facility Borrowers under a certain Letter of Credit Facility shall, with respect to any Letter of Credit issued thereunder, pay to the Relevant Agent, for the pro rata benefit of the Revolving Credit Facility Lenders with respect to the applicable Revolving Credit Facility based on their Applicable Commitment Percentages of the Canadian Letter of Credit Facility at such time, in the case of the Canadian Revolving Credit Facility Lenders, and of the US Letter of Credit Facility at such time, in the case of the US Revolving Credit Facility Lenders, a fee based on the aggregate amount available to be drawn on each outstanding Letter of Credit issued under such Letter of Credit Facility at a rate per annum equal to the Applicable Margin in effect from time to time under the Revolving Credit Facilities for Eurodollar Rate Loans calculated for the stated duration of each such Letter of Credit. Such fees shall be payable on the date of issuance (or renewal) of each such Letter of Credit.

                  (d) Letter of Credit Fronting and Administrative Fees. The Facility Borrowers under a certain Letter of Credit Facility shall pay to the Issuing Bank for such Letter of Credit Facility
         (i) a fronting fee of 0.125% per annum on the initial aggregate amount available to be drawn on each outstanding Letter of Credit issued under such Letter of Credit Facility, such fee to be due and payable in full with respect to each Letter of Credit on the date of issuance (or renewal) thereof, and (ii) such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the applicable Issuing Bank and the applicable Facility Borrowers with respect to such Letter of Credit Facility shall agree from time to time.

                  (e) Agents' Fees. The Borrowers agrees to pay to each of the Agents, for their respective individual accounts, an annual Agent's fee as from time to time agreed to by the Borrowers and the Agents in writing.

                  (f) Ticking Fee. Commencing on April 30, 2003, and on the last day of each month thereafter until the Facility Termination Date, the Borrowers shall pay a fee (the "Ticking Fee") to the US Agent for the benefit of the Lenders in an amount equal to (x) the sum of (i) the Term Loan Outstandings and (ii) the aggregate Revolving Credit Commitments, multiplied by (y) the amount set forth opposite each such month below:

        ------------------------------------------------------- -----------------------------------------------------
        Month                                                   Monthly Ticking Fee
        ------------------------------------------------------- -----------------------------------------------------

        ------------------------------------------------------- -----------------------------------------------------
        April, May and June 2003                                0.15%
        ------------------------------------------------------- -----------------------------------------------------
        July, August and September 2003                         0.25%
        ------------------------------------------------------- -----------------------------------------------------
        October, November and December 2003                     0.35%
        ------------------------------------------------------- -----------------------------------------------------

         The Ticking Fee shall be allocated pro rata among the Lenders according to each Lender's Applicable Commitment Percentage of the Term Loan Outstandings and Revolving Credit Commitment.

         4.8 Pro Rata Payments. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in Section 4.7(a), (b) and (c), and Canadian Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Relevant Agent for the account of the Lenders under each such Facility pro rata based on their Applicable Commitment Percentages with respect to each such Facility, (b) all payments to be made by the Facility Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set-off, recoupment or counterclaim, and (c) the Relevant Agent will promptly distribute to the Lenders under the applicable Facility in immediately available funds payments received in fully collected, immediately available funds from the applicable Facility Borrower.

         4.9      Computation of Rates and Fees.
                  -----------------------------

                  (a) Calculation - Canadian Facilities. Except as may be otherwise expressly provided, with respect to the Canadian Facilities (i) the interest is calculated each day at the rate as provided for herein, until but excluding the day of full payment of the amount on which it accrues and in the case of the Eurodollar Rate, it is calculated on the number of days comprised in the applicable Interest Period; (ii) the interest is calculated daily; (iii) the interest is calculated on the basis of a 365-day year (except for the Eurodollar Rate which is calculated on a 360-day basis); (iv) in the determination of the interest rate or the calculation of interest, the interest paid shall not be deemed to have been reinvested; (v) the Applicable Margin and fees (including acceptance fees) are calculated as interest is calculated. For the purposes of the Interest Act (Canada), in the case of a leap year, the yearly rate of interest to which the rate of interest calculated on a 365-day basis is equivalent shall be such rate multiplied by three hundred and sixty-six (366) and divided by three hundred and sixty-five (365). For the purposes of the same Act, the annual rate of interest equivalent to the Eurodollar Rate is calculated by dividing the amount of the interest calculated for the applicable Interest Period by the amount of the Eurodollar Rate Segment, multiplied by a fraction whose numerator is equal to the true number of days included in the twelve (12) months making up the applicable year and whose denominator is equal to the true number of days accumulated during the applicable Interest Period.

                  (b) Calculation - US Facilities. Except as may be otherwise expressly provided, with respect to the US Facilities all interest rates (including the Base Rate, each Eurodollar Rate, and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.10 Deficiency Advances; Failure to Purchase Participations. No Revolving Credit Facility Lender shall be responsible for any default of any other Lender under the same Facility in respect to such other Lender's obligation to make any Revolving Credit Loan or Advance under such Revolving Credit Facility or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment, Term Loan Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.11, in the event any Revolving Credit Facility Lender shall fail to advance funds to the applicable Facility Borrower as herein provided, including without limitation as a result of being in any insolvency or receivership proceeding (a "Non-Funding Lender"), the Relevant Agent may in its discretion, but shall not be obligated to, advance under the applicable Note with respect to such Facility in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such Non-Funding Lender would have been entitled had it made such Advance under its Note; provided that, (i) such Non-Funding Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Non-Funding Lender and (ii) upon payment to the Relevant Agent from such Non-Funding Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Relevant Agent by the Facility Borrowers under the applicable Revolving Credit Facility on each Revolving Credit Loan comprising the deficiency advance at the Reference Rate in the case of the Canadian Revolving Credit Facility and at the Federal Funds Rate in the case of the US Revolving Credit Facility, then such payment shall be credited against the applicable Note of the Relevant Agent in full payment of such deficiency advance and such Facility Borrowers under the applicable Revolving Credit Facility shall be deemed to have borrowed the amount of such deficiency advance from such other Revolving Credit Facility Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Facility Borrowers thereon. In the event any Revolving Credit Facility Lender shall fail to fund its purchase of a Participation after notice from the applicable Issuing Bank or the Canadian Swing Line Facility Lender, as applicable, such Revolving Credit Facility Lender shall pay to such Issuing Bank or Canadian Swing Line Facility Lender, as applicable, such amount on demand, together with interest at the Reference Rate in the case of the Canadian Letter of Credit Facility or Canadian Swing Line Facility and at the Federal Funds Rate in the case of the US Letter of Credit Facility, on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank or the Canadian Swing Line Facility Lender, as applicable.

         4.11 Intraday Funding. Without limiting the provisions of Section 4.10, unless the applicable Facility Borrowers or any applicable Lender has notified the Relevant Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Relevant Agent may, in its discretion, assume that each Facility Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Relevant Agent in the manner required hereunder, then:

                  (i) if a Facility Borrower failed to make such payment, each Lender under a Facility with respect to which such Facility Borrower so failed to make such payment shall forthwith on demand repay to the Relevant Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Relevant Agent to such Lender to the date such amount is repaid to the Relevant Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment with respect to any Facility, the Relevant Agent shall be entitled to recover such corresponding amount forthwith upon the Relevant Agent's demand therefor, the Relevant Agent promptly shall notify the applicable Facility Borrowers, and each such Facility Borrower shall promptly pay such corresponding amount to the Relevant Agent in immediately available funds upon receipt of such demand. The Relevant Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Relevant Agent to each such Facility Borrower to the date such corresponding amount is recovered by the Relevant Agent, (A) from any such Canadian Facilities Lender at a rate per annum equal to the daily Reference Rate and from any such US Facilities Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from each such Facility Borrower, at a rate per annum equal to the interest rate applicable to the applicable Loan which includes such corresponding amount. Until the Relevant Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.10. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Agent or any Facility Borrower may have against any Lender as a result of any default by such Lender hereunder.

         4.12 Risk Participation among Lenders. (a) Each Lender agrees that if it or any of its affiliates shall, whether through the exercise of a right of banker's lien, set-off or counterclaim, as proceeds realized from Collateral, as payments from any Borrower or any Guarantor, or otherwise, obtain payment with respect to Obligations owed to it (other than pursuant to Article VI) such that its Applicable Outstanding Percentage is less than its Applicable Total Commitment Percentage, then (i) such Lender (a "Participating Lender") shall be deemed to have simultaneously purchased from the other Lenders (each a "Selling Lender") a Participation in the Outstandings owing to them such that, following such purchase, each Lender's Applicable Outstanding Percentage is equal to its Applicable Total Commitment Percentage, and (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payments in such a way that each Lender's Applicable Outstanding Percentage is equal to its Applicable Total Commitment Percentage; provided, however, that for purposes of this Section 4.12(a), with respect to any Lender that has not funded its share of the outstanding Loans and Obligations, such Lender's "Commitments" as used in the term "Applicable Total Commitment Percentage" shall be determined after subtracting all such unfunded amounts. Each Participating Lender shall pay to the Relevant Agent for the account of the Selling Lenders in Dollars and in immediately available funds, an amount equal to its Participation (as given notice thereof by the Relevant Agent or an affected Lender) within five (5) Business Days after receipt of such notice. Simultaneously with the making of each such payment, each Participating Lender shall, automatically and without any further action on the part of any Lender, acquire a Participation in the amount of such payment in the Obligations of the applicable Facility Borrowers related to the Outstandings in which each such Participating Lender purchases such Participation. The Borrowers expressly consent to the foregoing arrangements and agree that each Participating Lender may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such Participation as fully as if such Participating Lender were the direct holder of such portion. If all or any portion of any such excess payment is thereafter recovered from the Participating Lender which received the same, the purchase provided in this Section 4.12(a) shall be rescinded to the extent of such recovery, without interest.

         (b) If at any time on or after any date that is the earlier of (i) the last day of any fiscal quarter during which an Event of Default has occurred, so long as such Event of Default is continuing, and (ii) the occurrence of an acceleration of the Obligations pursuant to Section 11.1, any Lender's Applicable Outstanding Percentage is not equal to such Lender's Applicable Total Commitment Percentage, then each Participating Lender shall purchase Participations in the Outstandings owing to the Selling Lenders in an amount by each Participating Lender such that, after giving effect to such Participations, the Applicable Outstanding Percentage for each Lender shall be equal to such Lender's Applicable Total Commitment Percentage; provided, however, that for purposes of this Section 4.12, with respect to any Lender that has not funded its share of the outstanding Loans and Obligations, such Lender's "Commitments" as used in the term "Applicable Total Commitment Percentage" shall be determined after subtracting all such unfunded amounts. Each Participating Lender shall pay to the Relevant Agent for the account of the Selling Lenders in Dollars and in immediately available funds, an amount equal to its Participation (as given notice thereof by the Relevant Agent) within five (5) Business Days after receipt of such notice. Simultaneously with the making of each such payment, each Participating Lender shall, automatically and without any further action on the part of any Lender, acquire a Participation in the amount of such payment in the Obligations of the applicable Facility Borrowers related to the Outstandings in which each such Participating Lender purchases such Participation. The Borrowers expressly consent to the foregoing arrangements and agree that each Participating Lender may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such Participation as fully as if such Participating Lender were the direct holder of such portion. If all or any portion of any such excess payment is thereafter recovered from the Participating Lender which received the same, the purchase provided in this Section 4.12(b) shall be rescinded to the extent of such recovery, without interest.

         4.13. Utilization of Canadian Dollars. (a) Each request for a Canadian Revolving Credit Loan or Canadian Letter of Credit shall constitute the applicable Facility Borrower's request for (i) a Canadian Revolving Credit Loan or Canadian Letter of Credit, as the case may be, of the Dollar Equivalent Amount of the amount of Canadian Dollars specified in such Borrowing Notice or request for a Letter of Credit and (ii) such Canadian Revolving Credit Loan or Canadian Letter of Credit, as the case may be, to be made available by the Canadian Revolving Credit Facility Lenders or the Canadian Issuing Bank, as the case may be, to or for the account of the applicable Facility Borrower in the Canadian Dollar Equivalent Amount of such Dollar Equivalent Amount. The principal amount outstanding on any Canadian Revolving Credit Loan or Canadian Term Loan made in Canadian Dollars shall be recorded in the Canadian Agent's records in Dollars as if the Canadian Revolving Credit Loan or Canadian Term Loan had initially been made in Dollars, in the Dollar Equivalent Amount of such Canadian Revolving Credit Loan or Canadian Term Loan, as reduced from time to time by the Dollar Equivalent Amount of any principal payments with respect to such Canadian Revolving Credit Loan or Canadian Term Loan. The principal amount outstanding on any Canadian Letter of Credit issued in Canadian Dollars shall be recorded in the Canadian Issuing Bank's records in Dollars as if the Canadian Letter of Credit had been issued in Dollars in the Dollar Equivalent Amount of such Canadian Letter of Credit, as such amount may be adjusted as provided in the definition of "Advance Date Exchange Rate". For the purposes of determining the maximum amount of Canadian Revolving Credit Outstandings and Canadian Term Loan Outstandings hereunder, it is intended by the parties that all Canadian Revolving Credit Loans and segments of Canadian Term Loans shall be the functional equivalent of Canadian Revolving Credit Loans and segments of Canadian Term Loans made and repaid in Dollars and shall be included in such determination based on their Dollar Equivalent Amount as determined from time to time as set forth herein. For the purposes of determining the maximum amount of Canadian Letter of Credit Outstandings and Canadian Revolving Credit Outstandings and Canadian Term Loan Outstandings hereunder, it is intended by the parties that all Canadian Letters of Credit shall be the functional equivalent of Canadian Letters of Credit made and repaid in Dollars and shall be included in such determination based on their Dollar Equivalent Amount as determined from time to time as set forth herein. It is recognized that some Canadian Lenders may elect to record Canadian Revolving Credit Loans and segments of Canadian Term Loans in Canadian Term Loan Outstandings in Canadian Dollars. The Canadian Agent shall maintain records (which records, with respect to Canadian Letters of Credit, shall be based upon information furnished to the Canadian Agent by the Canadian Issuing Bank) sufficient to identify at any time (i) the Advance Date Exchange Rate with respect to, and Dollar Equivalent Amount of, each Canadian Revolving Credit Loan and segments of Canadian Term Loans and each Canadian Letter of Credit issued in Canadian Dollars and (ii) the portion of Canadian Revolving Credit Outstandings attributable to each Advance.

         (b) The applicable Facility Borrower may elect to Continue a Canadian Revolving Credit Loan or any Segment of the Canadian Term Loan (a "Canadian Dollar Loan") pursuant to the terms of Section 4.3 and subject to the conditions set forth in this Section 4.13. In the event a Canadian Dollar Loan is Continued, such election to Continue the Canadian Dollar Loan shall be treated as an Advance and the Canadian Agent shall notify the applicable Facility Borrower and the Canadian Facilities Lenders of the new Advance Date Exchange Rate (determined as provided in the definition thereof), the Interest Period and the rate for such Continued Canadian Dollar Loan. The Canadian Facilities Lenders shall each be deemed to have made an Advance to the Canadian Borrower of its Applicable Commitment Percentage of each Canadian Dollar Loan in Canadian Dollars and the Canadian Agent shall apply the new Advance Date Exchange Rate for such new Interest Period to such Continued Canadian Dollars Equivalent Amount to determine the new Dollar Equivalent Amount of such Canadian Dollar Loan and shall adjust its books and the Canadian Revolving Credit Outstandings or the Canadian Term Loan Outstandings, as applicable. In the event that such adjustment with respect to a Continued Canadian Dollar Loan would cause (i) the Dollar Equivalent Amount of Canadian Revolving Credit Outstandings plus Canadian Letter of Credit Outstandings plus Canadian Swing Line Loan Outstandings to exceed the Total Commitment for the Canadian Revolving Credit Facility, or (ii) the Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility to exceed the sum of (A) the Borrowing Base as calculated in Dollars at such time plus (B) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time, the applicable Facility Borrower shall, immediately on the effective date of such Continuation, repay (a "Rate Adjustment Payment") the portion of such Canadian Dollar Loan (applying the new Advance Date Exchange Rate) necessary to ensure that, giving effect to the Continuation of such Canadian Dollar Loan, the terms of Section 2.2(b)(ii) and (iii) are complied with. If the Canadian Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or Continuation of a Canadian Dollar Loan by the time prescribed in
Section 2.2 or 4.3, as applicable, the applicable Facility Borrower shall be deemed to have elected to repay such Canadian Dollar Loan and if such Canadian Dollar Loan is not repaid on the last day of the applicable Interest Period, together with accrued interest thereon, such Canadian Dollar Loan shall be converted to a Base Rate Loan in the Dollar Equivalent Amount of such Canadian Dollar Loan. The applicable Facility Borrower shall not be entitled to elect to Continue any Canadian Dollar Loan if a Default or Event of Default shall have occurred and be continuing.

         (c) In the event a Canadian Letter of Credit issued in Canadian Dollars is for a term exceeding three (3) months, the Dollar Equivalent Amount of the corresponding Canadian Letter of Credit Outstandings shall be recalculated as of the last Business Day of each fiscal quarter of Consoltex Holdings and the Canadian Agent shall notify the applicable Facility Borrower, the US Agent and the Canadian Facilities Lenders of the new Advance Date Exchange Rate (determined as provided in the definition thereof) for such Canadian Letter of Credit. The Canadian Agent shall apply the new Advance Date Exchange Rate to determine the new Dollar Equivalent Amount of such Canadian Letter of Credit and shall adjust its books and the Canadian Letter of Credit Outstandings. In the event that such adjustment with respect to a Letter of Credit causes (w) the Dollar Equivalent Amount of Participations by any Canadian Revolving Credit Facility Lender in Canadian Letters of Credit and Reimbursement Obligations with respect to Canadian Letter of Credit Commitment to exceed such Lender's Canadian Letter of Credit Commitment, (x) the Dollar Equivalent Amount of Canadian Letter of Credit Outstandings to exceed the Total Canadian Letter of Credit Commitment, (y) the Dollar Equivalent Amount of Canadian Revolving Credit Outstandings plus Canadian Letter of Credit Outstandings plus Canadian Swing Line Loan Outstandings to exceed the Total Commitment for the Canadian Revolving Credit Facility, or (z) the Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility to exceed the sum of
(A) the Borrowing Base as calculated in Dollars at such time plus (B) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time, the applicable Facility Borrower shall immediately make such payments and prepayments of Canadian Dollar Loans as shall be necessary to comply with the terms of Section 2.2(b)(ii) and (iii) and also to ensure that the Dollar Equivalent Amount of Participations by any Canadian Revolving Credit Facility Lender in Canadian Letters of Credit and Reimbursement Obligation with respect to Canadian Letters of Credit does not exceed such Lender's Canadian Letter of Credit Commitment and that the Dollar Equivalent Amount of Canadian Letter of Credit Outstandings does not exceed the Total Canadian Letter of Credit Commitment.

         (d) The Dollar Equivalent Amount of all Base Rate Loans under the Canadian Revolving Credit Facility and the Canadian Term Loan Facility ("Canadian Base Rate Loans") shall be recalculated as of the last Business Day of each fiscal quarter of Consoltex Holdings and the Canadian Agent shall notify the applicable Facility Borrower, the US Agent and the Canadian Facilities Lenders of the new Advance Date Exchange Rate (determined as provided in the definition thereof) for such Canadian Base Rate Loans. The Canadian Agent shall apply the new Advance Date Exchange Rate to determine the new Dollar Equivalent Amount of such Canadian Base Rate Loans and shall adjust its books and the Canadian Revolving Credit Outstandings and the Canadian Term Loan Outstandings, as applicable. In the event that such adjustment with respect to the Canadian Base Rate Loans causes (i) the Dollar Equivalent Amount of Canadian Revolving Credit Outstandings plus Canadian Letter of Credit Outstandings plus Canadian Swing Line Loan Outstandings to exceed the Total Commitment for the Canadian Revolving Credit Facility, or (ii) the Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility to exceed the sum of
(A) the Borrowing Base as calculated in Dollars at such time plus (B) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time, the applicable Facility Borrower shall immediately make such payments and prepayments of Canadian Base Rate Loans as shall be necessary to comply with the terms of Section 2.2(b)(ii) and (iii).


                                 ARTICLE V

                                  Security

         5.1 Security. As security for the full and timely payment and performance of all Obligations, the following Facility Borrowers shall, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agents and the Lenders and counsel to the Agents and the Lenders to grant to the Relevant Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, for the benefit of the Agents and the Lenders, the following duly perfected first priority security interests and hypothecs, subject to no prior Lien other than Statutory Permitted Liens and Liens permitted pursuant to Section 10.4(g) or other encumbrance or restriction on transfer:

                  (a) a collateral security interest and, with respect to Collateral located in Canada, a security interest, mortgage and hypothec, or a security interest under Section 427 of the Bank Act, by each of the Facility Borrowers and Guarantors (other than Consoltex Mexico and each of the Mexican Companies) in all Collateral as described in the Security Instruments;

                  (b) pledge of the bonds issued by Consoltex and secured by the Collateral of Consoltex;

                  (c) cross corporate guarantees of the Obligations of each of the Facility Borrowers and of each Guarantor by each of the Guarantors (Consoltex Mexico and the Mexican Companies to guarantee only the Obligations of Consoltex Mexico, Consoltex, and the Mexican Companies); and

                  (d) assignment, pledge and hypothec of 100% of the issued and outstanding shares of each of the Guarantors (sixty-five percent (65%) in the case of the voting shares of Consoltex Mexico), with the exception of the shares issued by Consoltex Holdings;

in each case in accordance with the terms, and to the extent required in, the applicable Security Instruments, and do all things necessary in the reasonable opinion of the Agents and their counsel to grant to the US Collateral Agent and the Canadian Collateral Trustee for the benefit of the Agents and the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien other than Statutory Permitted Liens and Liens permitted pursuant to Section 10.4(g).

         Without limiting the foregoing, each Borrower and each Subsidiary having rights in any Subsidiary Securities to be pledged pursuant to
Section 5.1(d) shall, to the extent not previously delivered, on the Closing Date deliver to the Agents, in form and substance reasonably acceptable to the Agents, (A) a Pledge Agreement which shall pledge to the Relevant Agent for the benefit of the Agents and the Lenders the Subsidiary Securities owned by such Borrower or Subsidiary and described in Section 5.1(d), and any supplements or amendments to any Pledge Agreement previously delivered to the extent necessary to effectuate the purposes of this Article V, such earlier delivered Pledge Agreement, or the other Loan Documents, (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a Control Agreement from the Registrar of such Subsidiary Securities and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Agents, the US Collateral Agent and the Canadian Collateral Trustee, or any of them as applicable, on such Subsidiary Securities, each in form and substance acceptable to the Agents, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Agents may request to effect the transactions contemplated by this Article V. Notwithstanding anything to the contrary herein, no Borrower, Guarantor or Subsidiary shall issue Subsidiary Securities that are not certificated.

         5.2 Further Assurances. At the request of either Agent or any Lender, the Borrowers will or will cause their Subsidiaries, as the case may be, to execute, by their respective duly authorized officers, alone or with either Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which either Agent or any Lender reasonably deems necessary from time to time to create, continue or preserve the Liens and security interests in the Collateral (and the perfection and priority thereof) of the US Agent, the Canadian Agent, the US Collateral Agent and the Canadian Collateral Trustee contemplated hereby and by the other Loan Documents and specifically including (a) all Collateral acquired by any Borrower or any Guarantor after the Closing Date, (b) with respect to any Collateral located in Canada, any increase in the amount of the bonds and all security instruments securing repayment of the bonds at any time the value of a Canadian Dollar is less than $0.60, and (c) with respect to any deposit accounts held with any financial institution domiciled in Mexico, such action as may be reasonably necessary to perfect a security interest in or control over any such deposit accounts by one of the Agents, the US Collateral Agent or the Canadian Collateral Trustee. Each Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of a Borrower or any Guarantor appearing thereon, all Uniform Commercial Code financing statements reflecting such Borrower or any Guarantor as "debtor" and the US Agent, the Canadian Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, as "secured party", and continuations thereof and amendments thereto, as either Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

         5.3 Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the jurisdiction of formation, jurisdictional identification number (if any), and the chief executive office of such Borrower and each of its Subsidiaries providing Collateral pursuant to a Security Instrument (each, a "Grantor") prior to or at the Closing Date is located at the address or addresses specified on Schedule 5.3, and (ii) Schedule 5.3 contains a true and correct copy of Schedule 5.3 of the Existing Credit Agreement, as delivered on the Existing Credit Agreement Closing Date, along with a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since the Existing Credit Agreement Closing Date (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office of each Grantor at any time since the Existing Credit Agreement Closing Date,
(c) each location at which any property constituting Collateral is or has been located since the Existing Credit Agreement Closing Date (together with the name of each owner of the real property located at such address if not the applicable Grantor and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade name, trademark or other trade style used by any Grantor since the Existing Credit Agreement Closing Date and the purposes for which it was used. No Borrower shall change or permit any other Grantor to change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days' prior written notice to each Agent and taking or causing to be taken all such action at such Borrower's or such other Grantor's expense as may be reasonably requested by either Agent, the US Collateral Agent or the Canadian Collateral Trustee to perfect or maintain the perfection of the Lien of the US Agent or the Canadian Collateral Trustee, as applicable, in the applicable Collateral.

         5.4 Lock Boxes and Lock Box Accounts. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, on or prior to the Closing Date each US Borrower and each Canadian Borrower shall, and shall cause each Guarantor (other than Consoltex Mexico and each Mexican Company) to, deliver to the US Agent, the US Collateral Agent, the Canadian Agent or the Canadian Collateral Trustee, as applicable, in form and substance reasonably acceptable to the Agents, a Cash Collateral Agreement and a Lock Box Agreement to establish one or more Lock Boxes and one or more Lock Box Accounts and shall have directed all account debtors, including licensees and factors of Accounts Receivable, to make all payments exclusively to the applicable Lock Box or Lock Box Account of such US Borrower or Canadian Borrower. Schedule 5.4 contains a true and correct list of each Lock Box and each Lock Box Account.

         5.5 Deposit Accounts. No Borrower maintains any deposit account of any nature with any financial institution except as set forth in Schedule
5.4 or 5.5, provided that each deposit account of each Borrower must either
(i) be subject to a Cash Collateral Agreement delivered on or prior to the Closing Date (or at any time thereafter in accordance with Section 9.20) by the relevant financial institution to the Relevant Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, (ii) be subject to a Deposit Account Agreement delivered on or prior to the Closing Date (or at any time thereafter with respect to Section 10.26) by the relevant financial institution to the Relevant Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, or (iii) be an account of Consoltex Mexico or Rafytek with a financial institution domiciled in Mexico. Schedule 5.5 contains a true and correct list of all deposit accounts of the Borrowers as of the Closing Date, as updated at any time thereafter, provided that any additional deposit accounts described in any updated Schedule 5.5 shall be the subject of a Cash Collateral Agreement or a Deposit Account Agreement as provided in Section 9.20 or 10.26, respectively.

         5.6 Power of Attorney of Canadian Agent and Canadian Collateral Trustee. For greater certainty, and without limiting the powers of the Canadian Agent and the Canadian Collateral Trustee under the Security Instruments, each of the Lenders hereby acknowledges that the Canadian Collateral Trustee shall, for the purposes of holding any security granted under the hypothecs described in Section 5.1(a) to secure payment of the bonds described in Section 5.1(b), be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Lenders and in particular for all present and future holders of such bonds. Each of the Lenders hereby constitutes, to the extent necessary, the Canadian Collateral Trustee as the holder of such irrevocable power of attorney (fonde de pouvoir) in order to hold security granted under such hypothecs to secure such bonds. Each assignee of a Lender shall be deemed to have confirmed and ratified the constitution of the Canadian Collateral Trustee as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of the relevant Assignment and Acceptance. Notwithstanding the provisions of
Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Canadian Collateral Trustee may acquire and be the holder of a bond. By executing a bond, the issuer of the bond shall be deemed to have acknowledged that the bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

         5.7      Mexican Collateral.
                  ------------------

         (a) At any time after the Closing Date, any Lender, by written notice to each of the Agents and to the Borrowers pursuant to Section 13.2, may require that Consoltex Mexico and the Mexican Companies (other than Rafytica), or any of them, as security for the full and timely payment and performance of all Obligations of Consoltex Mexico and the Mexican Companies (other than Rafytica), as applicable, do or cause to be done all things necessary in the opinion of the Agents and the Lenders and counsel to the Agents and the Lenders to grant to the Relevant Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, for the benefit of the Agents and the Lenders, duly perfected first priority security interests, subject to no prior Lien other than Statutory Permitted Liens and Liens permitted pursuant to Section 10.4(g), and to no other encumbrance or restriction on transfer, in all or a portion of its assets, as directed by such Lender.

         (b) In the event that notice is given pursuant to Section 5.7(a), the Required Lenders shall promptly determine, and shall give prompt notice to the Borrowers and the Lenders, of the method of taking such security interest in such assets of Consoltex Mexico and the Mexican Companies (other than Rafytica).

         (c) Within sixty (60) days after receiving the notice required by
Section 5.7(a), the Borrowers will, and will cause their Subsidiaries, as the case may be, in compliance with Section 5.2 and otherwise, to execute, by their respective duly authorized officers, alone or with either Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, any certificate, instrument, financing statement, control agreement, pledge agreement, mortgage, statement or document, or to procure any such certificate, instrument, agreement, mortgage, statement or document, or to take such other action (and pay all connected costs) which either Agent or any Lender reasonably deems necessary to create the Liens and security interests contemplated by this Section 5.7 and by the other Loan Documents.


                                 ARTICLE VI

                          Change in Circumstances

         6.1      Increased Cost and Reduced Return.
                  ---------------------------------

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                                    (i) shall subject such Lender (or its
                  Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, any Advance under a Bankers' Acceptance Segment, its Note, or its obligation to make Eurodollar Rate Loans or Advances under a Bankers' Acceptance Segment, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its
                  Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                                    (ii) shall impose, modify, or deem
                  applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Canadian Term Loan Commitment or the US Term Loan Commitment or Revolving Credit Commitment, as applicable, of such Lender hereunder; or

                                    (iii) shall impose on such Lender (or
                  its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the applicable Facility Borrowers shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by any Facility Borrower under this Section 6.1(a), such Facility Borrower may, by notice to such Lender (with a copy to the Agents), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the applicable Facility Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender shall promptly notify the Borrowers and the Agents of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this
         Section 6.1 shall furnish to the applicable Facility Borrowers and the Agents a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (d) The provisions of this Section 6.1 shall continue in effect notwithstanding the Facility Termination Date; provided, however, that any demand for compensation shall be made by the applicable Lender within sixty (60) days after the date on which the officer of such Lender who has responsibility for compliance with the obligations under this Agreement knows or has reason to know of such Lender's right to any compensation under this Section
         6.1 or, if any such Lender fails to deliver such demand within such sixty-day period, such Lender shall only be entitled to compensation for any compensation otherwise owing under this
         Section 6.1 from and after the date that is sixty days prior to the date such Lender delivers such demand.

         6.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan or any Bankers' Acceptance Segment the Relevant Agent determines (which determination shall be conclusive) that:

                  (a) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period; or

                  (c) no market exists for Bankers' Acceptances;

         then the Relevant Agent shall give the other Agent and the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the applicable Facility Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful or contrary to any directive or guideline for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans or Advances under any Bankers' Acceptance Segment hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans or Advances under any Bankers' Acceptance Segment and to Convert other Types of Loans into Eurodollar Rate Loans or Advances under any Bankers' Acceptance Segment shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans or Advances under any Bankers' Acceptance Segment (in which case the provisions of Section 6.4 shall be applicable).

         6.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or Advances under any Bankers' Acceptance Segment or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agents) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

         If such Lender gives notice to the Borrowers (with a copy to the Agents) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Term Loan Commitments and Revolving Credit Commitments.

         6.5 Compensation. Upon the request of any Lender, the applicable Facility Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (i) any payment of face amount in respect of a Banker's Acceptance or Bankers' Acceptance Segment on a date other than the last day of the period of such Bankers' Acceptance or Bankers' Acceptance Segment, or any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1, any prepayments pursuant to Article II and any repayments pursuant to Section 4.13), on a date other than the last day of the Interest Period for such Loan or period for such Bankers' Acceptance; or

                  (ii) any failure by such Facility Borrowers (for any reason, including the failure of any condition precedent specified in Article VII to be satisfied, other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

                  The provisions of this Section 6.5 shall continue in effect notwithstanding the Facility Termination Date.

         6.6      Taxes.
                  -----

                  (a) Any and all payments by each Borrower to or for the account of any Lender or either Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or such Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or either Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Borrower shall furnish to the Agents, at their respective address referred to in Section 13.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, each Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower jointly and severally agrees to indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) With respect only to the US Facilities, each US Facilities Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Borrower or the US Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the US Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 (including Form W-8BEN or W-8EC1) or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and
         (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrowers and the US Agent with the appropriate form pursuant to Section 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a) or 6.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrowers shall furnish to the Agents the original or a certified copy of a receipt evidencing such payment.

                  (h) The provisions of this Section 6.6 shall continue in effect notwithstanding the Facility Termination Date.


                                ARTICLE VII

          Conditions to Making Loans and Issuing Letters of Credit

         7.1 Conditions of Closing. The closing of this Agreement is subject to the conditions precedent that:

                  (a) the Agents shall have received on or prior to the Closing Date, each of which shall be in form and substance satisfactory to the Agents and the Lenders, the following:

                           (i) executed originals of each of this
                  Agreement, the Notes, any required Facility Guaranty, any other required Security Instruments, and any other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) a fully executed copy of the Fourth
                  Amendment to Mortgage;

                           (iii) the favorable written opinion or opinions
                  with respect to the Loan Documents and the transactions contemplated thereby and the perfection and priority of the security granted thereunder of special counsel to the Borrowers and the Guarantors dated the Closing Date, addressed to the Agents and the Lenders, including opinions of Kirkland & Ellis, Young, Clement, Rivers & Tisdale, LLP; Stewart McKelvey Stirling Scales; Brown Rudnick Freed & Gesmer; and Ritch, Heather y Mueller, S.C., such opinions (other than those relating to title) substantially in the form of Exhibits I-1 through I-5;

                           (iv) resolutions of the boards of directors, the
                  shareholders or other appropriate governing body (or of the appropriate committee thereof) of each Borrower and each Guarantor (without duplication) certified by its secretary or assistant secretary as of the Closing Date, approving the amendment and restatement set forth herein and the Facilities as restructured hereunder, and approving and adopting this Agreement and the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (v) specimen signatures of officers or other
                  appropriate representatives executing the Loan Documents on behalf of each of the Borrowers and each of the Guarantors, certified by the secretary, assistant secretary or general attorney-in-fact, as applicable, of such Borrower or Guarantor as of the Closing Date;

                           (vi) the Organizational Documents of each of the
                  Borrowers and each of the Guarantors certified as of a recent date by the Secretary of State or equivalent Governmental Authority of its jurisdiction of organization, provided that with respect to Consoltex Mexico and the Mexican Companies (other than Rafytica) such certification shall be provided by the general attorney-in-fact thereof;

                           (vii) Operating Documents of each of the
                  Borrowers and each of the Guarantors certified as of the Closing Date as true and correct by its secretary, assistant secretary or general attorney-in-fact, as applicable;

                           (viii) certificates issued as of a recent date
                  by the Secretaries of State or equivalent Governmental Authority of the respective jurisdictions of formation of each of the Borrowers and each of the Guarantors as to the due existence and good standing of such Person, provided that to the extent that no Governmental Authority in Mexico provides such certificate, none shall be required;

                           (ix) appropriate certificates of qualification
                  to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Borrowers and each of the Guarantors as of a recent date by the Secretary of State or equivalent Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business would reasonably be expected to have a Material Adverse Effect, provided that with respect to Consoltex International such certificates may be in the name of The Balson-Erlanger Group Ltd., predecessor by name change to Consoltex International, provided further that to the extent that no Governmental Authority in Mexico or in any political subdivision thereof provides such certificate, none shall be required;

                           (x) a certificate of the Chief Financial Officer
                  of Consoltex Holdings as to (A) the absence of any Default or Event of Default as of the Closing Date, after giving effect to Section 13.16, and (B) the absence of any material adverse change since September 30, 2001 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date;

                           (xi) a marked up irrevocable commitment from the
                  title insurer to update the policies insuring title on the Initial Mortgaged Properties as originally delivered pursuant to Section 8.1(xv) of the Original Credit Agreement;

                           (xii) if elected by the applicable Facility
                  Borrowers, one or more Interest Rate Selection Notices;

                           (xiii) to the extent not previously filed,
                  evidence of the filing of Uniform Commercial Code financing statements (or amendments to previously filed financing statements) reflecting the filing in all places required by applicable law to perfect the Liens of the Agents under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law (including the laws of Canada, the United States and/or Mexico) to perfect the Liens of the Agents, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, under the Security Instruments as a first priority Lien in and to such other Collateral as the Agents may require, including without limitation:

                                    (A) to the extent not previously
                           delivered, the delivery by the Borrower of all stock certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and

                                    (B) the delivery by each Borrower or
                           Guarantor of certificates of the Registrar of each partnership or limited liability company Subsidiary evidencing the due registration on the registration books of such Person of the Lien in favor of the Agents conferred under the Security Instruments;

                           (xiv) evidence that all fees payable by the
                  Borrowers on or prior to the Closing Date to the Agents, BAS and the Lenders have been paid in full, including the due diligence expenses of the Agents and the fees and expenses of counsel for the Agents and other parties performing related services to the Agents, including asset reviews and audits and consulting services, including all fees and expenses of PricewaterhouseCoopers LLP, to the extent invoiced prior to or on the Closing Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with the transaction; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses);

                           (xv) a certificate of the chief financial
                  officer of each issuer of the Subordinated Notes, certifying that the Obligations under all the Facilities, notwithstanding this amendment and restatement, qualify as "Senior Debt" (as defined in the Subordinated Indenture);

                           (xvi) a certified copy of the written notice by
                  the chief financial officer of each issuer of the Subordinated Notes to the trustee under the Subordinated Indenture designating the Obligations under all the Facilities, notwithstanding this amendment and restatement, as "Designated Senior Debt" under the Subordinated Indenture;

                           (xvii) a certificate of an Authorized
                  Representative demonstrating that holders representing not less than 95% of the outstanding principal amount of the Subordinated Notes have entered into Subordinated Note Exchange Lockup Agreements, and attaching copies of each such Subordinated Note Exchange Lockup Agreement thereto certified as being true, correct and complete;

                           (xviii) certified copies of all necessary
                  consents, amendments and agreements of the holders of the Subordinated Notes and the PIK Notes relating to this Agreement and the respective transactions contemplated thereby;

                           (xix) a certified copy of the most current
                  version of the Subordinated Replacement Indenture, the form of the Subordinated Replacement Notes, and all other documentation deemed material by the US Agent and its legal counsel relating to the Subordinated Note Exchange, including all documentation relating to the settlement with holders of Subordinated Notes who are not participating in the Subordinated Note Exchange;

                           (xx) such information regarding litigation, tax,
                  accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities, management structure and other matters as requested by the Agents or the Lenders;

                           (xxi) (A) the consolidated and consolidating
                  financial statements of the Borrowers and their Subsidiaries for the Fiscal Years ended December 31, 1998, 1999 and 2000, including balance sheets, income and cash flow statements, audited by Deloitte & Touche or such other independent public accountants of recognized national standing as are acceptable to the Agents, (B) unaudited consolidated and consolidating interim income, balance sheet and cash flow statements of the Borrowers and their Subsidiaries for the nine-month period ended September 30, 2001, (C) pro forma unaudited interim income, balance sheet and cash flow statements of the Borrowers and their Subsidiaries for the nine-month period ended September 30, 2001 reflecting the FIBC Disposition, (D) the actual month end balance sheet of each Borrower most recently prepared thereby prior to the Closing Date, (E) an accounts payable aging report, broken out by division, for the Borrowers and their Subsidiaries, prepared as of November 30, 2001, and (F) such other financial information as the Agents and the Lenders may reasonably request;

                           (xxii) a Borrowing Base Certificate as of
                  November 30, 2001, together with related schedules of aged accounts receivable, letters of credit issued for the purchase of raw materials and certain finished goods, and raw materials inventory;

                           (xxiii) fully executed originals of a Lock Box
                  Agreement and a Cash Collateral Agreement with respect to LINQ; and

                           (xxiv) such other documents, instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b) In the good faith judgment of the Agents and the
         Lenders:

                           (i) there shall not have occurred or become
                  known to either Agent or any Lender any event, condition, situation or status since September 30, 2001 that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation
                  or other arbitral, administrative or judicial proceeding shall be pending or threatened which would reasonably be expected (A) to result in a Material Adverse Effect, or
                  (B) to materially adversely affect the FIBC Disposition or the Subordinated Note Exchange;

                           (iii) there shall be no order, decree, judgment,
                  ruling or injunction restraining, preventing, threatening to unwind or otherwise materially adversely affecting or delaying, or imposing any material conditions on, the FIBC Disposition or the Subordinated Note Exchange;

                           (iv) (A) the Borrowers and the Guarantors shall
                  have received, or with respect to the Subordinated Note Exchange all necessary arrangements shall have been made for the Borrowers and the Guarantors to receive, all approvals, consents and waivers, and shall have made or given all filings and notices as shall be required or desirable to consummate the Subordinated Note Exchange and otherwise in connection with the Agreement, the Loan Documents, or the transactions contemplated hereby, (B) all such approvals and consents shall be in full force and effect (or, with respect to the Subordinated Note Exchange, such arrangements for approvals and consents not yet available or received shall remain in place and be effective to accomplish such receipt), (C) all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Subordinated Note Exchange, the Facilities, this Agreement, the Loan Documents or any of the transactions contemplated hereby or thereby, all of the above without the occurrence of any default under, conflict with or violation of (x) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (y) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound;

                           (v) the terms and conditions of the Subordinated
                  Note Exchange, and the plans for dealing with non-exchanging holders of Subordinated Notes, shall have been fully disclosed to and shall be satisfactory to the Agents and the Lenders;

                           (vi) the corporate, capital and ownership
                  structure of the Borrowers and their subsidiaries (including articles of incorporation, bylaws and management of the Borrowers and their subsidiaries), giving effect to the FIBC Disposition, and the status of all litigation of the Borrowers and their subsidiaries shall be reasonably satisfactory to the Agents and the Lenders; and

                  (c) the representations and warranties of the Borrowers and their Subsidiaries set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date hereof;

         7.2 Conditions of Revolving Loans and Letter of Credit. The obligations of the Lenders to make any Revolving Credit Loans, and the Issuing Banks to issue (or renew) any Letters of Credit, and the Canadian Swing Line Facility Lender to make Canadian Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the satisfaction of all conditions set forth in
         Section 7.1 hereof;

                  (b) the Agent or, in the case of Canadian Swing Line Loans, the Canadian Swing Line Facility Lender, shall have received a Borrowing Notice if required by Article II;

                  (c) the representations and warranties of the Borrowers and their Subsidiaries set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Canadian Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6(a) or elsewhere in Article VIII) to be those financial statements most recently delivered to the Agents and the Lenders pursuant to Section 9.1 from the date financial statements are delivered to the Agents and the Lenders in accordance with such Section;

                  (d) in the case of the issuance of a Letter of Credit, the applicable Facility Borrower shall have executed and delivered to the applicable Issuing Bank an Application and Agreement for Letter of Credit in form and content reasonably acceptable to such Issuing Bank together with such other instruments and documents as it shall reasonably request;

                  (e) at the time of (and after giving effect to) each Advance, Canadian Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

                  (f)      immediately after giving effect to:

                                    (i) a Revolving Credit Loan, a Letter
                  of Credit (or renewal thereof) or a Canadian Swing Line Loan, (A) the amount of US Revolving Credit Outstandings plus US Letter of Credit Outstandings shall not exceed the Total Commitment for the US Revolving Credit Facility, (B) the Dollar Equivalent Amount of Canadian Revolving Credit Outstandings plus Canadian Letter of Credit Outstandings plus Canadian Swing Line Loan Outstandings shall not exceed the Total Commitment for the Canadian Revolving Credit Facility, (C) the Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility shall not exceed the sum of (x) the Borrowing Base as calculated in Dollars at such time plus (y) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time, and (D) the amount of US Revolving Credit Outstandings of Consoltex Mexico and Rafytek shall not exceed the Mexican Borrowing Limit applicable thereto;

                                    (ii) a Letter of Credit or renewal
                  thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the applicable Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each applicable Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Canadian Letter of Credit Commitment or Total US Letter of Credit Commitment, as applicable; and

                                    (iii) a Canadian Swing Line Loan, the
                  Canadian Swing Line Loan Outstandings shall not exceed $4,000,000.

         7.3 Post-Closing. After the Closing date but prior to February 15, 2002 the Agents and the Lenders shall have received, in form and substance satisfactory to them:

         (a) Uniform Commercial Code and similar lien search results in such jurisdictions in the United States, Canada and Mexico as are deemed necessary by the Relevant Agent, showing only those Liens as are acceptable to the Lenders; and

         (b) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of Consoltex International by the Secretary of State or equivalent Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business would reasonably be expected to have a Material Adverse Effect.


                                ARTICLE VIII

                       Representations and Warranties

         Each Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         8.1      Organization and Authority.
                  --------------------------

                  (a) Each Borrower and each Guarantor is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) Each Borrower and each Guarantor (x) has the requisite power and authority (including without limitation those under Environmental Laws) to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Guarantor has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         8.2 Loan Documents. The execution, delivery and performance by each Borrower and each Guarantor of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite
         Organizational Action of each Borrower and each Guarantor required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on any Borrower or any Guarantor or its properties, or (iii) the Organizational Documents or Operating Documents of any Borrower or any Guarantor;

                  (c) do not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which any Borrower or any Guarantor is a party, or by which the properties or assets of any Borrower or any Guarantor are bound, including without limitation the Subordinated Replacement Indenture and the Subordinated Replacement Notes and the forms thereof on the Closing Date and at all times thereafter until their execution and delivery, except where such conflict, breach or event of default would not reasonably be expected to have a Material Adverse Effect; and

                  (d) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of any Borrower or any Guarantor except any Liens in favor of the US Collateral Agent, the Canadian Collateral Trustee, the Agents and the Lenders created by the Security Instruments.

         8.3 Solvency. Each Credit Party (other than, with respect only to subsection (a) of the definition of "Solvent", each of the Mexican Companies) is Solvent after giving effect to the transactions contemplated by the Loan Documents, and the Borrowers and Guarantors, considered on a consolidated basis, are Solvent.

         8.4 Subsidiaries and Stockholders. No Borrower has any Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4, which Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien (other than Liens created under the Security Instruments and Statutory Permitted Liens); there are no shareholders agreement existing among the shareholders of the Borrowers.

         8.5 Ownership Interests. No Borrower owns any interest in any Person other than the Persons listed in Schedule 8.4, equity investments in Persons not constituting Subsidiaries permitted under Section 10.7.

         8.6      Financial Condition.
                  -------------------

                  (a) Consoltex Holdings has heretofore furnished to each Lender an audited consolidated and related consolidating balance sheet of Consoltex Holdings and its Subsidiaries as at December 31, 2000 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, as examined and certified by Deloitte & Touche, and unaudited consolidated and consolidating interim financial statements of Consoltex Holdings and its Subsidiaries consisting of consolidated and consolidating balance sheets and related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine-month period ending September 30, 2001. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of Consoltex Holdings and its Subsidiaries as of the end of such Fiscal Year and nine-month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 8.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to Section 9.1(a) hereof, there has not occurred any event, condition or circumstance (other than as previously disclosed to the Agents and the Lenders in writing prior to the Closing Date) which has had or could reasonably be expected to have a Material Adverse Effect, nor have the businesses or properties of the Borrowers and their Subsidiaries, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in Section 8.6(a) or in Schedule 8.6 or permitted by
         Section 10.5, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         8.7 Title to Properties. Each Borrower and each Guarantor has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 and Permitted Liens.

         8.8 Taxes. Except as set forth in Schedule 8.8, the Borrower and each Guarantor and each of their Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 8.6(a) or Sections 9.1(a) or (b) and satisfactory to Consoltex Holdings' independent certified public accountants have been established in accordance with GAAP, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes or assessments have become due.

         8.9      Other Agreements.  No Borrower nor any Subsidiary is
                  ----------------

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Borrower or any Subsidiary is a party, which default has had, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         8.10 Litigation. Except as set forth in Schedule 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Borrower, any Guarantor or any Subsidiary or affecting any Borrower, any Guarantor or any Subsidiary or any properties or rights of any Borrower, any Guarantor or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect.

         8.11 Margin Stock. The proceeds of the borrowings made hereunder will be used by the respective Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part 224) of the Board. No Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         8.12 Regulated Company. No Borrower nor any Subsidiary is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.) or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Borrowers and the Guarantors of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         8.13 Patents, Etc. Except as set forth in Schedule 8.13, each Borrower and each Guarantor owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person. No Borrower, Guarantor or any Subsidiary owns, or has the right to use under valid license agreements or otherwise, any material copyrights.

         8.14 No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Borrower or any Guarantor in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to either Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         8.15 No Consents, Etc. Neither the respective businesses or properties of any Borrower or any Guarantor, nor any relationship among any Borrower or any Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including without limitation the Subordinated Indenture and the Subordinated Replacement Indenture and the forms thereof on the Closing Date and at all times thereafter until their execution and delivery, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be, or in the case of the Subordinated Note Exchange, arrangements for approvals and consents not yet available or received have been made and will remain in place and be effective to accomplish such receipt.

         8.16     Employee Benefit Plans.
                  ----------------------

                  (a) Each Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in material compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of (i) all Mexican Benefit Laws with respect to all Mexican Employee Pension Plans and (ii) all Canadian Benefit Laws with respect to all Canadian Employee Pension Plans. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Mexican Employee Pension Plan or Canadian Employee Pension Plan;

                  (c) No Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Section 4975 of the Code or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code or Section 302 of ERISA, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                  (d) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and no Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (e) Schedule 8.16(e) sets forth a list of all unfunded Employee Benefit Plans of the Borrowers and their Subsidiaries. The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of each Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

                  (h) Set forth on Schedule 8.16 is a list of each Employee Benefit Plan, Pension Plan, Canadian Employee Pension Plan and Mexican Employee Pension Plan sponsored by any Borrower or Guarantor. As of the date hereof, no Borrower or Guarantor sponsors a Pension Plan, a Canadian Employee Pension Plan, a Mexican Employee Pension Plan, a Multiemployer Plan or any pension or retirement plan other than (i) any pension or retirement plan subject to the laws of the United States, Canadian Benefit Law or Mexican Benefit Law, and (ii) the obligations under the law of Mexico with respect to seniority premiums payable to employees of Rafytek, Royalton, Marino Mexico, Vestco and Vera Pak.

         8.17 No Default. As of the date hereof, and after giving effect to
Section 13.16, there does not exist any Default or Event of Default hereunder.

         8.18 Environmental Laws. Except as set forth in the quarterly environmental report most recently delivered to the Agents pursuant to
Section 9.1(g) and except in each case as would not be reasonably expected to have a Material Adverse Effect, (i) each Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals, and (ii) no Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and no Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by any Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         8.19     Employment Matters.
                  ------------------

                  (a) Except as set forth in Schedule 8.19, none of the employees of any Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the knowledge of any Borrower, threatened against any Borrower or any Subsidiary or between any Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (b) Except to the extent a failure to maintain compliance would not reasonably be expected to have a Material Adverse Effect, each Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of any Borrower, any investigation, in respect of such matters which, if decided adversely, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         8.20 RICO. No Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that would reasonably be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

         8.21 Assets of Consoltex Holdings. Consoltex Holdings (a) does not own, beneficially or of record, any assets other than (i) outstanding shares of common stock of Consoltex, (ii) outstanding shares of common stock of Consoltex USA, (iii) outstanding shares of preferred stock of Consoltex Mexico, and (iv) such other assets as are de minimis with respect to the consolidating balance sheet of Consoltex Holdings on a stand-alone basis, and (b) does not conduct business, operations or generate any revenue except (i) such revenue received as distributions on such shares of common stock of Consoltex and Consoltex USA and of preferred stock of Consoltex Mexico, and (ii) such other revenue as is de minimis with respect to the consolidating income statement of Consoltex Holdings on a stand-alone basis.

         8.22 Lock Box Accounts. As of the Closing Date, or such earlier date as any Lock Box shall have been established, the obligors, account parties, licensees and factors of Accounts Receivable have been instructed to and are directing payment of all Accounts Receivable and all amounts due from such factors to the appropriate Lock Box or Lock Box Account, as applicable.

         8.23 Perfected Security Interests. The US Agent, Canadian Agent, US Collateral Trustee or Canadian Collateral Trustee, or more than one of them as applicable, has a duly perfected first priority Lien, subject to no other Lien other than Statutory Permitted Liens and Liens permitted pursuant to Section 10.4(g), on all of the Collateral for the benefit of the Agents and the Lenders.

         8.24 Fee Limitation Agreement. The Fee Limitation Agreement is in full force and effect, and has not been amended or modified since its consummation.

         8.25 Subordinated Note Lockup Agreements. The holders of the Subordinated Notes that are party to a Subordinated Note Lockup Agreement, as set forth in the certificate delivered pursuant to Section 7.1(a)(xvii), represent a sufficient portion of the aggregate principal amount of the Subordinated Notes to consummate the Subordinated Note Exchange, and the plan in effect as of the Closing Date for settling with those holders who are not subject to a Subordinated Note Lockup Agreement is reasonably expected by the issuers of the Subordinated Notes not to require more than $300,000 in cash.


                                 ARTICLE IX

                           Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and where applicable will cause each Subsidiary to:

         9.1      Financial Reports, Etc.
                  ----------------------

                  (a) As soon as practical and in any event within 120 days after the end of each Fiscal Year of Consoltex Holdings, including the Fiscal Year ending December 31, 2001, deliver or cause to be delivered to each Agent and each Lender (i) audited consolidated and unaudited consolidating balance sheets of Consoltex Holdings and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements of Consoltex Holdings, opinions of Deloitte & Touche, or other such independent certified public accountants selected by Consoltex Holdings and approved by the Agents, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Consoltex Holdings and without any exception not acceptable to the Required Lenders, and accompanied (in the case of financial statements of any Borrower or Guarantor other than Consoltex Holdings) by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial condition of such Borrower or Guarantor (as the case may be) as of the end of such Fiscal Year and the results of their operations and the changes in their financial position for such Fiscal Year,
         (ii) audited balance sheet of Consoltex as at the end of such Fiscal Year, and the notes thereto, and the related statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth unaudited comparative financial statements for the preceding Fiscal Year, all prepared and expressed in Canadian Dollars in accordance with GAAP as applied in Canada, all applied on a Consistent Basis and containing, with respect to the financial statements of Consoltex, opinions of Deloitte & Touche, or other such independent certified public accountants selected by Consoltex Holdings and approved by the Agents, which are unqualified as to the scope of the audit performed and as to the "going concern" status of Consoltex and without any exception not reasonably acceptable to the Required Lenders, (iii) (A) unaudited balance sheet of Consoltex International as at the end of the Fiscal Year ending December 31, 2001, and the notes thereto, and the related unaudited statements of income, stockholders' equity and cash flows for Consoltex International with respect to (x) the operations that were continuing as of the last day of such Fiscal Year, and (y) the operations that were discontinued during such Fiscal Year, and in each case the respective notes thereto, for such Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis, and (B) audited balance sheet of Consoltex International as at the end of the Fiscal Year ending December 31, 2002, and the notes thereto, and the related statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth unaudited comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the financial statements of Consoltex International, opinions of Deloitte & Touche, or other such independent certified public accountants selected by Consoltex Holdings and approved by the Agents, which are unqualified as to the scope of the audit performed and as to the "going concern" status of Consoltex International and without any exception not reasonably acceptable to the Required Lenders, (iv) audited balance sheet of LINQ as at the end of such Fiscal Year, and the notes thereto, and the related statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth unaudited comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the financial statements of LINQ, opinions of Deloitte & Touche, or other such independent certified public accountants selected by Consoltex Holdings and approved by the Agents, which are unqualified as to the scope of the audit performed and as to the "going concern" status of LINQ and without any exception not reasonably acceptable to the Required Lenders,
         (v) a certificate of the Chief Financial Officer of Consoltex Holdings demonstrating (A) the Consolidated Leverage Ratio and (B) compliance with Sections 10.1 and 10.3, which certificate shall be substantially in the form of Exhibit J, provided that the certificate provided for in this Section 9.1(a)(v) for the Fiscal Year ending December 31, 2001 need only set forth the calculation of the Consolidated Leverage Ratio as of the end of such Fiscal Year, and (vi) such other financial statements and other information as the US Agent determines are necessary to demonstrate the calculation of Combined Consoltex EBITDA and LINQ EBITDA, including information relating to transactions with Consoltex Holdings or any of its Subsidiaries;

                  (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year) of Consoltex Holdings, deliver to each Agent and each Lender (i) consolidated and consolidating balance sheets of Consoltex Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of the Chief Financial Officer of Consoltex Holdings to the effect that such financial statements present fairly the financial position of the Consoltex Holdings and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, (ii) a balance sheet of Consoltex as at the end of such fiscal quarter, and the related statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of the Chief Financial Officer of Consoltex to the effect that such financial statements present fairly the financial position of Consoltex as of the end of such fiscal period and the results of its operations and the changes in its financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, (iii) a balance sheet of Consoltex International as at the end of such fiscal quarter, and the related statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of the Chief Financial Officer of Consoltex International to the effect that such financial statements present fairly the financial position of Consoltex International as of the end of such fiscal period and the results of its operations and the changes in its financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, (iv) a balance sheet of LINQ as at the end of such fiscal quarter, and the related statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of the Chief Financial Officer of LINQ to the effect that such financial statements present fairly the financial position of LINQ as of the end of such fiscal period and the results of its operations and the changes in its financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, (v) a certificate of the Chief Financial Officer of Consoltex Holdings containing computations for the fiscal quarter then ended comparable to those required pursuant to Section 9.1(a)(v), and (vi) such other financial statements and other information as the US Agent determines are necessary to demonstrate the calculation of Combined Consoltex EBITDA and LINQ EBITDA, including information relating to transactions with Consoltex Holdings or any of its Subsidiaries;

                  (c) as soon as practicable and in any event within thirty-five (35) days after the end of each calendar month (within forty-five (45) days after the end of each calendar month that is also the end of any fiscal quarter of Consoltex Holdings), Consoltex Holdings shall deliver to each Agent and each Lender (i) unaudited consolidated and consolidating balance sheets of Consoltex Holdings and its Subsidiaries as at the end of such calendar month, and the related consolidated and consolidating statements of income for such calendar month and for the period from the beginning of the then current Fiscal Year through the end of such calendar month, in each case accompanied by a certificate of the Chief Financial Officer of Consoltex Holdings to the effect that he has no knowledge that such financial statements do not present fairly the financial position of the Consoltex Holdings and its Subsidiaries as of the end of such calendar month and the results of their operations for such calendar month and such period from the beginning of such Fiscal Year through the end of such calendar month, in conformity with the standards set forth in
         Section 8.6(a) with respect to interim financial statements, and
         (ii) a projection of the Borrowing Base and the Overadvance Amount for the balance of the term of the Facilities;

                  (d) together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to each Agent and each Lender a letter from Consoltex Holdings' accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by Consoltex Holdings or any other Borrower or Guarantor in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured), or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (e) promptly upon their becoming available to any Borrower, such Borrower shall deliver to each Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which such Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or the "Commission des valeurs mobilieres du Quebec" or any other securities exchange commission or securities exchange, (ii) any proxy statement distributed by such Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of any Borrower or any Subsidiary;

                  (f) within 15 days of approval by the board of directors of Consoltex Holdings and in any event within sixty (60) days following the end of each Fiscal Year, including the Fiscal Year ending December 31, 2001, deliver to each Agent and each Lender consolidated and consolidating capital and operating expense budgets and consolidated and consolidating quarterly financial projections (including balance sheets and statements of income and cash flows) for each Borrower or Guarantor, as the case may be, and its Subsidiaries for the next Fiscal Year, as approved by the board of directors of Consoltex Holdings and prepared in accordance with GAAP applied on a Consistent Basis;

                  (g) as soon as practicable and in any event within sixty
         (60) days following the end of each fiscal quarter, including the fiscal quarter ending December 31, 2001, deliver to each Agent and each Lender an environmental report prepared by the applicable Borrower with respect to the Mortgaged Properties, in form and substance reasonably satisfactory to the Agents, and (to the extent and in the form actually reported to the board of directors of the applicable Borrower) any other manufacturing facilities;

                  (h) as soon as practicable and in any event within twenty-five (25) days after the end of each calendar month, including the calendar month ending December 31, 2001, Consoltex Holdings shall deliver to each Agent and each Lender (i) a Borrowing Base Certificate prepared as of the end of such month, together with related schedules of aged accounts receivable, letters of credit issued for the purchase of raw materials and certain finished goods and listing of finished goods, undyed and uncut greige goods and raw materials inventory, and (ii) an accounts payable aging report of the Borrowers and their Subsidiaries, broken out by division;

                  (i) as soon as practicable and in any event no later than Thursday of each calendar week, Consoltex Holdings shall deliver to each Agent and each Lender data reflecting the Borrowing Base determined as of the previous Friday, prepared using reasonable receivable and inventory estimation procedures acceptable to the Agents, together with related schedules of aged accounts receivable, letters of credit issued for the purchase of raw materials and certain finished goods and listing of finished goods, undyed and uncut greige goods and raw materials inventory;

                  (j) as soon as practicable and in any event no later than the Thursday of the following week, Consoltex Holdings shall deliver to each Agent and each Lender a consolidated weekly cash journal report of the Borrowers and their Subsidiaries showing, at a minimum, cash receipts and disbursements for such week, and projected cash flow for the immediately following sixteen consecutive weeks;

                  (k) no later than March 10th of each year Consoltex Holdings shall deliver to each Agent and each Lender a written certificate by the Chief Financial Officer of Consoltex Holdings, in form and substance reasonably satisfactory to the Agents and the Lenders, certifying that any adjustments made and to be made in connection with the audit of the Borrowers and their Subsidiaries for the immediately preceding Fiscal Year do not and will not materially adversely affect the Borrowing Base as at any time then or thereafter determined;

                  (l) upon request of the Agents at any time after January 1, 2003, the Borrowers shall deliver to the Agents and the Lenders an appraisal report with respect to the equipment and real property owned by the Borrowers and their Subsidiaries, prepared by an independent party designated by the Agents at the sole expense of the Borrowers; and

                  (m) promptly, from time to time, deliver or cause to be delivered to the Agents and each Lender such other information regarding any Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agents or such Lender may reasonably request.

         The Agents and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to either Agent, to any Governmental Authority having jurisdiction over either Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or, subject to the confidentiality provision of Section 13.15, to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         9.2 Maintain Properties. Maintain all properties (other than property that is substantially worn, damaged, obsolete or, in the reasonable judgment of any Borrower, no longer best used or useful in its business or that of any Subsidiary) necessary to its operations in good working order and condition, ordinary wear and tear excepted, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens (other than Permitted Liens) all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         9.3 Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to maintain such rights, franchises or foreign license or qualification would not reasonably be expected to result in a Material Adverse Effect.

         9.4 Regulations and Taxes. Observe and comply in all material respects with all statutes, laws, rules and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties, except liabilities being contested in good faith by appropriate proceedings diligently conducted provided that
(i) adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and (ii) any Lien arising in connection with any such contest shall be permitted to exist to the extent provided in Section 10.4.

         9.5      Insurance.
                  ---------

                  (a) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including without limitation all-risk property damage, business interruption, general liability and workers compensation insurance) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates, which insurance may provide for reasonable deductibles from the coverage provided thereunder; provided, however, and subject to applicable law, that the Borrowers and their Subsidiaries may self-insure only with respect to the repair and replacement of vehicles, and in such case to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which any such Borrower or such Subsidiary operates and consistent with prudent business practice.

                  (b) Duly and punctually pay or cause to be paid the premiums and other sums of money payable under each of its insurance policies required to be maintained hereunder. Each Mortgaged Property insurance policy held by the Borrowers shall contain a "Standard Mortgage Clause" reasonably satisfactory to the Agents providing that such policy may be canceled or modified only upon thirty (30) days' prior written notice to the Agents. The insurance policies confirming the insurance hereunder shall not contain any co-insurance stipulations except as provided in
         Section 9.5(a).

                  (c) Ensure that each policy of property damage insurance of a Borrower or a Guarantor that is providing Collateral shall provide for all losses to be paid directly to the US Agent and the US Collateral Agent or the Canadian Agent and the Canadian Collateral Trustee and to such Borrower or such Guarantor, as the case may be, as their interests may appear.

                  (d) At least ten (10) Business Days before the expiration of any policy referred to in this Section 9.5, provide the Agents with proof of its renewal or its replacement failing which the Agents may, upon reasonable prior notice, renew or replace same at the expense of the Borrowers, without prejudice to any other right conferred to the Agents in such event. It is agreed that the Agents are under no obligation either to note the expiration date of any policy or to insure the renewal or continuance of any policy. The Borrowers shall, from time to time, at the reasonable request of the Agents, furnish the Agents such information relating to insurance as the Agents may reasonably require. If the Borrowers fail to comply with any provision of this Section 9.5, the Agents may, after delivery of reasonable notice to the Borrower and at the Borrowers' expense, obtain any insurance they deem necessary.

                  (e) Promptly notify the Agents of any loss or damage to any material portion of the Collateral and shall promptly take any measures reasonably necessary so that the applicable insurer under any property casualty insurance shall pay the respective insurance proceeds to the Agents and the Borrowers as required by this Agreement and the other Loan Documents. Reimbursement under any liability insurance maintained by any Borrower or any Guarantor pursuant to this Section 9.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to any Mortgaged Property, other fixed assets, equipment or any inventory when subsection (f) below is not applicable, the Borrower or the Guarantor that owns such Mortgaged Property, other fixed assets, equipment or inventory shall make or cause to be made the necessary repairs thereto or replacements thereof, and any proceeds of insurance properly received and maintained by such Borrower or such Guarantor, as the case may be, pursuant to this Section 9.5 shall be paid to them to pay, or to be reimbursed, for the costs of such repairs or replacements.

                  (f) Upon (i) the occurrence and during the continuance of any Event of Default or (ii) the actual or constructive total loss (in excess of $1,000,000 per occurrence and $1,500,000 in the aggregate during the term of this Agreement) of any Mortgaged Property, equipment, inventory or other fixed assets, pay all insurance payments in respect of such Mortgaged Property, equipment, inventory or other fixed assets to the Relevant Agent to be applied thereby as specified in Section 11.5.

         9.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         9.7      Right of Inspection.
                  -------------------

                  (a) Permit any authorized representative designated by any Lender or either Agent to visit and inspect any of the corporate books and financial reports of any Borrower or any Subsidiary, at the reasonable expense of the Borrowers, and to discuss its affairs, finances and accounts with its principal executive, financial and treasury officers and its independent certified public or chartered accountants, all at reasonable times during reasonable business hours, at reasonable intervals and with reasonable prior notice.

                  (b) Permit any authorized representative designated by the Relevant Agent to conduct field audit inspections of the Collateral, properties and operations of each Borrower and each Guarantor, and lend all reasonable assistance to such representative in so conducting such field audit inspections, conducted during normal business hours and upon reasonable notice. Such field audit inspections shall occur (i) twice per Fiscal Year with respect to all Collateral by Freed Maxick or any other Person acceptable to the Agents, with estimated delivery dates of March 31 and September 30 of each Fiscal Year commencing March 31, 2002, each time at the sole expense of the Borrowers, and (ii) at such other times as determined by the Agents and the Lenders at the expense of the Agents and the Lenders, provided that any field audit conducted during the continuation of a Default or Event of Default shall be conducted at the sole expense of the Borrowers.

                  (c) Notwithstanding anything in Section 9.7(a) or (b), permit, at the sole expense of the Borrowers, the continued and ongoing review, at any time prior to the Facility Termination Date, by PricewaterhouseCoopers LLP or any other Person appointed in lieu thereof by the Agents, and preparation of periodic oral and written reports thereby to the Agents and the Lenders, of the business, operations, financial condition, management and performance of the Borrowers and their Subsidiaries as requested by the Agents.

         9.8 Observe all Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, conform to and duly observe all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

         9.9 Governmental Licenses. Obtain and maintain all licenses, permits, certificates, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to maintain such license, permit, certificate, certification or approval would not reasonably be expected to have a Material Adverse Effect.

         9.10 Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrowers in Sections 9.2 through 9.9, and 9.18 inclusive.


         9.11 Officer's Knowledge of Default. Upon the Chief Financial Officer of Consoltex Holdings or Paul Bamatter, Alex DiPalma or C. Suzanne Crawford (or any successor to any such Person holding any office previously held by such Person in any Borrower) (collectively, the "Notice Officers") obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower or any Subsidiary to any Lender, or any event, development or occurrence which would reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify each Agent of the nature thereof, the period of existence thereof, and what action such Borrower or such Subsidiary proposes to take with respect thereto.

         9.12 Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any claim, litigation or other proceedings being instituted against any Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of any Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to each Agent written notice thereof stating the nature and status of such claim, litigation, dispute, proceeding, levy, execution or other process.

         9.13 Notice of Environmental Complaint or Condition. Promptly provide to each Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by any Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect relating to any (a) violation or alleged violation by any Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by any Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of any Borrower or any Subsidiary, or at any facility or property owned or leased or operated by any Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of any Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         9.14 Environmental Compliance. If any Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that any Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, such Borrower shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless (a) the failure to remove or remedy such violation or release or to satisfy such liability would not reasonably be expected to have a Material Adverse Effect, in which case such Borrower shall orally advise each Agent of any decision not to remove or remedy such violation or release or satisfy such liability and the basis for any such decision, and at each Agent's option and at its request, such Borrower shall provide written documentation of such decision, or (b) such violation or liability is being contested in good faith by appropriate proceedings and appropriate reserves therefor are being maintained in accordance with GAAP.

         9.15 Indemnification. Without limiting the generality of Section 13.9, and except to the extent such claim, loss, penalty, liability, damage or expense has resulted from any gross negligence or willful misconduct of, or the violation of applicable law by, such Indemnified Party, each Borrower hereby agrees jointly and severally to indemnify and hold each Indemnified Party harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by any Borrower or any Subsidiary or with respect to any property owned, operated or leased by any Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of any Borrower or any Subsidiary (including on or with respect to property never owned, leased or operated by any Borrower or any Subsidiary), or on or with respect to property owned or leased or operated by any Borrower or any Subsidiary. The provisions of this Section 9.15 shall continue in effect notwithstanding the Facility Termination Date.

         9.16 Further Assurances. At the Borrowers' cost and expense, upon request of either Agent, duly execute and deliver or cause to be duly executed and delivered, to such Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

         9.17     Employee Benefit Plans.
                  ----------------------

                  (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to each Agent of (i) the establishment of any new Pension Plan, stock option plan, bonus plan, deferred compensation or profit-sharing plan of any Borrower (which notice shall include a copy of such plan), (ii) the commencement of material contributions to any Employee Benefit Plan, Pension Plan, Canadian Employee Pension Plan or Mexican Employee Pension Plan to which no Borrower or any of their ERISA Affiliates was previously contributing, (iii) any material increase in the benefits of any existing Employee Benefit Plan, Pension Plan, Canadian Employee Pension Plan or Mexican Employee Pension Plan, (iv) each funding waiver request filed with respect to any Pension Plan, Canadian Employee Pension Plan or Mexican Employee Pension Plan and all communications received or sent by any Borrower or any ERISA Affiliate with respect to such request and (v) the failure of any Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
         Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law, Canadian Benefit Law or Mexican Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law, Canadian Benefit Law or Mexican Benefit Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any
         (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or Pension Plan or any trust created thereunder, deliver to each Agent a notice specifying the nature thereof, what action any Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by any Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by each Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The applicable Borrower will notify the Agent in writing within five (5) Business Days of such Borrower or any ERISA Affiliate obtaining knowledge or reason to know that such Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
         Section 4041(c) of ERISA.

                  (d) With reasonable promptness, and in any event within thirty (30) days of the date the Authorized Representative receives notice, give notice to each Agent of (i) the establishment of any new Canadian Employee Pension Plan or Mexican Employee Pension Plan (which notice shall include a copy of such plan at the request of either Agent), (ii) the commencement of contributions to any Canadian Employee Pension Plan to which Consoltex was not previously contributing, or (iii) the commencement of contributions to any Mexican Employee Pension Plan to which Consoltex Mexico or any Mexican Company was not previously contributing, provided in each case, same would be reasonably likely to have a Material Adverse Effect;

                  (e) Promptly and in any event within thirty (30) days of the Authorized Representative's becoming aware of the occurrence or forthcoming occurrence of any Canadian Termination Event or Mexican Termination Event which would be reasonably likely to have a Material Adverse Effect; and

                  (f) With reasonable promptness but in any event within fifteen (15) Business Days, deliver to each Agent copies of any unfavorable determination letter from Governmental Authority regarding (i) the registration of a Canadian Employee Pension Plan of Consoltex that is intended to be registered under Canadian Benefit Law, or (ii) the registration of a Mexican Employee Pension Plan of Consoltex Mexico or any Mexican Company that is intended to be registered under Mexican Benefit Law, except where such failure to deliver such copies would not reasonably be likely to have a Material Adverse Effect.

         9.18 Continued Operations. Except in connection with an asset disposition, merger or consolidation permitted under Section 10.6 or 10.8, continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted, or other lines of business substantially related thereto.

         9.19 Lease Purchase Agreement. Notwithstanding anything to the contrary contained in this Agreement or in any Loan Document, LINQ, as Tenant under the Lease Purchase Agreement by and between Old LINQ and Dorchester County, South Carolina dated as of December 31, 1997, as assigned to LINQ by an Assignment and Assumption Agreement dated as of December 19, 2001 (the "Lease Purchase Agreement"), may take any action permitted to be taken by the Tenant under the Lease Purchase Agreement, provided that LINQ shall (i) make such requests and take such action which it is permitted, but not obligated, to do so under the terms of the Lease Purchase Agreement or the related documents as from time to time directed in writing by the Required Lenders, including without limitation pursuant to Sections 8.6(D) and 10.2(A)(6) of the Lease Purchase Agreement, (ii) not amend, revise or supplement the Lease Purchase Agreement or the related documents in any manner materially adverse to the interests of the Lenders, and (iii) not permit any action to be taken by Dorchester County, South Carolina under the terms of Section 8.6 of the Lease Purchase Agreement that LINQ is not otherwise permitted to take under the terms and conditions of this Agreement or any other Loan Document without the approval of the Required Lenders.

         9.20 Lock Boxes and Lock Box Accounts. At all times after the Closing Date, each US Borrower and each Canadian Borrower will maintain not less than one Lock Box and not less than one Lock Box Account, and each such Lock Box and Lock Box Account shall be maintained as provided herein and in the applicable Lock Box Agreement and Cash Collateral Agreement, and shall, so long as such Lock Box and Lock Box Account are required hereunder, notify and instruct all obligors, account parties and licensees of the Accounts Receivable, and all factors of accounts receivable from whom amounts are owing to such US Borrower or Canadian Borrower, to direct payment of all Accounts Receivable and/or all amounts due from such factors to the appropriate Lock Box. All receipts in the Lock Box shall be deposited on a daily basis into the applicable Lock Box Account maintained pursuant to a Cash Collateral Agreement and as security for the Facilities. In the event at any time any US Borrower or Canadian Borrower wishes to add any Lock Box or Lock Box Account, such US Borrower or Canadian Borrower shall deliver to the Agents (a) an updated Schedule 5.4 setting forth all Lock Boxes and Lock Box Accounts maintained by all US Borrowers and Canadian Borrowers at such time, (b) a fully executed Lock Box Agreement with respect to each additional Lock Box, and (c) a fully executed Cash Collateral Agreement with respect to each additional Lock Box Account.

         9.21 Payment of FIBC Holdback Amount. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) use its best efforts to comply with the terms of the FIBC Disposition and otherwise act in such a way that the portion of the FIBC Holdback Amount to be released from escrow and paid to Consoltex USA or any other Borrower or Subsidiary of a Borrower is both paid as early as possible and maximized, and (b) take such actions as are necessary to assure the collection of such amounts from escrow and payment of such amounts to the Lenders pursuant to Section 2.1(e)(ii). To the extent deemed necessary by the Agents, each Borrower shall, and shall cause each of its Subsidiaries to, (x) grant to the US Agent for the benefit of the Agents and the Lenders a power of attorney with respect to the collection of any FIBC Holdback Amount, and (y) assign any claim of such Borrower or Subsidiary with respect to any FIBC Holdback Amount to the US Agent for the benefit of the Agents and the Lenders.

         9.22 Consummation of the Subordinated Note Exchange. The Borrowers shall have consummated the Subordinated Note Exchange on or before February 28, 2002, by (a) exchanging Subordinated Notes representing not less than 95% of the aggregate principal amount of the Subordinated Notes for Subordinated Replacement Notes, (b) executing and delivering the Subordinated Replacement Indenture, which shall be substantially the same as the draft of the Subordinated Replacement Indenture delivered to the Agents and the Lenders on the Closing Date, with only such amendments, modifications, supplements, or other adjustments thereto as are acceptable to the Agents and all of the Lenders, (c) settling with such holders of Subordinated Notes as have elected not to participate in the Subordinated Note Exchange substantially in the same manner and pursuant to the same plan as disclosed to the Agents and the Lenders prior to the Closing Date without any amendment, modification, supplement or adjustment to such plan not having the prior consent of the Agents and all of the Lenders, so long as any cash payment thereto is in compliance with Section 10.9(d), (d) obtaining all required consents to and waivers of any violations caused by the Subordinated Note Exchange, (e) delivering to the Agents a certificate of the chief financial officer of each issuer of the Subordinated Replacement Notes, certifying that the Obligations under all the Facilities qualify as "Senior Debt" (as defined in the Subordinated Replacement Indenture, or such other similar term comparable to that found in the Subordinated Indenture), (f) delivering to the Agents a certified copy of the written notice by the chief financial officer of each issuer of the Subordinated Replacement Notes to the trustee under the Subordinated Replacement Indenture designating the Obligations under all the Facilities as "Designated Senior Debt" (or such other similar term comparable to that found in the Subordinated Indenture) under the Subordinated Replacement Indenture, and (g) taking such other steps as the Agents determine are necessary to effectively consummate the Subordinated Note Exchange.

         9.23 Waivers of Lien Rights. From time to time after the Closing Date, the applicable Facility Borrower will deliver to the Agents a fully executed Waiver of Lien Rights with respect to each leased location in which Inventory to be included in the Borrowing Base is located, prior to such Inventory being included on any Borrowing Base Certificate delivered hereunder.

         9.24 Non-Exchanged Subordinated Notes. On or before March 15, 2002, with respect to any Subordinated Notes that are then outstanding, the Borrowers shall have taken all such actions as are necessary such that there shall not exist any default or event of default under the Subordinated Indenture or any such Subordinated Notes, including without limitation any default or event of default arising from the nonpayment of interest due October 1, 2001 under the Subordinated Indenture and the Subordinated Notes, and shall have delivered to the Agents and the Lenders such documents and other evidence as are sufficient to demonstrate such absence of any default or event of default.


                                 ARTICLE X

                             Negative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, no Borrower will, nor will it permit any Subsidiary to:

         10.1     Financial Covenants.
                  -------------------

         (a) Consolidated Fixed Charge Coverage Ratio. Permit the
Consolidated Fixed Charge Coverage Ratio as of the end of each applicable period set forth below to be less than that amount set forth below opposite such period:


                                                                                       Minimum Consolidated
       Period                                                                      Fixed Charge Coverage Ratio
       ------                                                                      ---------------------------
       One-quarter period ending June 30, 2002                                             1.05 to 1.00

       Two-quarter period ending September 30, 2002                                        1.05 to 1.00

       Three-quarter period ending December 31, 2002                                       1.00 to 1.00

       Each of the Four-Quarter Periods ending (i) March 31, 2003, (ii)
       June 30, 2003, and (iii) September 30, 2003
                                                                                           1.00 to 1.00

         (b) Minimum Annualized Combined Consoltex EBITDA. Permit
Annualized Combined Consoltex EBITDA as of the end of each applicable period set forth below to be less than that amount set forth below opposite such period:


                                                                                        Minimum Annualized
       Period                                                                        Combined Consoltex EBITDA
       ------                                                                        -------------------------
       One-quarter period ending June 30, 2002                                              $9,100,000

       Two-quarter period ending September 30, 2002                                         $8,200,000

       Three-quarter period ending December 31, 2002                                        $8,850,000

       Four-Quarter Period ending March 31, 2003                                            $8,975,000

       Four-Quarter Period ending June 30, 2003                                             $9,600,000

       Four-Quarter Period ending September 30, 2003                                        $10,100,000

         (c) Minimum Annualized LINQ EBITDA. Permit Annualized LINQ EBITDA as of the end of each applicable period set forth below to be less than that amount set forth below opposite such period:




                                                                                        Minimum Annualized
       Period                                                                               LINQ EBITDA
       ------                                                                           ------------------
       One-quarter period ending June 30, 2002                                              $5,600,000

       Two-quarter period ending September 30, 2002                                         $6,475,000

       Three-quarter period ending December 31, 2002                                        $5,125,000

       Four-Quarter Period ending March 31, 2003                                            $4,200,000

       Four-Quarter Period ending June 30, 2003                                             $4,700,000

       Four-Quarter Period ending September 30, 2003                                        $5,375,000

         (d) Maximum Third Party Mexican Accounts Payable. Permit the book value of the Third Party Mexican Accounts Payable as of any date of measurement thereof to be greater than $2,750,000; provided that such amount shall be cumulatively reduced (x) upon the consummation of the sale of New Royalton pursuant to clause (iv) of the definition of "Permitted Asset Dispositions" or the cessation of all or substantially all of the operations of New Royalton, by the lesser of $500,000 or the amount of Third Party Mexican Accounts Payable on the balance sheet of New Royalton at such time, (y) by $1,000,000 upon the consummation of the sale of the small bag business of Rafytek pursuant to clause (i) of the definition of "Permitted Asset Dispositions", and (z) by such other amounts as are determined as a result of good faith negotiations between the Borrowers and the Required Lenders from time to time as a result of the review of operations and requirements of Consoltex Mexico and the Mexican Companies (other than Rafytica); and provided further that if at any time Consoltex Mexico and/or any of the Mexican Companies grants to the Agents and the Lenders Liens in its assets pursuant to Section 5.7, compliance with this covenant shall no longer be required.

         10.2 Acquisitions. Enter into any agreement, contract, binding commitment or other binding arrangement providing for any Acquisition, or take any action to solicit the tender of securities for proxies in respect thereof in order to effect any Acquisition, or in any other manner effect any Acquisition.

         10.3 Capital Expenditures. Make or become committed to make Capital Expenditures except (a) Capital Expenditures made during the Fiscal Year ended December 31, 2002, that do not exceed $3,600,000 in the aggregate during such Fiscal Year, and (b) Capital Expenditures made during the Fiscal Year ended December 31, 2003, that do not exceed $3,000,000 in the aggregate during such Fiscal Year.

         10.4 Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by any Borrower or any Subsidiary, other than

                  (a) Liens created under the Security Instruments in favor of the Agents, the US Collateral Agent, the Canadian Collateral Trustee and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 8.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens arising in the ordinary course of business and in existence less than 45 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

                  (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, surety and appeal bonds, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) with respect only to any real property of any Borrower or any Subsidiary, which do not interfere materially with the ordinary conduct of the business of any Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to any Borrower or any Subsidiary; and

                  (f) purchase money Liens to secure Indebtedness permitted under Section 10.5(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 90% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                  (g) Liens granted to factors of Accounts Receivable in connection with Indebtedness owing thereto permitted hereunder pursuant to Section 10.5(i) which attach only to those Accounts Receivables that are factored;

                  (h) Liens arising in connection with Capital Leases permitted under Section 10.5(f); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases;

                  (i) Liens in favor of issuers of documentary and commercial letters of credit not otherwise prohibited under the terms of this Agreement on (and limited to) the documents and goods covered thereby;

                  (j) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown, statutory exception to title and reservation of mineral rights;

                  (k) extensions, renewals and replacements of any of the foregoing so long as such Liens continue only to apply to the property previously subject thereto;

                  (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties resulting from the importation of goods and in each case attaching only to such goods;

                  (m) with respect to any real property or fixtures, any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that would not be reasonably expected to have a Material Adverse Effect;

                  (n) (i) deposits to secure the performance of leases of property (whether real, personal or mixed) of the Borrowers and their Subsidiaries (excluding Capitalized Leases) in the ordinary course of business and (ii) Liens arising from precautionary Uniform Commercial Code financing statement filings (or other similar filings) regarding property subject to operating leases;

                  (o) Liens arising solely from conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by any Borrower or any Subsidiary in the ordinary course of business;

                  (p) with respect to any real property, title exceptions referred to in Section 8.7 and title defects or irregularities in title which are of a minor nature in the aggregate and will not materially impair the use of the property for the purposes for which it is held by any Borrower or any of its Subsidiaries; and

                  (q) with respect to any real property, Liens in favor of a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of any Borrower or any of its Subsidiaries in the ordinary course of its business.

         10.5 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 8.6; provided that none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change adversely to any Agent, any Lender, any Borrower or any Subsidiary any terms of subordination, repayment or rights of enforcement, conversion, put, exchange, the aggregate principal amount thereof or the interest rate or fees payable thereon, or other rights from such terms and rights as in effect on the Closing Date, and any amendment or modification of, or supplement to, the Subordinated Indenture or the Les Gantiers Debenture, or any Subordinated Note or PIK Note or AIP PIK Note, is subject to compliance with Sections 10.21(b), 10.22(a) and 10.28(a), respectively; provided further that the Subordinated Indenture may be replaced with the Subordinated Replacement Indenture, and the Subordinated Notes may be replaced with the Subordinated Replacement Notes, but the limitations in the immediately preceding proviso shall then apply to the Subordinated Replacement Indenture and the Subordinated Replacement Notes;

                  (b) Indebtedness owing to any Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) purchase money Indebtedness described in Section 10.4(f) not to exceed an aggregate outstanding principal amount at any time of $250,000;

                  (e) Indebtedness arising from Rate Hedging Obligations permitted under Section 10.16;

                  (f) Indebtedness (i) consisting of Capital Leases in an aggregate amount at any time not to exceed $250,000 and (ii) in the case of any such Capital Leases to which any Subsidiary of any Borrower is a party, guarantees by such Borrower or any of its Subsidiaries of the obligations of such Subsidiary under such leases;

                  (g) Subordinated Debt;

                  (h) (i) unsecured Indebtedness incurred by any Borrower or Guarantor (other than Consoltex Mexico and each Mexican Company) and owing to any other Borrower or Guarantor (other than Consoltex Mexico and each Mexican Company), (ii) unsecured Indebtedness incurred by Consoltex Mexico or any Mexican Company and (A) owing to any of Consoltex Mexico or any Mexican Company or
         (B) owing to any Borrower or Guarantor (other than Consoltex Mexico or any Mexican Company) which does not violate Section 10.7(a), and (iii) unsecured trade Indebtedness incurred by any Mexican Company in the ordinary course of business and consistent with past business practices and owing to LINQ, Consoltex or Consoltex International;

                  (i) Indebtedness owing to factors of Accounts Receivable from time to time from any one or more of the Borrowers on a non-recourse basis to such Borrowers in principal amount at any time outstanding not to exceed $18,000,000 in the aggregate, provided that of such amount not more than $2,000,000 in the aggregate shall at any time be owing to all factors by all Borrowers in connection with their sales of inventory produced in and distributed from Mexico to customers in the United States, and without duplication the guaranty by a Borrower of payment of such Indebtedness incurred by another Borrower or Subsidiary thereof, the payment of which is secured by Liens permitted pursuant to
         Section 10.4(g).

                  (j) additional unsecured Indebtedness not otherwise covered by clauses (a) through (i) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (j) shall in no event exceed $100,000 at any time; and

                  (k) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a) through (j) of this Section 10.5, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of or interest rate or rates and fees payable on such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, (3) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing, and (4) any such refunding, renewing or refinancing of Indebtedness which is Subordinated Debt shall be accomplished using other Indebtedness subordinate to the Obligations hereunder, the terms of which shall be no less restrictive than the terms of this Agreement and the terms of subordination of which shall be no less favorable to the Lenders than the Subordinated Debt being refinanced.

         10.6 Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of any Borrower or any Subsidiary other than:

                  (a) dispositions of inventory in the ordinary course of business;

                  (b) sales, transfers or other dispositions (i) among any Borrower or Guarantor and any other Borrower or Guarantor (in each case other than Consoltex Mexico and each Mexican Company), (ii) from any of Consoltex Mexico or any Mexican Company to any Borrower or Guarantor, (iii) between Consoltex Mexico and any Mexican Company or among any of the Mexican Companies, and (iv) among one or more Subsidiaries that are not Guarantors; provided that, except in connection with a merger or consolidation permitted under Section 10.8, in no event shall the equity interests of any Subsidiary of Consoltex Holdings be transferred to any other Person (including to Consoltex Holdings or any of its Subsidiaries) without the consent of the Required Lenders;

                  (c) the termination of any lease of real or personal property to which any Borrower or any Subsidiary is subject, whether as lessee or lessor, provided such real or personal property is not material to the operations or properties of such Borrower or Subsidiary or, if material, has been acquired by such Borrower or Subsidiary effective as of the termination of such lease therefor;

                  (d) in transactions permitted by Section 10.8;

                  (e) sales (in the ordinary course of business) of Accounts Receivable to factors, provided that any Indebtedness incurred in connection therewith does not violate Section 10.5(i) and Liens granted in connection therewith do not violate Section 10.4(g);

                  (f) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of any Borrower, no longer best used or useful in its business or that of any Subsidiary;

                  (g) each of the Permitted Asset Dispositions; and

                  (h) dispositions of property not otherwise permitted above which has a net book value not to exceed $1,000,000 in the aggregate during the term of this Agreement.

         provided that to the extent any sale, lease, transfer or other disposition of any assets of any Borrower or any Subsidiary constitutes a Permitted Asset Disposition, such sale, lease, transfer or other disposition shall be deemed to have been consummated pursuant to Section 10.6(g) hereof, notwithstanding the applicability of any other subsection of this Section 10.6.

         10.7 Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person, or make or permit to exist any loans, advances or financial assistance to any Person, except that any Borrower or any Subsidiary may maintain investments or invest in:

                  (a) any Guarantor; provided, that all investment capital contributions, equity acquisitions and infusions, loans, advances or financial assistance by all Borrowers and Guarantors (other than Consoltex Mexico and each Mexican Company) to Consoltex Mexico and the Mexican Companies collectively shall not exceed $1,000,000 in total principal amount during the term of this Agreement;

                  (b) investments existing as of the date hereof and as set forth in Schedule 8.4;

                  (c) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (d) Investments consisting of intercompany Indebtedness otherwise permitted under Section 10.5;

                  (e) loans and advances to employees of any Borrower or any Subsidiary to satisfy or reimburse travel, relocation and other similar business related expenses of such employees in the ordinary course of business; and

                  (f) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $300,000.

         10.8 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; provided, however, any Subsidiary of any Borrower may merge or transfer all or substantially all of its assets into or consolidate with such Borrower or any wholly-owned Subsidiary of such Borrower which is also a Borrower (other than Consoltex Mexico and Rafytek), except that none of Consoltex, Consoltex International or LINQ may merge into any Subsidiary or Borrower, and no other Subsidiary or Borrower may merge into any of Consoltex, Consoltex International or LINQ; provided further that notwithstanding the limitation in the immediately preceding proviso, Consoltex International may merge into a new Subsidiary of Consoltex USA to consummate the Consoltex International Reincorporation so long as the new Subsidiary takes all actions deemed necessary by the US Agent to become a Borrower and a Guarantor, or confirm its role as a Borrower and a Guarantor, and to succeed to the Obligations of Consoltex International, and so long as 100% of the Subsidiary Securities of the new Subsidiary are pledged by the owner or owners thereof to the US Agent for the benefit of the Agents and the Lenders, and so long as compliance with the immediately following proviso is accomplished; provided further that, in the case of any merger or consolidation referred to in this Section 10.8, if the US Collateral Agent, the Canadian Collateral Agent, or any Agent on behalf of the Lenders has a perfected Lien on any property so transferred (or owned by any party subject to such merger or consolidation), such Lien shall remain continuously perfected and each of the Borrowers and Guarantors agrees to take all steps and execute all documents (including without limitation all Uniform Commercial Code filings) reasonably deemed by the US Agent or the Canadian Agent to assure such continuous perfection.

         10.9 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; provided, however, the Borrowers and Guarantors, and their respective Subsidiaries, as applicable, may make the following Restricted Payments in any Fiscal Year (on a non-cumulative basis, with the effect that amounts not paid in any Fiscal Year may not be carried over for payment in a subsequent period) if immediately prior to and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing:

                  (a) any Subsidiary of a Borrower may declare and pay dividends to such Borrower or any Subsidiary of such Borrower that is a Borrower;

                  (b) any Borrower or any Subsidiary may declare dividends or make distributions in each case payable solely in shares of its capital stock provided that a Change in Control shall not result from such dividend or distribution, and provided further that if such shares are transferred to a Borrower, Guarantor or Subsidiary in connection with such a dividend or distribution, the shares shall be pledged under the applicable Pledge Agreement and delivered to the US Collateral Agent or the Canadian Collateral Trustee, as applicable;

                  (c) except with respect to any Subordinated Debt subject to any Payment Deferral Arrangement, the issuers of the Subordinated Debt may pay interest thereon in accordance with the terms thereof as in effect on the Closing Date in the Subordinated Indenture, the Subordinated Notes, the Les Gantiers Debenture, the PIK Notes and the AIP PIK Notes, and as in effect upon consummation of the Subordinated Note Exchange in the Subordinated Replacement Indenture and the Subordinated Replacement Notes; provided that, except as set forth in Section 10.22(a) with respect to the PIK Notes upon satisfaction of the conditions set forth therein and except with respect to the Subordinated Notes after consummation of the Subordinated Note Exchange in accordance with Section 9.22, in no event and notwithstanding the foregoing shall any such payment be made in cash; provided further that no such issuer of Subordinated Debt may redeem, retire, defease or otherwise acquire for value any principal amount of any such Subordinated Debt for any reason whether as an optional or mandatory redemption; and

                  (d) for those holders of Subordinated Notes who do not participate in the Subordinated Note Exchange, cash payments may be made in accordance with the terms of the Subordinated Note Exchange to such non-exchanging holders of Subordinated Notes, provided that the aggregate amount of such payments shall not exceed $300,000.

         10.10 Transactions with Affiliates. Other than transactions permitted under Sections 10.5, 10.6, 10.7, 10.8 and 10.9, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of any Borrower, except (a) that such Persons may render services to any Borrower or any Subsidiary for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that any Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by such Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of any Borrower's (or any Subsidiary's) business consistent with past practice of such Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to such Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         10.11 Compliance with ERISA, the Code, Foreign Benefit Laws, Mexican Benefit Law and Canadian Benefit Law. With respect to any Pension Plan, Employee Benefit Plan, Canadian Employee Pension Plan, Mexican Employee Pension Plan, or Multiemployer Plan, as applicable in each case below:

                  (a) permit the occurrence of any Termination Event which would result in a material liability on the part of any Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans, under all Canadian Employee Pension Plans, or under all Mexican Employee Pension Plans, as applicable, to exceed the current value of the assets of such Pension Plans, Canadian Employee Pension Plans by more than $5,500,000, or Mexican Employee Pension Plans, as applicable, allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which any Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of any Borrower or any ERISA Affiliate to a Multiemployer Plan, except where such establishment or amendment would not reasonably be likely to have a Material Adverse Effect; or

                  (g) fail, or permit any Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

                  (h) permit the occurrence of any Canadian Termination Event or Mexican Termination Event which would result in a material liability on the part of any Borrower; or

                  (i) engage in a transaction that would render a Canadian Employee Pension Plan liable to tax under Part XI of the Income Tax Act or to have its registration revoked by any Governmental Authority; or

                  (j) fail, or permit to fail, to establish, maintain and operate each Canadian Employee Pension Plan and Mexican Employee Pension Plan in compliance in all material respects with the provisions of Canadian Benefit Law or Mexican Benefit Law, respectively.

         10.12 Fiscal Year.  Change its Fiscal Year.

         10.13 Dissolution, etc. Wind up, liquidate or dissolve
(voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.8.

         10.14 Limitations on Sales and Leasebacks. Except in connection with Capital Leases otherwise permitted pursuant to Section 10.5(f), enter into any arrangement or arrangements with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by any Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Borrower or any Subsidiary.

         10.15 Change in Control. Cause, suffer or permit to exist or occur any Change of Control, or cause, suffer or permit any Borrower or Guarantor (other than Consoltex Holdings) not to be wholly owned by a Borrower, except for the minimum number of shares that must be held by third parties to comply with applicable law.

         10.16 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 50% of the Total Commitments for all Facilities for the purpose of interest rate or currency exchange protection, and not for speculative purposes.

         10.17 Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agents and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with, and that applies only to, (i) property acquired with the proceeds of purchase money Indebtedness permitted hereunder, (ii) assets financed by a Capital Lease permitted hereunder, and (iii) property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

         10.18    Compensation; Reimbursement of Expenses.
                  ---------------------------------------

                  (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition;

                  (b) Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Subsidiary for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Subsidiary in the ordinary course of business.

         10.19 Change in Accountants. Change its independent public accountants.

         10.20    Prepayments, Etc. of Indebtedness.
                  ---------------------------------

                  (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; or

                  (b) Amend, modify or change in any manner any term or condition of any Indebtedness or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.

         10.21.   Subordinated Debt.
                  -----------------

                  (a) Fail at any time to maintain for any reason the Obligations as "Senior Debt" and "Designated Senior Debt" under the Subordinated Indenture, the Subordinated Notes, the
         Subordinated Replacement Indenture and the Subordinated
         Replacement Notes;

                  (b) Without limitation of the generality of Section 10.20(b), amend, revise or supplement, in any manner adverse to the interests of the Lenders, the subordination provisions or payment or redemption terms of, the other covenants contained in, or events of default under, any of the Subordinated Debt, provided that, as part of the Subordinated Note Exchange, the Subordinated Replacement Indenture and the Subordinated Replacement Notes may be executed, delivered and issued, as applicable, so long as the Subordinated Replacement Indenture, the Subordinated Replacement Notes and each other material document relating to the Subordinated Note Exchange are substantially the same as the drafts thereof delivered to the Agents and the Lenders on the Closing Date, with any amendment, modification, supplement or adjustment thereof or thereto being subject to the prior consent of the Agents and all of the Lenders, and are otherwise satisfactory to the Agents and the Lenders; and

                  (c) Except as expressly permitted in Section 10.9(c) or
         (d), make any cash payment for any reason with respect to the Subordinated Notes or the Subordinated Replacement Notes earlier than the day that is ninety-five (95) days after the Facility Termination Date.

         10.22.   PIK Notes.
                  ---------

                  (a) Without limitation of the generality of Section 10.20(b), amend, revise or supplement, in any manner adverse to the interests of the Lenders, the subordination provisions or payment or conversion or redemption terms of the PIK Notes, or any other covenants contained in, or Events of Default with respect to, the PIK Notes; or

                  (b) Pay any principal or interest due and payable under the PIK Notes in cash, and instead will only pay such interest by the issuance of PIK Debentures pursuant to Section 1(b) of the Convertible Debenture; provided, however, that the scheduled payment of principal and interest due on October 15, 2003 may be paid in cash if the Available Liquidity of the Borrowers and their Subsidiaries as of September 15, 2003, as demonstrated on a certificate delivered to the Agents and Lenders not later than October 1, 2003, in form and substance satisfactory to the Agents and the Lenders, is greater than or equal to $7,000,000.

         10.23 Fee Limitation Agreement. Pay any fee to AIP other than in compliance with the Fee Limitation Agreement as delivered to the Agents and as in effect on the Closing Date, or amend, modify or change in any manner any term or condition of the Fee Limitation Agreement.

         10.24. Consoltex Holdings. Allow or permit Consoltex Holdings to conduct any business or own any assets other than as set forth in Section 8.21.

         10.25 Limitations on Upstreaming. Except as otherwise permitted herein, enter into any agreement restricting or limiting the payment of dividends or other distributions or the transfer of assets from any Subsidiary to any Borrower or Guarantor or to any other Subsidiary owning Subsidiary Securities of such Subsidiary.

         10.26 Limitations on Deposit Accounts. Open or maintain any deposit account of any nature with any financial institution except to the extent each such deposit account is set forth on either Schedule 5.4 or
Schedule 5.5; provided that if, at any time, any Borrower wishes to open an additional deposit account without making such account a Lock Box Account pursuant to Section 9.20, such Borrower shall deliver to the Agents not later than 10 days after the opening of such additional deposit account (a) an updated Schedule 5.5 setting forth a complete description of such deposit account, including the name and address of the financial institution (which must be a Lender if the Borrower is domiciled in the United States or Canada) and the account number, and (b) a fully executed Deposit Account Agreement or Cash Collateral Agreement with respect to such deposit account.

         10.27 Limitations on Subsidiaries. Create or acquire any Subsidiary; provided that Consoltex USA may create one Subsidiary, organized in the state of Delaware, in connection with the Consoltex International Reincorporation, so long as the Consoltex International Reincorporation is consummated and the new Subsidiary becomes a Borrower hereunder and takes all other steps deemed necessary by the Agents to assure the continuous perfection of the US Collateral Agent, the Canadian Collateral Trustee, or any Agent on behalf of the Agents and the Lenders in the assets of Consoltex International prior to the Consoltex International Reorganization.

         10.28.   AIP PIK Notes.
                  -------------

                  (a) Without limitation of the generality of Section 10.20(b), amend, revise or supplement, in any manner adverse to the interests of the Lenders, the subordination provisions or payment or conversion or redemption terms of any AIP PIK Notes, or any other covenants contained in, or Events of Default with respect to, any AIP PIK Notes; or

                  (b) Pay any principal, interest, fees or any other amounts due and payable under any AIP PIK Notes in cash, and instead will only pay such amounts by the issuance of additional AIP PIK Notes or related debentures or notes pursuant to the terms of the applicable documentation with respect thereto.

         10.29.   Payment Deferral Arrangements.
                  -----------------------------

                  (a) Without limitation of the generality of Section 10.20(b), amend, revise or supplement, in any manner adverse to the interests of the Lenders, the provisions of any document relating to a Payment Deferral Arrangement; or

                  (b) Pay in cash any amount otherwise due and payable pursuant to the terms of the Subordinated Indenture or otherwise with respect to any Subordinated Note that is subject to a Payment Deferral Arrangement.

         10.30. Tennessee Assets. Have assets located in the state of Tennessee with a fair market value in excess of $200,000.

         10.31. Subordinated Note Lockup Agreements. Without limitation of the generality of Section 10.20(b), amend, modify, adjust, revise or supplement, in any manner adverse to the interests of the Lenders, any provision, term, agreement, representation, covenant or default or event of default contained in, or waive, acquiesce in or fail to enforce its rights with respect to any default or event of default arising under, any Subordinated Note Lockup Agreement without the prior consent of the Agents and all of the Lenders.

         10.32. FIBC Escrow Agreement. Amend, modify, adjust, revise or supplement, in any manner that would be adverse to the interests of the Lenders, including the interest of the Lenders in receiving the prepayment provided for in Section 2.1(e)(ii), any provision, term, agreement, representation, covenant or default or event of default contained in, or waive, acquiesce in or fail to enforce its rights with respect to any provision of, the FIBC Escrow Agreement without the prior consent of the Agents and all of the Lenders.


                                 ARTICLE XI

                     Events of Default and Acceleration

         11.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, or of any fees on Bankers' Acceptances, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders, either Agent or the US Collateral Agent or Canadian Collateral Trustee, on the date on which the same shall be due and payable; or

                  (c) if (i) default shall be made in the performance or observance of any covenant set forth in Section 5.1, 5.4, 5.5, 9.1(h), 9.1(k) through (m), 9.5, 9.7, 9.11, 9.12, 9.20, 9.22, 9.24 or Article X, (ii) default shall be made in the performance or observance of any covenant set forth in Section 9.1(a) through 9.1(g), Section 9.1(i) or Section 9.1(j) and such default shall continue for five (5) or more days, or (iii) the requirement of
         Section 7.3 is not satisfied by the time provided for therein;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above or clause (k) or clause
         (l) below) and such default shall continue for thirty (30) or more days, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of either Agent, the US Collateral Agent, the Canadian Collateral Trustee or any of the Lenders or delivered to either Agent, the US Collateral Agent, the Canadian Collateral Trustee or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Required Lenders or all of the Lenders, as applicable in accordance with Section 13.6), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Required Lenders or all of the Lenders, as applicable in accordance with
         Section 13.6); or

                  (e) if there shall occur (i) a default, which is continuing, in the payment of any principal, interest, premium or other amount with respect to (A) any Subordinated Debt or (B) any other Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of any Borrower or any Subsidiary in an amount or Rate Hedge Value, as applicable, not less than $1,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in the Subordinated Indenture, the Subordinated Replacement Indenture, the Les Gantiers Debenture, any Subordinated Note, any Subordinated Replacement Note, any PIK Note, any AIP PIK Note, any document relating to a Payment Deferral Arrangement with respect to any Subordinated Note, or any agreement or instrument under or pursuant to which any Subordinated Debt or any other Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by any Borrower, any Guarantor or any Subsidiary, or (iii) with respect to any such Rate Hedging Obligation, any termination event shall occur as to which any Borrower, any Guarantor or any Subsidiary is the "affected party" under the agreement or instrument governing such Rate Hedging Obligation, or (iv) any other event of default as specified in any agreement or instrument under or pursuant to which any such Subordinated Debt or other Indebtedness may have been issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, and, in each case, such default or event of default or termination shall continue for more than the period of grace, if any, therein specified, or such default or event of default or termination shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity of any such Indebtedness or terminate any agreement or instrument governing any such Rate Hedging Obligation; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or written statement at any time furnished to either Agent, the US Collateral Agent, the Canadian Collateral Agent or any Lender by or on behalf of any Borrower or any Guarantor pursuant to or in connection with any Loan Document shall be false or misleading in any material respect when given; or

                  (g) if any Borrower or any Guarantor or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower, any Guarantor or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any Borrower, any Guarantor or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Borrower, any Guarantor or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against any Borrower, any Guarantor or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any Borrower, any Guarantor or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $500,000 is rendered against any Borrower, any Guarantor or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the properties of any Borrower, any Guarantor or any Subsidiary for any amount in excess of $500,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

                  (j) if any Borrower, any Guarantor or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations for a period of more than 60 days and such suspension would reasonably be expected to have a Material Adverse Effect on the Borrowers and their Subsidiaries, taken as a whole; or

                  (k) if the Borrowers shall not have complied with the requirements of Section 5.7(c) within the time period provided therefor;

                  (l) any Subordinated Note Exchange Lockup Agreement is determined to be invalid or is renunciated, or any order, decree, judgment or other judicial or nonjudicial action enjoins or materially disrupts or affects the terms of the Subordinated Note Exchange, any Subordinated Lockup Agreement or the Borrowers' plans to address the non-exchanging holders of Subordinated Notes; or

                  (m) if there shall occur and be continuing an Event of Default as defined in any of the other Loan Documents;

         then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall be continuing,

                           (A) either or both of the following actions may
                  be taken: (i) the Agents may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Banks to make further Revolving Credit Loans and Canadian Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Credit Loans, of the Canadian Swing Line Facility Lender to make further Canadian Swing Line Loans, and of the Issuing Banks to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agents shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agents, the US Collateral Agent, the Canadian Collateral Trustee and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Credit Loans, of the Canadian Swing Line Facility Lender to make further Canadian Swing Line Loans, and of the Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agents or the Required Lenders or notice to the Agents or the Lenders;

                           (B) The Borrowers shall, upon demand of the
                  Agents or the Required Lenders, deposit cash with the Agents in an amount equal to the undrawn amount of each Letter of Credit issued and outstanding and the aggregate face amount of all outstanding Bankers' Acceptances, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and Bankers' Acceptances, and such amounts shall be held by the Agents pursuant to the terms of the LC Account Agreement or, as to Bankers' Acceptances, pursuant to such provisions as shall be acceptable to the Canadian Agent in its discretion; and

                           (C) the Agents and each of the Lenders shall
                  have all of the rights and remedies available under the Loan Documents or under any applicable law.

         11.2 Agents to Act. In case any one or more Events of Default shall occur and be continuing, subject to the provisions of Article XII, both Agents together may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies contained herein or in any other Loan Document, or as may be otherwise available at law or in equity.

         11.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders, the Agents, the US Collateral Agent or the Canadian Collateral Trustee is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         11.4 No Waiver. No course of dealing between any Borrower and any Lender, either Agent, the US Collateral Agent or the Canadian Collateral Trustee or any failure or delay on the part of any Lender, either Agent, the US Collateral Agent or the Canadian Collateral Trustee in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         11.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to Article XI hereof, all payments (including any proceeds of Collateral) received by either Agent, any Lender, the Canadian Collateral Trustee or the US Collateral Agent hereunder or under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by any Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto;

                  (b) amounts due to the Lenders and the Issuing Banks pursuant to Sections 4.7(a), 4.7(b), 4.7(c), 4.7(d), 4.7(f) and
         13.5 and all other fees owing to any Agent or to any Lender;

                  (c)      amounts due to the Agent pursuant to Section 4.7(e);

                  (d)      payments

                                    (i) first, of interest on Loans,
                           Canadian Swing Line Loans and Reimbursement
                           Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Canadian Swing Line Loan Outstandings being included in such calculation and paid to the Canadian Swing Line Facility Lender);

                                    (ii) then, of principal of Loans,
                           Canadian Swing Line Loans and Reimbursement
                           Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Canadian Swing Line Loan Outstandings being included in such calculation and paid to the Canadian Swing Line Facility Lender);

                  provided that (i) proceeds of the Collateral belonging to Consoltex and any other Borrowers or Guarantors organized under the laws of Canada or any province or other political subdivision thereof shall be applied first to the payment of the interest owed under the Canadian Facilities, second to the payment of the principal owed under the Canadian Facilities, third to payment of the principal owed under the US Facilities and fourth to the payment of interest owed under the US Facilities and (ii) the proceeds of the Collateral belonging to Consoltex Holdings, Consoltex USA, Consoltex International, LINQ or any other Borrower or Guarantor organized under the laws of the United States, Mexico or Costa Rica or any state or other political subdivision of either thereof shall be applied first to the payment of the interest owed under the US Facilities, second to the payment of the principal owed under the US Facilities, third to the payment of the principal owed under the Canadian Facilities and fourth to payment of the interest owed under the Canadian Facilities; provided further, that proceeds of Collateral to be applied to principal owed under any of the Facilities shall be applied first to the payment of Base Rate Loans and secondly, and ratably in respect of the Canadian Facilities, to Bankers' Acceptances and Eurodollar Rate Loans;

                  (e) payments of cash amounts to the Agents in respect of outstanding Letters of Credit pursuant to Section 11.1(B);

                  (f) amounts due to the Issuing Banks, the Agents, the Lenders and others pursuant to Sections 3.2(h), 9.15 and 13.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the recipients, including amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

                  (h) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.


                                ARTICLE XII

                                 The Agents

         12.1 Appointment, Powers, and Immunities. Each of the Lenders hereby irrevocably appoints and authorizes each of the Canadian Agent and the US Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Canadian Agent and the US Agent, respectively, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agents (which term, including the terms US Agent and Canadian Agent, as used in this sentence and in Section
12.5 and the first sentence of Section 12.6 hereof shall include each of their respective affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Borrower or any Guarantor or the satisfaction of any condition or to inspect the property (including the books and records) of any Borrower or any Guarantor or any of their Subsidiaries or affiliates;

                  (d) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

         Each of the Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. None of the terms "Agent", "Agents", "Canadian Agent", "US Agent", "US Collateral Agent" and "Canadian Collateral Trustee" as used in the Loan Documents shall connote any fiduciary or other implied obligation under applicable law, and is used solely as a matter of market custom to connote an administrative relationship between independent contracting parties.

         12.2 Reliance by Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Borrower or any Guarantor), independent accountants, and other experts selected by either Agent. The Agents may deem and treat the payee of any Note as the holder thereof or, with respect to the Canadian Facilities, treat the financial institution set forth as the maker of any Loan in the Canadian Agent's records, as the Lender thereof for all purposes hereof unless and until the Relevant Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.1 hereof. As to any action not expressly mandated by this Agreement, neither Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that neither Agent shall be required to take any action unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         12.3 Defaults. The Agents shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless either Agent has received written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that either Agent receives such a notice of the occurrence of a Default or Event of Default, such Agent shall give prompt notice thereof to the other Agent and to the Lenders. The Agents shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until either Agent shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it or they shall deem advisable in the best interest of the Lenders.

         12.4 Rights as Lender. With respect to each Agent's respective Commitment to the relevant Revolving Credit Facility, Letter of Credit Facility and Term Loan Facility, and the Loans made by it and Letters of Credit issued by it, each of Bank of America and NBC (and any successor acting as US Agent or Canadian Agent) in their respective capacities as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as US Agent or Canadian Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include such Agent in its individual capacity. Each of Bank of America and NBC (and any successor acting as US Agent or Canadian Agent) and their respective affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Borrower or any Guarantor or any of their Subsidiaries or affiliates as if it were not acting as US Agent or Canadian Agent, and each of Bank of America and NBC (and any successor acting as US Agent or Canadian Agent) and their respective affiliates may accept fees and other consideration from any Borrower or any Guarantor or any of their Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         12.5 Indemnification. Each of the Lenders agrees to indemnify each Agent and each of their respective Affiliates, and their respective officers, employees and agents (each, an "Agent Indemnitee") (to the extent not reimbursed under Section 13.9 hereof, but without limiting the obligations of any Borrower or Guarantor under such Section) ratably in accordance with their respective Commitments to the Revolving Credit Facilities and Term Loan Facilities, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent Indemnitee (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by any Agent Indemnitee under or in connection with any Loan Document or any of the foregoing; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified; provided further, however, that no action or omission taken or occurring at the direction of the Required Lenders shall constitute either gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs or expenses payable by any Borrower under Section 13.5, to the extent that such Agent is not promptly reimbursed for such costs and expenses by any Borrower. The agreements contained in this Section 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement and the occurrence of the Facility Termination Date.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on either Agent, the US Collateral Agent, the Canadian Collateral Trustee or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers, the Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent, the US Collateral Agent, the Canadian Collateral Trustee or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by either Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Borrower, any Guarantor or any of their Subsidiaries or affiliates that may come into the possession of either Agent or any of their respective affiliates.

         12.7 Resignation of Agent. Each Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders with respect to the US Facilities or with respect to the Canadian Facilities, as the case may be, shall have the right to appoint a successor US Agent or Canadian Agent, respectively. If no successor US Agent or Canadian Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor US Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000 or a successor Canadian Agent shall be a Schedule I bank under the Bank Act; provided that if no successor to the retiring Agent has accepted appointment as the US Agent or Canadian Agent, as applicable, by the date which is thirty (30) days after the retiring Agent's giving of notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, the retiring Agent shall be discharged from its duties and obligations hereunder, and the Lenders shall perform all of the duties of the Relevant Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as US Agent or Canadian Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                ARTICLE XIII

                               Miscellaneous

         13.1     Assignments and Participations.
                  ------------------------------

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Commitment under the Revolving Credit Facilities and its Commitment under the Term Loan Facilities); provided, however, that

                                    (i) each such assignment shall be to an
                  Eligible Assignee;

                                    (ii) except in the case of an
                  assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                                    (iii) each such assignment by a Lender
                  shall be of a constant, and not varying, percentage of all of its rights and obligations under any specified Facility (but may vary as between the separate Facilities to which such Lender is a party) (except that any assignment by NBC or Bank of America shall not include its respective rights, benefits or duties as an Issuing Bank or as the provider of Canadian Swing Line Loans in the case of NBC);

                                    (iv) the parties to such assignment
                  shall execute and deliver to the Relevant Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500; and

                                    (v) an assignment of the Canadian Swing
                  Line Facility shall occur only if (A) the entire Canadian Swing Line Facility is assigned, (B) the institution which is the assigning Canadian Swing Line Facility Lender also concurrently assigns to any other Person all of its rights and obligations under the Canadian Revolving Credit Facility, and (C) the institution which is the new Canadian Swing Line Facility Lender is also a Canadian Revolving Credit Facility Lender.

                  For each assignment by a Canadian Facility Lender, the relevant Facility Borrowers hereby agree to execute upon request of the Canadian Agent (a) Bankers' Acceptances documentation requested by the assignee and (b) any document as may be required under the Security Instruments, including any bonds or bond pledge agreements. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and, if applicable, a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder and, if applicable, under its Note or Notes have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Each Issuing Bank may assign its rights and obligations in such capacity to another Lender only with respect to the total amount of the Canadian Letter of Credit Facility or US Letter of Credit Facility (as the case may be), subject to the written consent of each Relevant Agent and, subject to the conditions with respect to such approval in the definition of "Eligible Assignee", Consoltex Holdings, and also subject to execution and delivery of documentation by such assignor and assignee Issuing Bank as may be satisfactory to the Relevant Agents and the Borrowers.

                  Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, each Agent and each Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agents certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.

                  (b) Each Agent shall maintain at its address referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments with respect to the Revolving Credit Facilities and the Term Loan Facilities of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Relevant Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or Term Loan Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article VI and the right of set-off contained in
         Section 13.3, and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment or Term Loan Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Subject to the confidentiality provisions of Section 13.15, any Lender may furnish any information concerning any Borrower or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

                  (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agents, the US Collateral Agent, the Canadian Collateral Trustee, the Lenders, or any of them. No Borrower or Guarantor may assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         13.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrowers:

                           to such Borrower, in care of:

                           Consoltex Holdings, Inc.
                           c/o Consoltex Inc.
                           8555 Autoroute Transcanadieune
                           Ville Saint-Laurent, Quebec
                           H4S 1Z6
                           Attn:            Ms. C. Suzanne Crawford, Vice
                                            President, Legal Affairs and
                                            Corporate Secretary
                           Telephone:       (514) 335-7024
                           Telefacsimile:   (514) 335-7020

                           with a copy to:

                           Consoltex (USA) INC.
                           499 7th Avenue, 3rd Floor
                           South Tower
                           New York, New York 10018
                           Attn:            Mr. Paul J. Bamatter, President,
                                            Chief Operating Officer and Chief
                                            Financial Officer
                           Telephone:       (212) 643-8550
                           Telefacsimile:   (212) 643-8552

                           with a copy to:

                           American Industrial Partners Capital Fund II, L.P. c/o American Industrial Partners
                           551 Fifth Avenue, Suite 3800
                           New York, NY 10176
                           Attn:            Mr. Kim Marvin, Managing Director
                           Telephone:       (212) 983-1399
                           Telefacsimile:   (212) 986-5099


                  (b)      if to the Canadian Agent:

                           National Bank of Canada
                           Sun Life Building
                           1155 Metcalfe, 5th Floor
                           Montreal, Quebec
                           H3B 4S9
                           Attn:            Ms. Michelle Fradette
                           Telephone:       (514) 394-8407
                           Telefacsimile:   (514) 394-4240

                           with a copy to:

                           National Bank of Canada
                           600 de la Gauchetiere West, 9th floor
                           Montreal H3B 4L2
                           Attn:            Ms. Dana Ades, Vice President
                                            Special Loans & Real Estate
                           Telephone:       (514) 394-8832
                           Telefacsimile:   (514) 394-4375

                  (c)      if to the US Agent or the US Collateral Agent:

                           Bank of America, N.A.
                           1455 Market Street
                           CA5-701-05-19
                           San Francisco, CA 94103
                           Attention:       Charles Graber
                           Telephone:       (415) 436-3495
                           Telefacsimile:   (415) 503-5006

                           with a copy to:

                           Bank of America, N.A.
                           335 Madison Avenue
                           NY1-503-05-06
                           New York, New York  10017-4605
                           Attention:       Mr. Peter Brach
                           Telephone:       (212) 503-7711
                           Telefacsimile:   (212) 503-7080

                  (d)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (e) if to any Guarantor, in care of the Borrowers in accordance with clause (a) above; and

                  (f)      if to the Canadian Collateral Trustee:

                           Desjardins Trust Inc.
                           1 Complexe Desjardins
                           Bureau 1422
                           Casier postal 34
                           Montreal, Quebec
                           H5B 1E4
                           Attention:       Denis Chevrette, Managing
                                            Director, Corporate Trust Services
                           Telephone:       (514) 286-5859
                           Telefacsimile:   (514) 844-3545

         13.3 Right of Set-off; Adjustments. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         13.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement, the Notes and all other Loan Documents and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         13.5 Expenses. The Borrowers agree to pay on demand all costs and expenses of the Agents in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for each Agent with respect thereto and with respect to advising the Agents as to its rights and responsibilities under the Loan Documents. The Borrowers further agree to pay on demand all costs and expenses of each Agent and each Lender, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         13.6 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Borrower and Guarantor party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the US Agent, the Canadian Agent, the US Collateral Agent, and the Canadian Collateral Trustee, or any of them as applicable, on behalf of the Required Lenders (and, if Article XII or the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) increase the Commitments under any Facility of such Lenders, or the Total Commitment applicable to any Facility, or the Mexican Borrowing Limit, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, provided that the Required Lenders may waive the application of the Default Rate, (iii) postpone any date fixed for the payment of any scheduled installment of principal of (including, without limitation, any mandatory prepayment) or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment under any Facility, (iv) change the percentage of the Commitment under any Facility or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 13.6 or any other provision of this Agreement,
(v) release any Guarantor or all or any portion of the Collateral having a book value in any release, or collectively in any series of releases prior to the Facility Termination Date, in excess of $1,000,000, except as expressly contemplated in the Loan Documents, (vi) eliminate, or cause the material adverse alteration of, any Cash Collateral Agreement, any Lock Box Agreement and the related Lock Boxes, Lock Box Accounts and related arrangements, or any provision herein providing for payments or prepayments to be made out of proceeds deposited in any Lock Box or Lock Box Account,
(vii) increase the advance rates applicable to any portion of the definition of "Borrowing Base" or "Overadvance Borrowing Base", or (viii) extend the time for compliance with, or waive any Event of Default arising from noncompliance with, Section 5.7(c); and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of the Canadian Swing Line Facility Lender as provider of Canadian Swing Line Loans, shall be effective unless signed in writing by the Canadian Swing Line Facility Lender or that affects the rights, privileges or obligations of either Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by such Issuing Bank. Notwithstanding any waiver of any Event of Default, upon the occurrence of an Event of Default arising as a result of a noncompliance with Section 10.1, Borrowers agree promptly to enter into (and agree to cause their Subsidiaries to enter into) reasonable negotiations (which will include a review of asset valuations determined after completion of purchase price adjustments resulting from adjustments relating to push-down accounting to the Borrowers' balance sheets to be completed by the Borrowers no later than December 31, 2000) with respect to the execution, delivery and performance of an amendment to this Agreement and related agreements to provide for separate borrowing base requirements and restrictions on intercompany loans and advances, each pursuant to terms reasonably requested by GMAC.

         No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or any Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         13.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. The Agents may also require that any such signature be confirmed by a manually-signed hardcopy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agents (or an agent of either Agent) bearing (with the consent of the Agents) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 12.2.

         13.8 Termination. This Agreement shall terminate on the Facility Termination Date, except that (x) those provisions which by the express terms thereof continue in effect notwithstanding the Facility Termination Date, and (y) obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, shall continue in effect. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Agent, any Issuing Bank or any Lender (including the Canadian Swing Line Facility Lender) is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason or elects to repay any such amount in good faith settlement of a pending or threatened avoidance claim, (i) this Agreement (including the provisions pertaining to Participations in Letters of Credit, Reimbursement Obligations, and Canadian Swing Line Loans) shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the applicable Agent or such Lender harmless for, the amount of such payment surrendered until the applicable Agent or such Lender shall have been finally and irrevocably paid in full, and (ii) in the event any portion of any amount so required to be surrendered by any Agent, any Issuing Bank or the Canadian Swing Line Facility Lender shall have been distributed to the Lenders, the Lenders shall promptly repay such amounts to the applicable Agent, the applicable Issuing Bank or the Canadian Swing Line Facility Lender on demand therefor. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent, any Issuing Bank, the Canadian Swing Line Facility Lender or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agents', the Issuing Banks', the Canadian Swing Line Facility Lender's or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         13.9     Indemnification; Limitation of Liability.
                  ----------------------------------------

                  (a) The Borrower agrees to indemnify and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, the FIBC Disposition, the Subordinated Note Exchange, each Subordinated Note Lockup Agreement, the Subordinated Indenture, the Subordinated Notes, the Subordinated Replacement Indenture, the Subordinated Replacement Notes, the PIK Notes or any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the FIBC Disposition, the Subordinated Note Exchange, each Subordinated Note Lockup Agreement, the Subordinated Indenture, the Subordinated Notes, the Subordinated Replacement Indenture, the Subordinated Replacement Notes, the PIK Notes or the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Borrower agrees not to assert any claim against any Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (b) The agreements and obligations of each Borrower contained in this Section 13.9 shall continue in effect notwithstanding the Facility Termination Date.

         13.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         13.11 Entire Agreement. This Agreement, together with the other Loan Documents and any separate fee letters entered into between any Borrower and any Lender, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of December 12, 2001 executed by Bank of America and NBC and accepted by the Borrowers, the Guarantors and AIP survive the closing of any Facility, shall survive and continue in effect).

         13.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         13.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Loans, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         13.14    Governing Law; Waiver of Jury Trial.
                  -----------------------------------

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY OF THE PARTIES HERETO FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY OF THE PARTIES HERETO OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH BORROWER, EACH AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (f) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

         13.15 Confidentiality. Each Agent and each Lender agrees to keep confidential any information delivered or made available to it by any Borrower or any Guarantor pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing such information (i) to any Agent or any Lender or any affiliate of any Agent or any Lender or any officer, director, employee, agent or advisor of any Agent or any Lender or any affiliate of any of them, (ii) as required by any law, rule or regulation, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) that is or becomes available to the public or that is or becomes available to any Agent or any Lender other than as a result of disclosure by any Agent or any Lender prohibited by this Agreement, (vi) in connection with any litigation to which any Agent, any Lender or any of their respective Affiliates may be a party, (vii) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, (viii) to any Agent's or any Lender's legal counsel, independent auditors or other advisors, and (ix) to any Person purchasing or proposing to purchase an assignment or a participation pursuant to Section 13.1 which has agreed in writing to be bound by the provisions of this Section 13.15.

         13.16 Events of Default. Upon the occurrence of the Closing Date, each Event of Default under the Existing Credit Agreement that existed and was disclosed to the Agents and the Lenders on or prior to the Closing Date, shall be deemed to have been waived, and shall not constitute an Event of Default under this Agreement.

         13.17 Credit Agreement. Upon the occurrence of the Closing Date, all references in any of the other Loan Documents to the "Credit Agreement", including any specific references to the Original Credit Agreement, the Existing Credit Agreement or any other predecessor to this Agreement, shall be deemed to refer to this Agreement, as this Agreement shall from time to time be amended, restated, supplemented, amended and restated or otherwise modified pursuant to the terms hereof.

         13.18 Reaffirmation of Guarantors. In connection with the restatement set forth herein, and in addition to the other provisions hereof applying to such Guarantor, each of the Guarantors has joined in the execution of this Agreement for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrowers pursuant to the Facility Guaranty to which such Guarantor is party, and each such Guarantor does hereby so consent hereto and confirm such guaranty.

         13.19 Consoltex International Reincorporation. Upon the consummation of the Consoltex International Reincorporation in accordance with Section 10.8, the new Subsidiary shall be named Consoltex International Inc. and shall be a Delaware corporation ("New Consoltex International"), and all references in this Agreement and in each other Loan Document to Consoltex International shall be deemed to refer to New Consoltex International.

                      [Signatures on following pages]




 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                 BORROWERS:

                                 CONSOLTEX HOLDINGS, INC.,
                                 as Borrower and as Guarantor

                                 By:      /s/ Alex Di Palma
                                          -------------------------------------
                                 Name:    Alex Di Palma
                                 Title:   Executive Vice President,
                                          Finance and Taxation

                                 By:      /s/ C. Suzanne Crawford
                                          -------------------------------------
                                 Name:    C. Suzanne Crawford
                                 Title:   Vice-President, Legal Affairs and
                                          Corporate Secretary

                                 CONSOLTEX INC.,
                                 as Borrower and as Guarantor

                                 By:      /s/ Alex Di Palma
                                          -------------------------------------
                                 Name:    Alex Di Palma
                                 Title:   Executive Vice-President,
                                          Finance and Taxation

                                 By:      /s/ C. Suzanne Crawford
                                          -------------------------------------
                                 Name:    C. Suzanne Crawford
                                 Title:   Vice-President, Legal Affairs and
                                          Corporate Secretary

                                 CONSOLTEX (USA) INC.,
                                 as Borrower and as Guarantor

                                 By:      /s/ Alex Di Palma
                                          -------------------------------------
                                 Name:    Alex Di Palma
                                 Title:   Executive Vice-President, Finance
                                          and Taxation

                                 By:      /s/ C. Suzanne Crawford
                                          -------------------------------------
                                 Name:    C. Suzanne Crawford
                                 Title:   Vice-President, Legal Affairs and
                                          Corporate Secretary


                                 CONSOLTEX INTERNATIONAL INC.,
                                 as Borrower and as Guarantor

                                 By:      /s/ Alex Di Palma
                                          -------------------------------------
                                 Name:    Alex Di Palma
                                 Title:   Vice-President, Taxation

                                 By:      /s/ C. Suzanne Crawford
                                          -------------------------------------
                                 Name:    C. Suzanne Crawford
                                 Title:   Vice-President, Legal Affairs
                                          and Corporate Secretary

                                 LINQ INDUSTRIAL FABRICS II, INC.,
                                 as Borrower and as Guarantor

                                 By:      /s/ Alex Di Palma
                                          -------------------------------------
                                 Name:    Alex Di Palma
                                 Title:   Vice-President, Taxation

                                 By:      /s/ C. Suzanne Crawford
                                          -------------------------------------
                                 Name:    C. Suzanne Crawford
                                 Title:   Vice-President, Legal Affairs
                                          and Corporate Secretary

                                 CONSOLTEX MEXICO, S.A. DE C.V.,
                                 as Borrower and as Guarantor

                                 By:      /s/ Alex Di Palma
                                          -------------------------------------
                                 Name:    Alex Di Palma
                                 Title:   Attorney-in-Fact

                                 By:      /s/ C. Suzanne Crawford
                                          -------------------------------------
                                 Name:    C. Suzanne Crawford
                                 Title:   Attorney-in-Fact

                                 RAFYTEK, S.A. de C.V.,
                                 as Borrower and as Guarantor

                                 By:      /s/ Alex Di Palma
                                          -------------------------------------
                                 Name:    Alex Di Palma
                                 Title:   Attorney-in-Fact


                                 GUARANTORS:

                                 RAFYTICA, S.A., as Guarantor

                                 By:      /s/ Paul J. Bamatter
                                          -------------------------------------
                                 Name:    Paul J. Bamatter
                                 Title:   Attorney-in-Fact


                                 ROYALTON MEXICANA, S.A. DE C.V., as Guarantor

                                 By:      /s/ Paul J. Bamatter
                                          -------------------------------------
                                 Name:    Paul J. Bamatter
                                 Title:   Attorney-in-Fact


                                 ROYALTON DE MEXICO, S.A. DE C.V.,  as Guarantor

                                 By:      /s/ Paul J. Bamatter
                                          --------------------------------------
                                 Name:    Paul J. Bamatter
                                 Title:   Attorney-in-Fact




                                 AGENTS:


                                 NATIONAL BANK OF CANADA,
                                 as Canadian Agent

                                 By:      /s/ Dana Ades
                                          --------------------------------------
                                 Name:    Dana Ades
                                 Title:   VP Special Loans & Real Estate


                                 BANK OF AMERICA, N.A.,
                                 as US Agent

                                 By:
                                          --------------------------------------
                                 Name:
                                          --------------------------------------
                                 Title:
                                          --------------------------------------



                                 LENDERS:

                                 NATIONAL BANK OF CANADA

                                 By:      /s/ Dana Ades
                                          --------------------------------------
                                 Name:    Dana Ades
                                 Title:   VP Special Loans & Real Estate

                                 By:      /s/ Benoit Blais
                                          -------------------------------------
                                 Name:    Benoit Blais
                                 Title:   Senior Manager, Special Loans

                                 Lending Office:
                                 Sun Life Building
                                 1155 Metcalfe, 5th Floor
                                 Montreal, Quebec
                                 H3B 4S9
                                 Attn: Linda Gross
                                 Telephone:        (514) 394-8049
                                 Telefacsimile:    (514) 394-6073

                                 Wire Transfer Instructions:
                                 $:       Bank One International Corporation
                                 New York Branch
                                 Syndication Loans Department
                                 153 West 51st Street, Suite 4800
                                 New York, New York
                                 ABA No.: 026009797
                                 CHIPS No.: 0979
                                 Re:  Consoltex
                                 Attn: Louise Coulombe or Celine Rivard

                                 CDN $:   Par Swift/Transfert
                                 BNDC CAMMINT IN FAVOUR OF:
                                 National Bank of Canada
                                 Syndication Loans Department
                                 600, de la Gauchetiere Street West
                                 Main Branch
                                 Montreal, Qc Canada H3B 4L2
                                 ACCOUNT no.: 02-876-20
                                 Re: Consoltex
                                 Attn: Louise Coulombe or Celine Rivard




                                 BANK OF AMERICA, N.A.


                                 By:      /s/ Peter R. Brach
                                          --------------------------------------
                                 Name:    Peter R. Brach
                                 Title:   Principal

                                 Lending Office:
                                 Bank of America, National Association
                                 Independence Center, 15th Floor
                                 NC1-001-15-04
                                 Charlotte, North Carolina  28255
                                 Attention:  Agency Services
                                 Telephone:        (704) 386-7637
                                 Telefacsimile:    (704) 386-9923

                                 Wire Transfer Instructions:
                                 Bank of America, National Association
                                 ABA# 053000196
                                 Account No.: 136621-22506
                                 Reference: Consoltex
                                 Attention: Corporate Credit Support




                                 THE BANK OF NOVA SCOTIA


                                 By:      /s/ J.E. Sethi
                                          --------------------------------------
                                 Name:    J.E. Sethi
                                 Title:   Managing Director, Unit Head

                                 By:                Not Required.
                                          --------------------------------------
                                 Name:
                                          --------------------------------------
                                 Title:
                                          --------------------------------------

                                 Lending Office:
                                 The Bank of Nova Scotia
                                 Scotia Tower, Main Branch
                                 1002 Sherbrooke Street West
                                 Montreal, Quebec, Canada  H3A 3L6
                                 Attention:        Ann Williams
                                 Telephone:        (514) 499-5328
                                 Telefacsimile:    (514) 499-5625

                                 Wire Transfer Instructions:
                                 The Bank of Nova Scotia
                                 ABA# 002 90001
                                 Account No.:
                                                   ----------------------------
                                 Reference:        Consoltex
                                 Attention:        Ann Williams




                                 GMAC BUSINESS CREDIT, LLC

                                 By:      /s/ Joseph Skaferowsky
                                          -------------------------------------
                                 Name:    Joseph Skaferowsky
                                 Title:   Director


                                 Lending Office:
                                 GMAC Business Credit, LLC
                                 300 Galleria Officentre, Suite 110
                                 Southfield, MI 48034
                                 Attention:        Gwen Julin
                                 Telephone:        (248) 263-6206
                                 Telefacsimile:    (248) 356-8978

                                 Wire Transfer Instructions:
                                 Bank One, Michigan
                                 ABA#   072-000-326
                                 Account Name: GMAC Business Credit
                                 Account No.:      3613249-84
                                 Reference:        Consoltex, Inc.
                                 Attention:        Gwen Julin




                                 FLEET BUSINESS CREDIT,
                                 LLC (successor to
                                 Sanwa Business Credit
                                 Corp and Fleet
                                 Business Credit
                                 Corporation.)


                                 By:      /s/ Rodney G. McSwain
                                          -------------------------------------
                                 Name:    Rodney G. McSwain
                                 Title:   Vice President


                                 Lending Office:
                                 Fleet Capital Corp.
                                 6100 Fairview Road
                                 Charlotte, North Carolina 28210
                                 Attention:        Leslie Washington
                                 Telephone:        (704) 553-6717
                                 Telefacsimile:    (704) 553-6738

                                 Wire Transfer Instructions:
                                 Fleet Business Credit, LLC
                                 ABA# 011-900-571
                                 Account No.:      937-001-5120
                                 Reference:        Consoltex
                                 Attention:        Leslie Washington





                                 EXHIBIT A

                     Applicable Commitment Percentages

I.       Total Facilities

                                                                          Applicable Commitment
Lender                                             Commitment                   Percentage
------                                             ----------             ---------------------
National Bank of Canada                             $17,102,033.39             25.2081891997%
Bank of America, N.A.                               $16,421,642.44             24.2053012121%
Fleet Business Credit, LLC                          $16,531,805.61             24.3676803797%
The Bank of Nova Scotia                              $6,152,657.66             9.0689425479%
GMAC Business Credit, LLC                           $11,635,025.90             17.1498866607%

Total Commitment                                    $67,843,165.00            100.0000000000%

II.      Canadian Revolving Credit Facility

Canadian Revolving Credit Facility                                        Applicable Commitment
Lenders                                            Commitment                   Percentage
----------------------------------                 ----------             ---------------------

National Bank of Canada                              $8,387,145.41             74.6835439735%
The Bank of Nova Scotia                              $2,843,100.19             25.3164560265%

Total Commitment                                    $11,230,245.60            100.0000000000%

III.     Canadian Term Loan Facility

Canadian Term Loan                                                        Applicable Commitment
Facility Lenders                                   Commitment                   Percentage
------------------                                 ----------             ---------------------

National Bank of Canada                              $8,714,887.98             72.4764232861%
The Bank of Nova Scotia                              $3,309,557.47             27.5235767139%

Total Commitment                                    $12,024,445.45            100.0000000000%

IV.      US Revolving Credit Facility

US Revolving Credit                                                       Applicable Commitment
Facility Lenders                                   Commitment                   Percentage
-------------------                                ----------             ---------------------

Bank of America, N.A.                                $8,387,145.70             36.8345901188%
Fleet Business Credit, LLC                           $8,173,913.05             35.8981168681%
GMAC Business Credit, LLC                            $6,208,695.65             27.2672930131%

Total Commitment                                    $22,769,754.40            100.0000000000%


V.       US Term Loan Facility

US Term Loan Facility                                                     Applicable Commitment
Lenders                                            Commitment                   Percentage
---------------------                              ----------             ---------------------

Bank of America, N.A.                                $8,034,496.74             36.8238691409%
Fleet Business Credit, LLC                           $8,357,892.56             38.3060634790%
GMAC Business Credit, LLC                            $5,426,330.25             24.8700673801%

Total Commitment                                    $21,818,719.55            100.0000000000%




                                 EXHIBIT B

                     Form of Assignment and Acceptance

         Reference is made to the Third Amended and Restated Credit Agreement dated as of January 24, 2002 (the "Agreement") among CONSOLTEX HOLDINGS, INC., CONSOLTEX INC., CONSOLTEX (USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), each Subsidiary identified as a Guarantor (as defined in the Agreement) therein, the Lenders (as defined in the Agreement), and each of National Bank of Canada and Bank of America, N.A. as Agents for the Lenders (the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations in the [Canadian Revolving Credit Loans] [the Canadian Term Loan] [the US Revolving Credit Loans] [the US Term Loan] under the Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment to the [Canadian Revolving Credit Facility] [the Canadian Term Loan Facility] [the US Revolving Credit Facility] [the US Term Loan Facility] and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) if the Commitment being assigned is in the US Term Loan Facility or the US Revolving Credit Facility, attaches the Notes held by the Assignor with respect to its Commitments assigned hereunder and requests that the US Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitments retained by the Assignor, if any, as specified on Schedule 1.*


-------------------
* In the case of National Bank of Canada as Assignor, excluding any rights, benefits or duties as provider of Canadian Swing Line Loans, or in the case of either of the Issuing Banks as Assignor, excluding any rights, benefits or duties as an Issuing Bank.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 6.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Relevant Agent for acceptance and recording by such Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

         5. Upon such acceptance and recording by the Relevant Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement, and (iii) with respect to the Bankers' Acceptances listed in Schedule "A" hereto the Assignee shall pay to the Assignor upon demand of the Assignor in immediately available funds the Assignee's portion (to be calculated in proportion to the percentage interest mentioned in Section 1 above) of the face value of such Bankers' Acceptances which the applicable Borrowers under a Canadian Facility would not pay to the Assignor upon maturity of such Bankers' Acceptances, and thus acquire a portion, to be calculated in the same manner, of the right of the Assignor to be repaid by such Borrower any amount owed by such Borrower pursuant thereto.

         6. Upon such acceptance and recording by the Relevant Agent, from and after the Effective Date, the Relevant Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. The Assignor shall cause the bond certificate issued by Consoltex, which is registered in the name of the Assignor to be presented to the Canadian Collateral Trustee for cancellation and for issuance in lieu thereof of a bond certificate to be registered in the name of the Assignee (or in the case of partial assignment of bond certificates registered in the name of the assignee and bond certificates registered in the name of the assignor, the nominal amount of which shall be in proportion to their respective commitments from and after the Effective
Date), and Consoltex shall issue such bonds and any related bond pledge agreements pursuant to Section 13.1(a) of the Agreement.

         8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         9. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.





                                                            Schedule 1

                                                                            Canadian
                                      US Revolving        US Term Loan   Revolving Credit        Canadian Term
                                    Credit Facility         Facility         Facility            Loan Facility
---------------------------------------------------------------------------------------------------------------------

Percentage interest assigned             ____%                ____%            ____%                  ____%

---------------------------------------------------------------------------------------------------------------------

Assignee's commitment                 $__________          $__________      $__________          $__________

---------------------------------------------------------------------------------------------------------------------
Aggregate outstanding principal
amount of loans assigned              $__________          $__________      $__________          $__________

---------------------------------------------------------------------------------------------------------------------
Principal amount of Note payable
to Assignee                           $__________          $__________      $__________          $__________

---------------------------------------------------------------------------------------------------------------------
Principal amount of Note payable
to                                    $__________          $__________      $__________          $__________
Assignor
---------------------------------------------------------------------------------------------------------------------
Effective Date (if other than
date of acceptance by Relevant      _________, 20__      _________, 20__   _________, 20__      _________, 20__
Agent)
---------------------------------------------------------------------------------------------------------------------


                      [NAME OF ASSIGNOR], as Assignor


                       By:
                            --------------------------------------
                            Title:

                       Dated: __________, ____



                      [NAME OF ASSIGNEE], as Assignee


                       By:
                             -------------------------------------
                             Title:

                       Domestic Lending Office:

                       Eurodollar Lending Office:

----------------------------

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, ____

BANK OF AMERICA, N.A., as US Agent


By:
   -----------------------------------------
Title:


Accepted [and Approved] **
this ___ day of ___________, ____

NATIONAL BANK OF CANADA, as Canadian Agent


By:
   -----------------------------------------
Title:


[Approved this ____ day
of ____________, ____

CONSOLTEX HOLDINGS, INC.
CONSOLTEX INC.
CONSOLTEX (USA) INC.
CONSOLTEX INTERNATIONAL INC.
LINQ INDUSTRIAL FABRICS II, INC.
CONSOLTEX MEXICO, S.A. de C.V.
RAFYTEK, S.A. de C.V.


By:                                         ]**
   -----------------------------------------
Title:


-----------------------

** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."




                                 EXHIBIT C

     Notice of Appointment (or Revocation) of Authorized Representative

         Reference is made to the Third Amended and Restated Credit Agreement dated as of January 24, 2002 (the "Agreement") among CONSOLTEX HOLDINGS, INC., CONSOLTEX INC., CONSOLTEX (USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), each Subsidiary identified as a Guarantor (as defined in the Agreement) therein, the Lenders (as defined in the Agreement), and each of National Bank of Canada and Bank of America, N.A. as Agents for the Lenders (the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         [The Borrowers hereby nominate, constitute and appoint each individual named below as an Authorized Representative under the Loan Documents, and hereby represent and warrant that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office on the date hereof (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice to such Authorized Representative, and (ii) each such individual has been duly authorized by the Borrowers to act as an Authorized Representative under the Loan Documents:

         Name and Address         Office           Specimen Signature
---------------------------    -----------         ---------------------

---------------------------    -----------         ---------------------
---------------------------
---------------------------

---------------------------    -----------         ---------------------
---------------------------
---------------------------]

         [The Borrowers hereby revoke (effective upon the date specified below) the prior appointment of ________________ as an Authorized
Representative.]


This the ___ day of __________________, ____.


                                            CONSOLTEX HOLDINGS, INC.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            CONSOLTEX INC.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            CONSOLTEX (USA) INC.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            CONSOLTEX INTERNATIONAL INC.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            LINQ INDUSTRIAL FABRICS II, INC.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            CONSOLTEX MEXICO, S.A. de C.V.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            RAFYTEK, S.A. de C.V.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------




                                 EXHIBIT D

                     Form of Borrowing Base Certificate


To:      National Bank of Canada
         Sun Life Building
         1155 Metcalfe, 5th Floor
         Montreal, Quebec
         H3B 4S9
         Attn: Ms. Michelle Fradette
         Telephone:        (514) 394-8407
         Telefacsimile:    (514) 394-4240

         and

         Bank of America, N.A.
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telephone:        (704) 386-7637
         Telefacsimile:    (704) 386-9923

         Reference is made to the Third Amended and Restated Credit Agreement dated as of January 24, 2002 (the "Agreement") among CONSOLTEX HOLDINGS, INC., CONSOLTEX INC., CONSOLTEX (USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), each Subsidiary identified as a Guarantor (as defined in the Agreement) therein, the Lenders (as defined in the Agreement), and each of National Bank of Canada and Bank of America, N.A. as Agents for the Lenders (the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         The Borrowers, through the undersigned Authorized Representative, hereby certify to the Agents and the Lenders that the attached Borrowing Base calculation, including the calculation of the Overadvance Amount for any certificate that is to be utilized during an Overadvance Period, is calculated under the terms and conditions of the Agreement.


                                            By:
                                                     --------------------------
                                                     Authorized Representative

                                            DATE:
                                                     --------------------------




                                 EXHIBIT E

                          Form of Borrowing Notice

To:      National Bank of Canada
         Sun Life Building
         1155 Metcalfe, 5th Floor
         Montreal, Quebec
         H3B 4S9
         Attn: Ms. Michelle Fradette
         Telephone:        (514) 394-8407
         Telefacsimile:    (514) 394-4240

         and

         Bank of America, N.A.
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telephone:        (704) 386-7637
         Telefacsimile:    (704) 386-9923

         Reference is made to the Third Amended and Restated Credit Agreement dated as of January 24, 2002 (the "Agreement") among CONSOLTEX HOLDINGS, INC., CONSOLTEX INC., CONSOLTEX (USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), each Subsidiary identified as a Guarantor (as defined in the Agreement) therein, the Lenders (as defined in the Agreement), and each of National Bank of Canada and Bank of America, N.A. as Agents for the Lenders (the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         ______________________, a Facility Borrower under the [Canadian] [US] Facility indicated below (the "Borrower"), through an Authorized Representative, hereby gives notice to the [Canadian] [US] Agent that Loans of the type and amount set forth below be made on the date indicated:

/_/        Canadian Revolving Credit Facility
/_/        US Revolving Credit Facility

Type of Loan
(check one)           Interest Period1     Aggregate Amount2     Date of Loan3
------------------    ----------------     -----------------     -------------

Base Rate Loan
Canadian Dollar4        __________         CAN $_________          __________

Base Rate Loan
US Dollar               __________         $_____________          __________

Eurodollar Rate
Loan                    __________         $_____________          __________

Bankers'
Acceptances4            __________         CAN $_________          __________


         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of
Section 8.6 or elsewhere in Article VIII) to refer to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants).


-------------------
1    For any Eurodollar Rate Loan, one, two, three or (subject to availability) six months.
2 Must be the Dollar Equivalent Amount of $100,000 (under either Revolving Credit Facility) (CAN $500,000 per Lender if Bankers' Acceptances) or if greater an integral multiple of the Dollar Equivalent Amount of $100,000 (or CAN $100,000 in the case of Bankers' Acceptances) unless a Base Rate Refunding Loan.
3 At least three (3) Business Days later if a Eurodollar Rate Loan, or two (2) Business Days later if Bankers' Acceptances.
4    Canadian Revolving Credit Facility only.


         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

         4. After giving effect to the requested Loan, (i) the amount of US Revolving Credit Outstandings plus US Letter of Credit Outstandings does not exceed the Total Commitment under the US Revolving Credit Facility as of this date, (ii) the Dollar Equivalent Amount of Canadian Revolving Credit Outstandings plus Canadian Letter of Credit Outstandings plus Canadian Swing Line Loan Outstandings does not exceed the Dollar Equivalent Amount of the Total Commitment under the Canadian Revolving Credit Facility as of this date, and (iii) the Dollar Equivalent Amount of all Outstandings under the Revolving Credit Facilities, the Letter of Credit Facilities and the Canadian Swing Line Facility does not exceed the sum of (A) the Borrowing Base as calculated in Dollars at such time plus (B) during an Overadvance Period, the Overadvance Amount as calculated in Dollars at such time.

                                            [NAME OF FACILITY BORROWER]


                                            BY:
                                                     --------------------------
                                                     Authorized Representative

                                            DATE:
                                                     --------------------------




                                 EXHIBIT F

                   Form of Interest Rate Selection Notice

To:      National Bank of Canada
         Sun Life Building
         1155 Metcalfe, 5th Floor
         Montreal, Quebec
         H3B 4S9
         Attn: Ms. Michelle Fradette
         Telephone:        (514) 394-8407
         Telefacsimile:    (514) 394-4240

         and

         Bank of America, N.A.

         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telephone:        (704) 386-7637
         Telefacsimile:    (704) 386-9923

         Reference is made to the Third Amended and Restated Credit Agreement dated as of January 24, 2002 (the "Agreement") among CONSOLTEX HOLDINGS, INC., CONSOLTEX INC., CONSOLTEX (USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), each Subsidiary identified as a Guarantor (as defined in the Agreement) therein, the Lenders (as defined in the Agreement), and each of National Bank of Canada and Bank of America, N.A. as Agents for the Lenders (the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         ______________________, a Facility Borrower under the [Canadian] [US] Facility indicated below (the "Borrower"), through an Authorized Representative, hereby gives notice to the [Canadian] [US] Agent of the following selection of a type of Loan or Segment and Interest Period:

Facility to which this Interest Rate Selection Notice applies:
-------------------------------------------------------------

/_/    Canadian Revolving Credit Facility
/_/    US Revolving Credit Facility
/_/    Canadian Term Loan Facility
/_/    US Term Loan Facility


Revolving
Credit Loan             Interest           Aggregate
(circle one)            Period(1)          Amount(2)             Date of Loan(3)
 ----------             ------             ------                ------------

1. Base Rate Loan
   Canadian Dollar4        __________         CAN $_________        __________

2. Base Rate Loan
   US Dollar               __________         $_____________        __________

3. Eurodollar Rate
   Loan                    __________         $_____________        __________

4. Bankers'
   Acceptances4            __________         CAN $_________        __________


Term Loan Segment          Interest           Aggregate
  (circle one)             Period(1)          Amount(2)          Date of Loan(3)
   ----------              ------             ------             ------------

5. Base Rate Loan
   Canadian Dollar4        __________         CAN $_________        __________

6. Base Rate Loan
   US Dollar               __________         $_____________        __________

7. Eurodollar Rate
   Loan                    __________         $_____________        __________

8. Bankers'
   Acceptances4            __________         CAN $_________        __________

----------------

(1) For any Eurodollar Rate Loan or Segment, one, two, three or (subject to availability) six months; for Bankers' Acceptances from 30 to 364 days.
(2) Must be $100,000 (or the Canadian Dollar Equivalent Amount thereof in Canadian Dollars) (CAN $500,000 per Lender if Bankers' Acceptances) or if greater an integral multiple of $100,000 (or the Canadian Dollar Equivalent Amount thereof in Canadian Dollars) (CAN $100,000 in the case of Bankers' Acceptances), unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan or Eurodollar Rate Segment, or two (2) Business Days later if Bankers' Acceptances.




              Conversion (Canadian Revolving Credit Facility)

Segment no 1, 2, 3, 4 above (circle one) to be a conversion of:

                                   Interest period
                                    Maturity Date                    Amount
                                    -------------                    ------
Base Rate Loan
Canadian Dollar                          N/A                   CAN $__________

Base Rate Loan
Dollar                                   N/A                   $_______________

Eurodollar Rate
Loan                                   _______                 $______________

Bankers'
Acceptances                            _______                 CAN $__________


                  Conversion (Canadian Term Loan Facility)

Segment no 5, 6, 7, 8 above (circle one) to be a conversion of:

                                   Interest period
                                    Maturity Date                    Amount
                                    -------------                    ------
Base Rate Loan
Canadian Dollar                          N/A                   CAN $__________

Base Rate Loan
Dollar                                   N/A                   $_______________

Eurodollar Rate
Loan                                   _______                 $______________

Bankers'
Acceptances                            _______                 CAN $__________



                 Conversion (US Revolving Credit Facility)

Segment no 2 or 3 above (circle one) to be a conversion of:

                                   Interest period
                                    Maturity Date                    Amount
                                    -------------                    ------
Base Rate Loan
Dollar                                   N/A                   $_______________

Eurodollar Rate
Loan                                   _______                 $______________


                     Conversion (US Term Loan Facility)

Segment no 6 or 7 above (circle one) to be a conversion of:

                                   Interest period
                                    Maturity Date                    Amount
                                    -------------                    ------
Base Rate Loan
Dollar                                   N/A                   $_______________

Eurodollar Rate
Loan                                   _______                 $______________



                                            [NAME OF FACILITY BORROWER]

                                            BY:
                                                     --------------------------
                                                     Authorized Representative
                                            DATE:
                                                     --------------------------




                                EXHIBIT G-1

                           Form of Revolving Note

                    Amended and Restated Promissory Note

                       (US Revolving Credit Facility)


$_____________                                               January ___, 2002

         FOR VALUE RECEIVED, each of CONSOLTEX HOLDINGS, INC., CONSOLTEX
(USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), hereby jointly and severally promises to pay to the order of ________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the US Revolving Credit Facility Lenders (the "US Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the US Agent may designate in writing) at the times set forth in the Third Amended and Restated Credit Agreement dated as of January ___, 2002 among Consoltex Inc. and the Borrowers, the financial institutions party thereto and each of the US Agent and National Bank of Canada, as the Canadian Agent (as from time to time amended, supplemented, restated, amended and restated or otherwise modified, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ________________________ AND __/100 DOLLARS ($___________________.__) or, if less than such principal amount, the aggregate unpaid principal amount of all US Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Agreement and outstanding on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and jointly and severally promise to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of the US ------------------- Revolving Credit Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, each Borrower jointly and severally agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Loan Documents and the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the US Revolving Credit Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is an amendment and modification of Amended and Restated Promissory Note (US Revolving Credit Facility) from each of the Borrowers (LINQ Industrial Fabrics II, Inc., pursuant to that certain Assignment and Assumption Agreement dated as of December 19, 2001) in favor of the Lender dated as of November 7, 2000 and does not constitute a novation of such promissory note. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of New York.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them Borrower on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                         [Signature page follows.]




         IN WITNESS WHEREOF, the Borrowers have caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                            CONSOLTEX HOLDINGS, INC.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            CONSOLTEX (USA) INC.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            CONSOLTEX INTERNATIONAL INC.


                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                            LINQ INDUSTRIAL FABRICS II, INC.


                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            CONSOLTEX MEXICO, S.A. de C.V.


                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------


                                            RAFYTEK, S.A. de C.V.

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------




                                EXHIBIT G-2

                             Form of Term Note

                    Amended and Restated Promissory Note

                          (US Term Loan Facility)



$_________________                                          January ___, 2002

         FOR VALUE RECEIVED, each of LINQ INDUSTRIAL FABRICS II, INC. and CONSOLTEX MEXICO, S.A. de C.V. (the "Borrowers"), hereby jointly and severally promises to pay to the order of _______________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the US Term Loan Facility Lenders (the "US Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the US Agent may designate in writing) at the times set forth in the Third Amended and Restated Credit Agreement dated as of January ___, 2002 among Consoltex Inc., Consoltex (USA) Inc., Consoltex International Inc., Consoltex Mexico, S.A. de C.V., Rafytek, S.A. de C.V. and the Borrowers, the financial institutions party thereto and each of the US Agent and National Bank of Canada, as the Canadian Agent (as from time to time amended, supplemented, restated, amended and restated, or otherwise modified, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ________________________ AND __/100 DOLLARS ($________________.__) on the Term Loan Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and jointly and severally promise to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All ------------------ or any portion of the principal amount of the US Term Loan may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

         In the event this Term Note is not paid when due at any stated or accelerated maturity, each Borrower jointly and severally agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Term Note is one of the Term Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Loan Documents and the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the US Term Loans evidenced hereby were made and is to be repaid. This Term Note is an amendment and modification of Amended and Restated Promissory Note (US Term Loan Facility) from each of the Borrowers (LINQ Industrial Fabrics II, Inc. by assignment from LINQ Industrial Fabrics, Inc., pursuant to that certain Assignment and Assumption Agreement dated as of December 19, 2001) in favor of the Lender dated as of November 7, 2000 and does not constitute a novation of such existing promissory note. This Term Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Term Note shall be governed by and construed in accordance with the laws of the State of New York.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                         [Signature page follows.]




         IN WITNESS WHEREOF, the Borrowers have caused this Term Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                             LINQ INDUSTRIAL FABRICS II, INC.

                                             By:
                                                      -------------------------
                                             Name:
                                                      -------------------------
                                             Title:
                                                      -------------------------

                                             By:
                                                      -------------------------
                                             Name:
                                                      -------------------------
                                             Title:
                                                      -------------------------


                                             CONSOLTEX MEXICO, S.A. de C.V.

                                             By:
                                                      -------------------------
                                             Name:
                                                      -------------------------
                                             Title:
                                                      -------------------------

                                             By:
                                                      -------------------------
                                             Name:
                                                      -------------------------
                                             Title:
                                                      -------------------------






                                 EXHIBIT H

                    Form of Fourth Amendment to Mortgage


                               See attached.




                                EXHIBIT I-1

                    Form of Opinion of Kirkland & Ellis


                               See attached.




                                EXHIBIT I-2

          Form of Opinion of Young, Clement, Rivers & Tisdale, LLP


                               See attached.




                                EXHIBIT I-3

            Form of Opinion of Stewart McKelvey Stirling Scales


                               See attached.




                                EXHIBIT I-4

              Form of Opinion of Brown Rudnick Freed & Gesmer


                               See attached.




                                EXHIBIT I-5

                Form of Opinion of Rich, Heather and Mueller


                               See attached.




                                 EXHIBIT J

                       Form of Compliance Certificate

To:      National Bank of Canada
         Sun Life Building
         1155 Metcalfe, 5th Floor
         Montreal, Quebec
         H3B 4S9
         Attn: Ms. Michelle Fradette
         Telephone:        (514) 394-8407
         Telefacsimile:    (514) 394-4240

         and

         Bank of America, N.A.
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telephone:        (704) 386-7637
         Telefacsimile:    (704) 386-9923

         and

         Bank of America, N.A.
         1455 Market Street
         CA5-701-05-19
         San Francisco, CA 94103
         Attention: Mr. Charles Graber
         Telephone:        (415) 436-3495
         Telefacsimile:    (415) 503-5006


         Reference is made to the Third Amended and Restated Credit Agreement dated as of January 24, 2002 (the "Agreement") among CONSOLTEX HOLDINGS, INC., CONSOLTEX INC., CONSOLTEX (USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), each Subsidiary identified as a Guarantor (as defined in the Agreement) therein, the Lenders (as defined in the Agreement), and each of National Bank of Canada and Bank of America, N.A. as Agents for the Lenders (the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         The undersigned, a duly authorized and acting Authorized
Representative, hereby certifies to you as of __________ (the
"Determination Date") as follows:

         1. Consolidated Leverage Ratio calculation. As of the
Determination Date, the Consolidated Leverage Ratio of Consoltex Holdings and its Subsidiaries, as set forth on Appendix I hereto, was _______ to
_______.

         2. Covenant Compliance

         [(a) As of the Determination Date, the Borrowers are in compliance with Section 10.1(a) (See Appendix II attached hereto).]

         [(b) As of the Determination Date, the Borrowers are in compliance with Section 10.1(b) (See Appendix III attached hereto).]

         [(c) As of the Determination Date, the Borrowers are in compliance with Section 10.1(c) (See Appendix IV attached hereto).]

         [(d) As of the Determination Date, the Borrowers are in compliance with Section 10.1(d) (See Appendix V attached hereto).]

         [(d) As of the Determination Date, the Borrowers are in compliance with Section 10.3 (See Appendix VI attached hereto).]

         3. No Default

                  A. Since __________ (the date of the last similar certification), (a) no Borrower has defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article XI of the Agreement has occurred and is continuing.

                  B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default: ____________.

                  (Note, if no Default or Event of Default has occurred, insert "Not Applicable".)

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement, or such other date as may be specified in Section 9.1 for reporting compliance with any provision of Section 10.1.

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.


                                            By:
                                               --------------------------------
                                                     Authorized Representative

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------




                    Appendix I to Compliance Certificate
                    ------------------------------------

Consolidated Leverage Ratio:
---------------------------

 1.      Consolidated Senior Debt as of the Determination Date:

 (a)     Consolidated Total Debt as of the Determination Date:

         (i)      Indebtedness for Money Borrowed, but excluding
                  (A) any Subordinated Notes that are subject to a
                  Payment Deferral Arrangement, and (B) the AIP
                  PIK Notes                                                     $______________
         (ii)     Aggregate Rate Hedge Value                                    $______________
         (iii)    Contingent Obligations                                        $______________
         (iv)     obligations arising out of the acquisition of Marino
                  owing to the former shareholders of Marino                    $______________
         (v)      Canadian Government Loan                                      $______________
         (vi)     Sum of 1(a)(i) through 1(a)(v)                                $______________

 (b)     Subordinated Debt as of the Determination Date:

         (i)      Obligations with respect to Subordinated Notes                $______________
         (ii)     Obligations with respect to
                  Subordinated Replacement Notes                                $______________
         (iii)    Obligations with respect to PIK Notes                         $______________
         (iv)     Obligations with respect to AIP PIK Notes                     $______________
         (v)      Sum of 1(b)(i) through 1(b)(iv)                               $______________
         (vi)     Obligations with respect to Subordinated Notes
                  that are subject to a Payment Deferral Arrangement            $______________
         (vii)    Obligations with respect to PIK Notes                         $______________
         (viii)   Difference of 1(b)(v) minus 1(b)(vi) minus 1(b)(vii)          $______________
                                        -----          -----

 (c)     Consolidated Senior Debt as of the Determination Date:

         (i)      Amount in line 1(a)(vi) minus amount in line 1(b)(viii)       $______________
                                          -----

 2.      Adjusted Consolidated EBITDA:

 (a) Consolidated EBITDA for the period of measurement ending on (or most recently prior to) the Determination Date:

         (i)      Consolidated Net Income                                       $______________
         (ii)     Consolidated Interest Expense                                 $______________
         (iii)    income tax expense                                            $______________
         (iv)     amortization expense                                          $______________
         (v)      depreciation expense                                          $______________
         (vi)     non-recurring or extraordinary non-cash losses
                  (net of non-recurring or extraordinary gains)                 $______________
         (vii)    management or other fees payable by Consoltex
                  Holdings accrued, but not paid in cash, during
                  such period                                                   $______________
         (viii)   Ticking Fee paid in cash (to extent not included in
                  Consolidated Interest Expense)                                $______________
         (ix)     all fees and expenses paid in cash during such period
                  in connection with each inspection or audit pursuant to
                  Section 9.7(b) or (c), but excluding the fees and
                  expenses of any field audit inspection performed pursuant
                  to part (i) of the second sentence of Section 9.7(b)
                  (to extent not included in Consolidated Interest Expense      $______________
         (x)      foreign currency exchange losses (net or gains,
                  negative if gains exceed losses)                              $______________
         (xi)     Sum of 2(a)(i) through 2(a)(x)                                $______________
                  ---
         (xii)    Non-cash expenses related to post-retirement
                  employee benefits to extent added back above                  $______________
         (xiii)   2(a)(xi) minus 2(a)(xii)                                      $______________
                           -----

(b)      Adjustment:

         (i)      If the period is the Four-Quarter period ended
                  December 31, 2001, the amount in line 2(a)(xiii):             $______________

         (ii)     If the period is the one quarter ending March 31, 2002,
                  the amount in line 2(a)(xiii) times 4:                        $______________

         (iii)    If the period is the two quarters ending June 30, 2002,
                  the amount in line 2(a)(xiii) times 2:                        $______________

         (iv)     If the period is the three quarter ending September 30,
                  2002, the amount in line 2(a)(xiii) times four-thirds
                  (4/3):                                                        $______________

         (v)      Any applicable period thereafter, the amount in line
                  2(a)(xiii):                                                   $______________

Consolidated Leverage Ratio [the amount in line 1(c)(i) divided by the amount in line 2(b)(i), (ii), (iii), (iv) or (v), as applicable]: ________ to 1.00





                   Appendix II to Compliance Certificate
                   -------------------------------------

Consolidated Fixed Charge Coverage Ratio:
----------------------------------------

 1.      Annualized Consolidated EBITDA:

 (a)     Consolidated EBITDA for the period of measurement ending on (or most recently prior to) the
         Determination Date:

         (i)      Consolidated Net Income                                       $______________
         (ii)     Consolidated Interest Expense                                 $______________
         (iii)    income tax expense                                            $______________
         (iv)     amortization expense                                          $______________
         (v)      depreciation expense                                          $______________
         (vi)     non-recurring or extraordinary non-cash losses
                  (net of non-recurring or extraordinary gains)                 $______________
         (vii)    management or other fees payable by Consoltex
                  Holdings accrued, but not paid in cash, during
                  such period                                                   $______________
         (viii)   Ticking Fee paid in cash (to extent not included in
                  Consolidated Interest Expense)                                $______________
         (ix)     all fees and expenses paid in cash during such period in
                  connection with each inspection or audit pursuant to
                  Section 9.7(b) or (c), but excluding the fees and
                  expenses of any field audit inspection performed pursuant
                  to part (i) of the second sentence of Section 9.7(b) (to
                  extent not included in Consolidated Interest Expense          $______________
         (x)      foreign currency exchange losses (net or gains,
                  negative if gains exceed losses)                              $______________
         (xi)     Sum of 2(a)(i) through 2(a)(x)                                $______________
                  ---
         (xii)    Non-cash expenses related to post-retirement
                  employee benefits to extent added back above                  $______________
         (xiii)   2(a)(xi) minus 2(a)(xii)                                      $______________
                           -----

(b)      Annualization:

         (i)      If the period is the one quarter ending June 30, 2002,
                  the amount in line 1(a)(xiii) times 4:                        $______________

         (ii)     If the period is the two quarters ending September 30, 2002,
                  the amount in line 1(a)(xiii) times 2:                        $______________

         (iii)    If the period is the three quarter ending December 31, 2002,
                  the amount in line 1(a)(xiii) times four-thirds (4/3):        $______________

         (iv)     Any applicable period thereafter,
                  the amount in line 1(a)(xiii):                                $______________

2.       Annualized Capital Expenditures

(a)      Capital Expenditures for the period ending
         on (or most recently prior to) the Determination Date:                 $______________

(b)      Annualization:

         (i)      If the period is the two quarters ending June 30, 2002,
                  the amount in line 2(a) times 2:                              $______________

         (ii)     If the period is the three quarters ending September 30,
                  2002, the amount in line 2(a) times four-thirds (4/3):        $______________

         (iii)    Any applicable period thereafter,
                  the amount in line 2(a):                                      $______________

3.       The amount in line 1(b)(i), (ii), (iii) or (iv) (as applicable)
         less the amount in line 2(b)(i), (ii) or (iii) (as applicable):        $______________
         ----

4. Annualized Consolidated Fixed Charges for the period ending on (or most recently prior to) the Determination Date:

(a)      Consolidated Fixed Charges:
         (i)      Consolidated Interest Expense paid in cash                    $______________
         (ii)     expenses incurred with respect to the sale of Accounts
                  Receivable to one or more factors                             $______________
         (iii)    income tax expenses paid in cash                              $______________
         (iv)     management fees paid to AIP
         (v)      amounts paid in cash to holders of Subordinated Notes not
                  participating in the Subordinated Note Exchange
         (vi)     severance payments made to Mr. Willett or Mr. Schaller        $______________
         (vii)    Consolidated Fixed Charges [sum of 4(a)(i) through (vi)]:     $______________
                                              ---
(b)      Annualization:

         (i)      If the period is the one quarter ending June 30, 2002,
                  the amount in line 4(a)(vii) times 4:                         $______________

         (ii)     If the period is the two quarters ending September 30, 2002,
                  the amount in line 4(a)(vii) times 2:                         $______________

         (iii)    If the period is the three quarter ending December 31, 2002,
                  the amount in line 4(a)(vii) times four-thirds (4/3):         $______________

         (iv)     Any applicable period thereafter, the amount in line
                  4(a)(vii):                                                    $______________

(c)      Principal:

         (i)      If the period is the one quarter period ending June 30,
                  2002, the two quarter period ending September 30, 2002 or
                  the three-quarter period ending December 31, 2002, all
                  payments of principal scheduled to be made at any time
                  during the Fiscal Year ending December 31, 2002:              $______________

         (ii)     For any period thereafter, all payments of principal
                  scheduled to be made at any time during such period:          $______________

(d)      Annualized Consolidated Fixed Charges:

         (i)      The amount in line 4(b)(i), (ii), (iii) or (iv),
                  as applicable:                                                $______________

         (ii)     The amount in line 4(c)(i) or (ii), as applicable:            $______________

         (iii)    The sum of line 4(d)(i) and 4(d)(ii):                         $______________
                      ---


Consolidated Fixed Charge Coverage Ratio [The amount in line 3
divided by the amount in line 4(d)(iii)]:   ________   to 1.00

Covenant:      Consolidated Fixed Charge Coverage Ratio must not be less
               than the amount set forth for the Determination Date in
               Section 10.1(a).




                   Appendix III to Compliance Certificate

 Annualized Combined Consoltex EBITDA:

1.       Consoltex EBITDA for the period of measurement ending on (or most recently prior to) the Determination
         Date:

 (a)     With respect only to Consoltex Inc.:

         (i)      Net Income                                                    $______________
         (ii)     Interest Expense                                              $______________
         (iii)    income tax expense                                            $______________
         (iv)     amortization expense                                          $______________
         (v)      depreciation expense                                          $______________
         (vi)     non-recurring or extraordinary non-cash losses
                  (net of non-recurring or extraordinary gains)                 $______________
         (vii)    corporate overhead on the books of Consoltex attributable
                  solely to Consoltex Holdings and its Subsidiaries (other
                  than Consoltex on a consolidated basis                        $______________
         (viii)   Ticking Fee paid in cash (to extent not included in
                  Interest Expense)                                             $______________
         (ix)     foreign currency exchange losses (net or gains,
                  negative if gains exceed losses)                              $______________
         (x)      Sum of 1(a)(i) through 1(a)(ix)                               $______________
                  ---
         (xi)     Non-cash expenses related to post-retirement
                  employee benefits to extent added back above                  $______________
         (xii)    Adjustments necessary to eliminate the effect of
                  transactions with other Borrowers and Guarantors
                  (negative if positive adjustment)                             $______________
         (xiii)   1(a)(x) minus 1(a)(xi) minus 1(a)(xii)                        $______________
                          -----          -----

2.       Consoltex International EBITDA for the period of measurement ending on (or most recently prior to)
         the Determination Date:

 (a)     With respect only to Consoltex International Inc.:

         (i)      Net Income                                                    $______________
         (ii)     Interest Expense                                              $______________
         (iii)    income tax expense                                            $______________
         (iv)     amortization expense                                          $______________
         (v)      depreciation expense                                          $______________
         (vi)     non-recurring or extraordinary non-cash losses
                  (net of non-recurring or extraordinary gains)                 $______________
         (vii)    Ticking Fee paid in cash (to extent not included in
                  Interest Expense)                                             $______________
         (viii)   foreign currency exchange losses (net or gains,
                  negative if gains exceed losses)                              $______________
         (ix)     Sum of 2(a)(i) through 2(a)(viii)                             $______________
                  ---
         (x)      Non-cash expenses related to post-retirement
                  employee benefits to extent added back above                  $______________
         (xi)     Adjustments necessary to eliminate the effect of
                  transactions with other Borrowers and Guarantors
                  (negative if positive adjustment)                             $______________
         (xii)    1(a)(ix) minus 1(a)(x) minus 1(a)(xi)                         $______________
                           -----         -----

 3.      Combined Consoltex EBITDA:

(a)      Sum of the amount in line 1(a)(xiii) plus the amount in line 2(a)(xii) $______________
         ---                                  ----

(b)      Adjustments for intercompany eliminations (negative if
         adjustments are positive)                                              $______________

(c)      The amount in line 3(a) minus the amount in line 3(b)                  $______________
                                 -----

4.       Annualized Combined Consoltex EBITDA:

(a)      If the period is the one-quarter period ending June 30, 2002,
         the amount in line 3(c) times 4:                                       $______________

(b)      If the period is the two-quarter period ending September 30, 2002,
         the amount in line 3(c) times 2:                                       $______________

(c)      If the period is the three-quarter period ending December 31, 2002,
         the amount in line 3(c) times four-thirds (4/3):                       $______________

(d)      Any applicable period thereafter, the amount in line 3(c)              $______________


Covenant:         Annualized Combined Consoltex EBITDA (as set forth in
                  line 4(a), (b), (c) or (d), as applicable) must not be
                  less than the amount set forth for the Determination Date
                  in Section 10.1(b).





                   Appendix IV to Compliance Certificate

 Annualized LINQ EBITDA:

 1.      LINQ EBITDA for the period of measurement ending on (or most recently prior to) the Determination Date:

 (a)     With respect only to LINQ Industrial Fabrics II, Inc.:

         (i)      Net Income                                                    $______________
         (ii)     Interest Expense                                              $______________
         (iii)    income tax expense                                            $______________
         (iv)     amortization expense                                          $______________
         (v)      depreciation expense                                          $______________
         (vi)     non-recurring or extraordinary non-cash losses
                  (net of non-recurring or extraordinary gains)                 $______________
         (vii)    Ticking Fee paid in cash (to extent not included in
                  Interest Expense)                                             $______________
         (viii)   foreign currency exchange losses (net or gains,
                  negative if gains exceed losses)                              $______________
         (ix)     Sum of 1(a)(i) through 1(a)(viii)                             $______________
                  ---
         (x)      Non-cash expenses related to post-retirement
                  employee benefits to extent added back above                  $______________
         (xi)     Adjustments necessary to eliminate the effect of
                  transactions with other Borrowers and Guarantors
                  (negative if positive adjustment)                             $______________
         (xii)    1(a)(ix) minus 1(a)(x) minus 1(a)(xi)                         $______________
                           -----         -----

2.       Annualized LINQ EBITDA:

(a)      If the period is the one-quarter period ending June 30, 2002,
         the amount in line 1(a)(xii) times 4:                                  $______________

(b)      If the period is the two-quarter period ending September 30, 2002,
         the amount in line 1(a)(xii) times 2:                                  $______________

(c)      If the period is the three-quarter period ending December 31, 2002,
         the amount in line 1(a)(xii) times four-thirds (4/3):                  $______________

(d)      Any applicable period thereafter, the amount in line 1(a)(xii):        $______________


Covenant:         LINQ Annualized EBITDA (the amount in line 2(a), (b), (c)
                  or (d), as applicable) must not be less than the amount
                  set forth for the Determination Date in Section 10.1(c).





                    Appendix V to Compliance Certificate

 Third Party Mexican Accounts Payable:

1.       Total of accounts payable to trade creditors on the balance sheets of Consoltex Mexico and each of the Mexican Companies
         (other than Rafytica) arising in the ordinary course of business
         and owing to Persons other than a Borrower or a Guarantor:             $______________



Covenant:         Third Party Mexican Accounts Payable must not be greater
                  than the amount set forth for the Determination Date in
                  Section 10.1(d).





                   Appendix VI to Compliance Certificate

 Capital Expenditures:

 1.      Capital Expenditures from the first day of the Fiscal Year through
         the Determination Date:                                                $______________

Covenant:       Capital Expenditures (the amount in line 1) for the Fiscal
                Year in which the Determination Date falls must not be
                greater than the amount set forth for such Fiscal Year in
                Section 10.3.





                                 EXHIBIT K

                       Form of Waiver of Lien Rights

                           WAIVER OF LIEN RIGHTS

         THIS WAIVER OF LIEN RIGHTS ("Waiver") is entered into this ____ day of ___________, 20__ among _________________, a ____________
[corporation] [partnership] [limited partnership] [limited liability company] [limited liability partnership] (the "Landlord") in favor of _______________________________, a ____________ [corporation] [partnership]
[limited partnership] [limited liability company] [limited liability partnership] (the "Tenant"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (the "US Agent"), and NATIONAL BANK OF CANADA, a bank governed by the Bank Act (Canada) (the "Canadian Agent" and together with the US Agent, the "Agents"), each acting in its capacity as agent for the Secured Creditors (as defined below). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

                            W I T N E S S E T H

         WHEREAS, the Tenant and certain of its affiliates (collectively, the "Borrowers") have entered into that certain Third Amended and Restated Credit Agreement between the Borrowers, the Agents, and the lenders from time to time party thereto (collectively, the "Lenders") dated January 24, 2002 (as from time to time heretofore and hereafter amended, modified, extended, renewed, restated or supplemented, the "Credit Agreement") pursuant to which the Lenders have agreed to provide to the Borrowers two term loan facilities in the aggregate principal amount outstanding as of January ___, 2002 of $33,843,165 and two revolving credit facilities of up to $34,000,000 in aggregate principal amount (collectively, the "Loans") (the Agents, the Lenders and each of their respective successors and assigns are herein collectively defined as the "Secured Creditors");

         WHEREAS, pursuant to the terms of the Credit Agreement and certain other Loan Documents, the Tenant has granted to the US Agent, the Canadian Agent, the US Collateral Agent or the Canadian Collateral Trustee, as applicable, for the benefit of the Agents a security interest in certain personal property of the Tenant, including without limitation the Inventory and Accounts Receivable of the Tenant (all personal property, but not real estate or fixtures, in which a security interest is granted by the Tenant is referred to as the "Pledged Collateral");

         WHEREAS, certain of the Pledged Collateral is or may be kept at the following location: _____________________________________________
(hereinafter the "Premises");

         WHEREAS, the Landlord and the Tenant entered into that certain __________ Lease dated _________________ (the "Lease") pursuant to which the Landlord leases the Premises to the Tenant;

         WHEREAS, the Agents require a waiver of all statutory, contractual, and any other lien the Landlord may have on any of the Tenant's Pledged Collateral located on the Premises before the Tenant can add the value of certain of the Pledged Collateral to the Borrowing Base pursuant to the Credit Agreement;

         NOW THEREFORE, the Tenant, the Landlord and the Agents, on behalf of the Secured Creditors, in consideration of the sum of ten dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, and other benefits accruing to the undersigned, and in order for the Tenant to add the value of certain of the Pledged Collateral to its Borrowing Base, hereby agree as follows:

         (a) The Landlord warrants that it has not assigned and will not assign its claims for payment from the Tenant, any of its Liens on any of the Pledged Collateral, or its rights to foreclose any Lien against any of the Pledged Collateral or otherwise collect the proceeds of disposition thereof that the Landlord may lawfully undertake, and that the Landlord has the right to execute this Waiver of Lien Rights.

         (b) The Landlord hereby waives and relinquishes all rights of levy or distraint for rent;

         (c) Any of the Pledged Collateral may be installed in the Premises and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property;

         (d) The Landlord disclaims, waives, releases and quitclaims any interest or lien in any of the Pledged Collateral and agrees to assert no claim to any of the Pledged Collateral prior to the Facility Termination Date;

         (e) The Agents, or either of them, or either of their representatives, may enter upon the Premises at any time to (i) inspect or remove the Pledged Collateral, (ii) advertise and conduct a public auction or private sale thereon, or (iii) process and prepare Inventory (including any work in process);

         (f) That at the option of either Agent, any of the Pledged Collateral may remain upon (without any Secured Creditor being deemed to be taking possession of) said Premises without charge for a period of thirty
(30) days after the receipt by any Agent of written notice by the Landlord directing removal; either Agent may, subsequent to the 30 day period, remain on said Premises at the rental provided under the Lease, prorated on a per diem basis to be determined on a thirty day month, without incurring any other obligations of the Tenant.

         (g) The Landlord agrees to give notice within five (5) days of any default by the Tenant of any of the provisions of said Lease to each of the following:

                           National Bank of Canada
                           Sun Life Building
                           1155 Metcalfe, 5th Floor
                           Montreal, Quebec
                           H3B 4S9
                           Attn: Ms. Michelle Fradette
                           Telephone:       (514) 394-8407
                           Telefacsimile:   (514) 394-4240

                           and

                           Bank of America, N.A.
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:       (704) 386-7637
                           Telefacsimile:   (704) 386-9923

Upon receipt of said notice, the Agents shall thereupon have at least fifteen (15) days to cure said default, but no Agent or any other Secured Creditor shall have no obligation to do so.

         (h) The Landlord hereby indemnifies and holds the Tenant and each Secured Creditor harmless from and against any and all claims, demands, liabilities and expenses, including reasonable attorneys' fees, arising in connection with the enforcement of this Waiver of Lien Rights.

         (i) The Landlord shall execute and discharge any forms reasonably determined by any Agent to be necessary to give effect to any of the foregoing.

         This waiver is binding upon the Landlord and its heirs, personal representatives, successors and assigns and inures to the benefit of each Secured Creditor and the successors and assigns of each Secured Creditor.

         This Waiver of Liens was given by the Landlord this __ day of __________, 20__.

                                 [Landlord]

Witnesses:

                                 By:
---------------------------               ---------------------------------
                                 Name:
                                          ---------------------------------
                                 Title:
---------------------------               ---------------------------------




STATE OF _________________
                                            SS.
COUNTY OF _____________

On this ____ day of ______________________, 20__, before me personally appeared ________________________ to me known, who being by me duly sworn, did depose and say, that (s)he is the _______________ of ____________________, a ___________________, and that (s)he, as
________________, being authorized to do so, executed the foregoing instrument on behalf of the ___________.

         Witness my hand and official seal or stamp, this the _____ day of ___________, 20__.

                                                       ------------------------
                                                       Notary Public

My Commission Expires:

------------------------




                                 EXHIBIT L

                    Form of Excess Cash Flow Certificate

To:      National Bank of Canada
         Sun Life Building
         1155 Metcalfe, 5th Floor
         Montreal, Quebec
         H3B 4S9
         Attn: Ms. Michelle Fradette
         Telephone:        (514) 394-8407
         Telefacsimile:    (514) 394-4240

         and

         Bank of America, N.A.
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telephone:        (704) 386-7637
         Telefacsimile:    (704) 386-9923

         and

         Bank of America, N.A.
         1455 Market Street
         CA5-701-05-19
         San Francisco, CA 94103
         Attention: Mr. Charles Graber
         Telephone:        (415) 436-3495
         Telefacsimile:    (415) 503-5006


         Reference is made to the Third Amended and Restated Credit Agreement dated as of January 24, 2002 (the "Agreement") among CONSOLTEX HOLDINGS, INC., CONSOLTEX INC., CONSOLTEX (USA) INC., CONSOLTEX INTERNATIONAL INC. (formerly known as The Balson-Erlanger Group Ltd. (formerly known as The Balson-Hercules Group Ltd.)), LINQ INDUSTRIAL FABRICS II, INC., CONSOLTEX MEXICO, S.A. de C.V. and RAFYTEK, S.A. de C.V. (the "Borrowers"), each Subsidiary identified as a Guarantor (as defined in the Agreement) therein, the Lenders (as defined in the Agreement), and each of National Bank of Canada and Bank of America, N.A. as Agents for the Lenders (the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         The undersigned, a duly authorized and acting Authorized
Representative, hereby certifies to you as of [December 31, 2001] [December 31, 2002] (the "Determination Date") that:

         (a) As of the Determination Date, the Consolidated Leverage Ratio of Consoltex Holdings and its Subsidiaries, as set forth on Appendix I hereto, was _______ to ________;

         (b) Excess Cash Flow for the Fiscal Year ended on the
Determination Date, as set forth on Appendix II hereto, was $______________; and

         (c) The prepayment required by Section 2.1(e)(i) of the Credit Agreement for the Fiscal Year ended on the Determination Date is:

            (i)    If the Consolidated Leverage Ratio as of the
                   Determination Date, as set forth in (a) above,
                   was less than or equal to 3.50 to 1.00, 50%
                   of the amount in (b) above:                   $______________

            (ii)   If the Consolidated Leverage Ratio as of the
                   Determination Date, as set forth in (a) above,
                   was greater than 3.50 to 1.00, 75% of the
                   amount in (b) above:                          $______________

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.


                                            By:
                                               --------------------------------
                                                     Authorized Representative

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------




                 Appendix I to Excess Cash Flow Certificate

Consolidated Leverage Ratio:
---------------------------

 1.      Consolidated Senior Debt as of the Determination Date:

 (a)     Consolidated Total Debt as of the Determination Date:

         (i)      Indebtedness for Money Borrowed, but excluding
                  (A) any Subordinated Notes that are subject to a
                  Payment Deferral Arrangement, and (B) the AIP
                  PIK Notes                                                     $______________
         (ii)     Aggregate Rate Hedge Value                                    $______________
         (iii)    Contingent Obligations                                        $______________
         (iv)     obligations arising out of the acquisition of Marino
                  owing to the former shareholders of Marino                    $______________
         (v)      Canadian Government Loan                                      $______________
         (vi)     Sum of 1(a)(i) through 1(a)(v)                                $______________

 (b)     Subordinated Debt as of the Determination Date:

         (i)      Obligations with respect to Subordinated Notes                $______________
         (ii)     Obligations with respect to
                  Subordinated Replacement Notes                                $______________
         (iii)    Obligations with respect to PIK Notes                         $______________
         (iv)     Obligations with respect to AIP PIK Notes                     $______________
         (v)      Sum of 1(b)(i) through 1(b)(iv)                               $______________
         (vi)     Obligations with respect to Subordinated Notes
                  that are subject to a Payment Deferral Arrangement            $______________
         (vii)    Obligations with respect to PIK Notes                         $______________
         (viii)   Difference of 1(b)(v) minus 1(b)(vi) minus 1(b)(vii)          $______________

 (c)     Consolidated Senior Debt as of the Determination Date:

         (i)      Amount in line 1(a)(vi) minus amount in line 1(b)(viii)       $______________

 2.      Adjusted Consolidated EBITDA:

 (a) Adjusted Consolidated EBITDA for the period of measurement ending on (or most recently prior to) the Determination Date:

         (i)      Consolidated Net Income                                       $______________
         (ii)     Consolidated Interest Expense                                 $______________
         (iii)    income tax expense                                            $______________
         (iv)     amortization expense                                          $______________
         (v)      depreciation expense                                          $______________
         (vi)     non-recurring or extraordinary non-cash losses
                  (net of non-recurring or extraordinary gains)                 $______________
         (vii)    management or other fees payable by Consoltex
                  Holdings accrued, but not paid in cash, during
                  such period                                                   $______________
         (viii)   Ticking Fee paid in cash (to extent not included in
                  Consolidated Interest Expense)                                $______________
         (ix)     all fees and expenses paid in cash during such period
                  in connection with each inspection or audit pursuant to
                  Section 9.7(b) or (c), but excluding the fees and
                  expenses of any field audit inspection performed pursuant
                  to part (i) of the second sentence of Section 9.7(b) (to
                  extent not included in Consolidated Interest Expense          $______________
         (x)      foreign currency exchange losses (net or gains,
                  negative if gains exceed losses)                              $______________
         (xi)     Sum of 2(a)(i) through 2(a)(x)                                $______________
         (xii)    Non-cash expenses related to post-retirement
                  employee benefits to extent added back above                  $______________
         (xiii)   2(a)(xi) minus 2(a)(xii)                                      $______________

Consolidated Leverage Ratio [the amount in line 1(c)(i) divided by the
amount in line 2(a)(xiii)]:  ________   to 1.00





                Appendix II to Excess Cash Flow Certificate

Excess Cash Flow:
----------------

 1.      For the Determination Date of December 31, 2001:

 (a) Consolidated EBITDA for the Fiscal Year ending on the Determination Date:

         (i)      The amount in line 2(a)(xiii) of Appendix I:                     $______________

(b)      Consolidated Fixed Charges for the Fiscal Year ending on the
         Determination Date:

         (i)      Consolidated Interest Expense paid in cash                       $______________
         (ii)     expenses incurred with respect to the sale of Accounts
                  Receivable to one or more factors                                $______________
         (iii)    income tax expenses paid in cash                                 $______________
         (iv)     management fees paid to AIP                                      $______________
         (v)      amounts paid in cash to holders of Subordinated Notes not
                  participating in the Subordinated Note Exchange                  $______________
         (vi)     severance payments made to Mr. Willett or Mr. Schaller           $______________
         (vii)    Consolidated Fixed Charges [sum of 1(b)(i) through (vi)]:        $______________

(c)      Excess Cash Flow:

         (i)      The amount in line 1(a)(i) minus the amount in line 1(b)(vii):   $______________

 2.      For the Determination Date of December 31, 2002:

 (a)     Consolidated EBITDA for the Fiscal Year ending on the Determination Date:

         (i)      The amount in line 2(a)(xiii) of Appendix I:                     $______________
         (ii)     Any net gain or loss, as applicable, of an irregular or
                  extraordinary nature otherwise excluded from the
                  calculation of "Consolidated Net Income":                        $______________
         (iii)    Sum of 2(a)(i) and 2(a)(ii):                                     $______________

(b)      Consolidated Fixed Charges for the Fiscal Year ending on the Determination Date:

         (i)      Consolidated Interest Expense paid in cash                       $______________
         (ii)     expenses incurred with respect to the sale of Accounts
                  Receivable to one or more factors                                $______________
         (iii)    income tax expenses paid in cash                                 $______________
         (iv)     management fees paid to AIP                                      $______________
         (v)      amounts paid in cash to holders of Subordinated Notes not
                  participating in the Subordinated Note Exchange                  $______________
         (vi)     severance payments made to Mr. Willett or Mr. Schaller           $______________
         (vii)    Consolidated Fixed Charges [sum of 2(b)(i) through (vi)]:        $______________

(c)      Excess Cash Flow Deductibles for the Fiscal Year ending on the
         Determination Date (in each case without duplication):

         (i)      the lesser of $5,200,000 and the positive amount by which
                  Consolidated Working Capital as at the end of such
                  Four-Quarter Period exceeds Consolidated Working Capital
                  as at the end of the Four-Quarter Period ended December
                  31, 2001 ($0 if such change in Consolidated Working
                  Capital is negative):                                            $______________
         (ii)     Capital Expenditures for such Four-Quarter Period not in
                  excess of the applicable amount set forth in Section 10.3:       $______________
         (iii)    Consolidated Fixed Charges for such Four-Quarter Period
                  (as set forth in line 2(b)(vii) above)                           $______________
         (iv)     all regularly scheduled payments of principal in respect of
                  Consolidated Total Debt made during such Four-Quarter
                  Period                                                           $______________
         (v)      the aggregate amount of any optional prepayments of principal of the Term Loans made by the Borrowers pursuant to
                  Section 2.1(d) hereof during such Four-Quarter Period            $______________
         (vi)     The sum of the amount in lines 2(c)(i) through (v)               $______________

         (vii)    the negative amount by which Consolidated Working
                  Capital as at the end of such Four-Quarter Period
                  exceeds Consolidated Working Capital as at the end of the
                  Four-Quarter Period ended December 31, 2001 (expressed as
                  a positive number; $0 if such change in Consolidated
                  Working Capital is positive):                                    $______________
         (viii)   The amount in line 2(c)(vi) minus the amount in line 2(c)(vii)   $______________

(d)      Excess Cash Flow:

         (i)      The amount in line 2(a)(iii) minus the amount in line
                  2(c) (viii):                                                     $______________

                                Schedule 5.3

                      Information Regarding Collateral


                               See attached.

                                Schedule 5.4

                   Lock Box and Cash Collateral Accounts

                                Schedule 5.5

                              Deposit Accounts

                                Schedule 8.4

               Subsidiaries and Investments in Other Persons

                                Schedule 8.6

                                Indebtedness

                                Schedule 8.7

                                   Liens

                                Schedule 8.8

                                Tax Matters

                               Schedule 8.10

                                 Litigation

                               Schedule 8.13

                           Intellectual Property

                               Schedule 8.16

                               Pension Plans

                              Schedule 8.16(e)

                      Unfunded Employee Benefit Plans

                               Schedule 8.19

                             Employment Matters